                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               J. Michaels, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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

                               J. MICHAELS, INC.
                                182 SMITH STREET
                            BROOKLYN, NEW YORK 11201
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 1996
                            ------------------------

     A special meeting of shareholders (the "Special Meeting") of J. Michaels, Inc., a New York corporation ("JMI"), will be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York 10017, on Thursday, September 19, 1996 at 10:00 a.m. (local time), for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt a Plan and Agreement of Merger, dated as of April 24, 1996, as amended as of June 28, 1996, between JMI and Muriel Siebert Capital Markets Group Inc. ("MSCMG"), providing for the merger of MSCMG with and into JMI on the terms and conditions contained in such Plan and Agreement of Merger, a copy of which is attached as Annex A to the accompanying Proxy Statement and, in connection therewith, after a distribution concurrently with the consummation of the merger with MSCMG, to transfer all of JMI's remaining assets to a liquidating trust pursuant to the Plan and Agreement of Merger and to sell such assets and distribute the proceeds thereof to the shareholders of JMI;

          2. If the Plan and Agreement of Merger is approved and adopted, to consider and vote upon a proposal to amend the Certificate of Incorporation of JMI to increase the number of authorized shares of common stock of JMI from 1,500,000 to 49,000,000 shares and change the par value of the common stock of JMI from $1.00 par value per share to $.01 par value per share; and

          3. To consider and act upon such other matters as may properly come before the Special Meeting.

     All shareholders are cordially invited to attend. Only shareholders of record at the close of business on August 12, 1996 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. A copy of JMI's proxy statement with respect to the Special Meeting is enclosed.

                                          By Order of the Board of Directors

                                          Specimen Signature Attached

                                          JOHN PAGANO,
                                          Secretary

August 13, 1996

     WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES OF AMERICA. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS USE AT THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED AT THE MEETING.

                               J. MICHAELS, INC.
                                182 SMITH STREET
                            BROOKLYN, NEW YORK 11201
                                 (718) 852-6100
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the holders of common stock, par value $1.00 per share (the "JMI Common Stock"), of J. Michaels, Inc., a New York corporation ("JMI"), in connection with the solicitation by the Board of Directors of JMI of proxies for use at the special meeting of shareholders of JMI (the "Special Meeting") to be held at 10:00 a.m. (local time), on Thursday, September 19, 1996 at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York 10017, and any adjournment thereof. This Proxy Statement is first being sent to shareholders of JMI on or about August 13, 1996.

     At the Special Meeting, shareholders of JMI will (i) consider and vote upon a proposal to approve and adopt a Plan and Agreement of Merger, dated as of April 24, 1996, as amended as of June 28, 1996 (the "Merger Agreement"), between JMI and Muriel Siebert Capital Markets Group Inc., a New York corporation ("MSCMG") wholly-owned by Muriel Siebert, providing for the merger (the "Merger") of MSCMG with and into JMI, on the terms and conditions contained in the Merger Agreement and, in connection therewith, after a distribution concurrently with the consummation of the Merger, to transfer all of JMI's remaining assets to a liquidating trust pursuant to the Merger Agreement and to sell such assets and distribute the proceeds thereof to the shareholders of JMI (the "Related Transactions"), and (ii) if the Merger is approved, consider and vote upon a proposal to amend the Certificate of Incorporation of JMI to increase the number of authorized shares of JMI Common Stock from 1,500,000 to 49,000,000 and change the par value of the JMI Common Stock from $1.00 par value per share to $.01 par value per share (collectively, the "Charter Amendments").

     Shareholders may also consider and act upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

RECORD DATE; SHARES ENTITLED TO VOTE

     The Board of Directors of JMI has fixed the close of business on August 12, 1996 as the record date (the "Record Date") for determining holders of outstanding shares of JMI Common Stock entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Only holders of record of JMI Common Stock at the close of business on such date will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. On that date, there were 916,282 shares of JMI Common Stock issued and outstanding, each of which is entitled to one vote on each matter presented at the Special Meeting.

     James H. Michaels, the Chairman of the Board, President and Principal Executive Officer of JMI and the record owner of 94,862 shares of JMI Common Stock constituting approximately 10.4% of the issued and outstanding shares of JMI Common Stock, has agreed to vote such shares for the approval and adoption of the Merger Agreement and Related Transactions and the Charter Amendments (collectively, the "Special Meeting Matters") at the Special Meeting. In addition, as the trustee for a trust for the benefit of Richard H. Michaels which is the record owner of 101,532 shares of JMI Common Stock constituting approximately 11.1% of the issued and outstanding shares of JMI Common Stock, Mr. Michaels has agreed to vote such shares for the Special Meeting Matters at the Special Meeting. Also, if his co-trustee for a trust under the will of Jules Michaels which is the record owner of 139,449 shares of JMI Common Stock, constituting approximately 15.2% of the issued and outstanding shares of JMI Common Stock, is willing to so vote, Mr. Michaels has agreed to vote such shares for the Special Meeting Matters at the Special Meeting. See

"Outstanding Voting Securities and Principal Holders" in JMI's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

VOTE REQUIRED

     The affirmative vote of the holders of two-thirds of all outstanding shares of JMI Common Stock is required to approve and adopt the Merger Agreement and Related Transactions, and the obligations of MSCMG and JMI to consummate the Merger are subject to the condition that such affirmative vote shall have been obtained. See "The Merger and Related Transactions -- The Merger -- Conditions to the Merger; Amendment and Termination." The affirmative vote of the holders of a majority of the outstanding shares of JMI Common Stock is required to approve the Charter Amendments. Abstentions will have the same effect as a vote against the Special Meeting Matters. Broker non-votes will have no effect on the votes with respect to the Special Meeting Matters.

SOLICITATION OF PROXIES

     Each shareholder of JMI is requested to complete, sign, date and return the enclosed form of proxy without delay in order to ensure that his shares are voted at the Special Meeting. Each properly executed proxy returned will be voted as directed. If no directions are given or indicated, properly executed proxies will be voted FOR the approval and adoption of the Merger Agreement and Related Transactions and FOR the approval and adoption of the Charter Amendments. JMI does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented to the Special Meeting for action, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

REVOCATION OF PROXIES

     Any shareholder may revoke his proxy at any time before it is voted by: (i) delivering to the Secretary of JMI a written notice of revocation bearing a date later than the date of the proxy; (ii) executing a subsequent proxy relating to the same shares of JMI Common Stock and delivering it to the Secretary of JMI; or (iii) attending the Special Meeting and stating to the Secretary of the Company an intention to vote in person. Any subsequent proxy or written notice of revocation of a proxy should be delivered to J. Michaels, Inc., 182 Smith Street, Brooklyn, New York 11201, Attention: John Pagano, Secretary.

COST OF SOLICITATION

     MSCMG will bear the cost of soliciting proxies in connection with the Special Meeting estimated at approximately $50,000 in the aggregate. Proxies will be solicited by telephone, telegram, mail or personal contact. Copies of solicitation material will be furnished to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of shares of JMI Common Stock held in their names and MSCMG will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

APPRAISAL RIGHTS

     Shareholders have dissenters' rights of appraisal with respect to the approval and adoption of the Merger Agreement and Related Transactions if such actions are approved at the Special Meeting (such electing shareholders, the "Dissenting Holders"). In order to perfect such dissenters' rights, shareholders must file with JMI before the Special Meeting, or at the Special Meeting but before the vote on such matters, written objection to the action. The objection must include a notice of the shareholder's election to dissent, the shareholder's name and residence address, the number of shares as to which the shareholder dissents and a demand for payment of the fair value of the shareholder's shares if the action is taken.

     The affirmative vote for the proposed action to be voted upon at the Special Meeting will constitute a waiver of a shareholder's appraisal right. A vote against a proposal will not be deemed to satisfy the requirement of giving notice under New York State law. Such objection is not required from any shareholder to whom JMI did not give notice of such Special Meeting.

     Within ten days after the date of the shareholders' authorization of the Merger Agreement and Related Transactions, JMI shall give written notice of such approval by registered mail to each shareholder who filed a written objection or from whom written objection was not required, except any shareholder who voted for the action.

     Within twenty days after giving notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with JMI a written notice of such election containing the same information required to be stated in the objection described above.

     A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. Likewise, a nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     Upon consummation of the Merger, the Dissenting Holders shall cease to have any of the rights of a shareholder except the right to be paid the fair value of their shares and any other rights under Section 623 of the New York Business Corporation Law ("NYBCL"), a copy of which is attached hereto as Annex C. A notice of election may be withdrawn by the Dissenting Holders at any time prior to their acceptance in writing of an offer made by JMI, but in no case later than sixty days from the date of consummation of the Merger except that if JMI fails to make a timely offer, the time for withdrawing a notice of election will be extended. In order to be effective, withdrawal of a notice of election must be accompanied by the return to JMI of any advance payment made to the shareholder. If a notice of election is withdrawn or if the Dissenting Holders shall otherwise lose their dissenters' rights, they shall not have the right to receive payment for their shares and shall be reinstated to all their rights as shareholders as of the consummation of the Merger.

     At the time of the filing of the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates to JMI or to its transfer agent which shall note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on their behalf.

     Within fifteen days after the expiration of the period within which Dissenting Holders may file their notices of election to dissent, or within fifteen days after the proposed Merger is consummated, whichever is later, the Surviving Company (as hereinafter defined) shall make a written offer by registered mail to each Dissenting Holder who has filed such notice of election to pay for his shares at a specified price which the Surviving Company considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the number of holders of such shares. If the Merger has been consummated, such offer shall be accompanied by (1) advance payment to each such Dissenting Holder who has submitted the certificates representing his shares to JMI of an amount equal to eighty percent of the amount of such offer or (2) a statement to each Dissenting Holder who has not yet submitted the certificates that advance payment of an amount equal to eighty percent of the amount of such offer will be made promptly upon submission of the certificates. Acceptance of such payment does not constitute a waiver of any dissenters' rights. The offer shall be made at the same price per share to all Dissenting Holders.

     If JMI fails to make an offer within the fifteen day period or if it makes the offer and any Dissenting Holder fails to agree with the offer within the period of thirty days thereafter, JMI shall institute, within twenty days after the expiration of the applicable periods just mentioned, a special proceeding in the supreme court of New York in the jurisdiction in which JMI is located to determine the rights of Dissenting Holders and fix the value of their shares. If JMI fails to institute such proceeding any Dissenting Holder may institute such proceeding not later than thirty days after the expiration of the twenty day period. If the proceeding is not instituted within such period, all dissenter's rights shall be lost. Each party to such proceeding shall bear its own costs and expenses. However, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by JMI or the shareholders under certain limited circumstances.

     The enforcement by a shareholder of his right to receive payment for his shares in the manner described in Section 623 of the NYBCL shall exclude the enforcement by such shareholder of any other right to which he might be otherwise entitled by virtue of share ownership except as to the shareholder's rights upon his withdrawal of notice of election or the shareholder's right to bring an action to obtain relief on the ground that such corporate action is unlawful or fraudulent as to him.

     The description of dissenters' rights of appraisal is qualified in its entirety by reference to NYBCL Section 623, a copy of which is attached hereto as Annex C and is incorporated herein by reference.

                      THE MERGER AND RELATED TRANSACTIONS

THE MERGER

     General. The Merger Agreement provides that, subject to the approval of the shareholders of JMI and to the satisfaction or waiver of certain other conditions, MSCMG will merge with and into JMI. As a result of the Merger, the separate corporate existence of MSCMG will cease and JMI will continue its corporate existence under the name of Siebert Financial Corp. (the "Surviving Company") and will continue to be governed by the laws of the State of New York.

     The description of the terms and conditions of the Merger and Related Transactions and the Merger Agreement included in this Proxy Statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

     Effective Time of the Merger. As soon as practicable after the Merger Agreement is approved and adopted by the requisite vote of the shareholders of JMI and all other conditions to the Merger Agreement have been satisfied or waived, a certificate of Merger will be executed by MSCMG and JMI and filed with the Secretary of State of the State of New York in accordance with the law of the State of New York and the Secretary of State of the State of Delaware in accordance with the law of the State of Delaware. The Merger will become effective as of the time of filing of such certificate of merger and such time and date are referred to herein as the "Effective Time of the Merger." In the event the Merger is not consummated on or prior to September 30, 1996 or both parties consent in writing, the Merger Agreement may be terminated and the Merger abandoned, notwithstanding the approval and adoption of the Merger Agreement by the shareholders of JMI. See "The Merger and Related
Transactions -- The Merger -- Conditions to the Merger; Amendment and Termination."

     Merger Consideration. Each share of common stock, no par value (the "MSCMG Common Stock"), of MSCMG outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holders thereof, be entitled to receive as of the Effective Time of the Merger 23,823.33 shares of JMI Common Stock for each share of MSCMG Common Stock owned as of the Effective Time of the Merger, such number of shares of JMI Common Stock to be fixed so that the shareholders of MSCMG as of the Effective Time of the Merger receive an aggregate of 97.5% of the issued and outstanding shares of the JMI Common Stock as of the Effective Time of the Merger. No certificates for fractions of shares of JMI Common Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issuable and any such fractional share which would otherwise be issuable shall be canceled without the payment of any amount therefor. No such shareholder will be entitled to any voting, dividend or other rights as a shareholder of JMI with respect to any fractional shares.

     The holders of the JMI Common Stock immediately prior to the Effective Time of the Merger other than the Dissenting Holders (the "Existing JMI Holders") will, at the Effective Time of the Merger, receive (i) a cash payment equal to the available cash of JMI less the amounts to be held in escrow and by the liquidating trust (the "Liquidating Trust") to be established by JMI for the benefit of the Existing JMI Holders and (ii) the right to receive distributions from the Liquidating Trust. See "The Merger and Related Transactions -- The Related Transactions."

     Each share of MSCMG Common Stock issued and held in the treasury of MSCMG immediately prior to the Effective Time of the Merger shall be canceled and retired, and no shares or other securities shall be issuable and no cash shall be exchanged with respect thereto.

     The Merger will effect no change in any of the shares of JMI Common Stock outstanding at the Effective Time of the Merger and no such shares shall be converted as a result of the Merger.

     Exchange of MSCMG Stock Certificates. Each holder of record at the Effective Time of the Merger of MSCMG Common Stock shall be entitled, upon surrender to JMI or its transfer agent of the certificate for his shares of MSCMG Common Stock for cancellation, to receive a certificate or certificates representing the number of shares of JMI Common Stock into which the holder's shares of MSCMG Common Stock shall have been converted in the Merger. As of the date hereof, Muriel Siebert is the only holder of record of MSCMG Common Stock.

     Until each certificate which represented issued and outstanding shares of MSCMG Common Stock which were converted at the Effective Time of the Merger into the right to receive shares of JMI Common Stock is presented and surrendered in exchange for a certificate or certificates representing shares of JMI Common Stock, such certificate will be deemed for all corporate purposes, except as set forth below, to evidence the ownership of the number of shares of JMI Common Stock into which the holder's shares shall have been converted in the Merger. Unless and until any such certificates are surrendered, the holder of such certificate will not be entitled to receive any dividend or other distribution payable to holders of shares of JMI Common Stock. Following such surrender, there shall be paid to the record holder of the certificate representing shares of JMI Common Stock issued upon such surrender the amount of dividends (without interest thereon) which have become payable with respect to the number of shares of JMI Common Stock represented by the certificate issued in exchange upon such surrender, provided that such record holder shall not be entitled to receive the Effective Date Payment (as hereinafter defined), or any other distributions from or in respect of the Liquidating Trust.

     Conditions to the Merger; Amendment and Termination. In addition to the approval and adoption of the Merger Agreement by at least two thirds of the shareholders of JMI, the obligations of JMI and MSCMG to consummate the Merger are subject to the satisfaction or waiver of certain conditions including, among others, (i) the filing of the Charter Amendment with the New York Department of State; (ii) approval by The Nasdaq Stock Market, Inc. ("Nasdaq") of the shares of JMI Common Stock to be issued in the Merger; (iii) the receipt of all applicable governmental regulatory approvals; (iv) the execution of an escrow agreement between JMI and a person or entity acceptable to JMI and MSCMG as escrow agent and the deposit by JMI of $500,000 in the escrow account; (v) the execution of a trust agreement between JMI and one or more trustees and the transfer by JMI of its remaining assets to the Liquidating Trust; and (vi) that no more than 45,814 shares of JMI Common Stock shall have elected to enforce their right to receive payment for their shares of JMI Common Stock pursuant to
Section 623 of the NYBCL.

     Any one or more of such conditions, other than the approval and adoption of the Merger Agreement by the shareholders of JMI, may be waived by the party entitled to the benefits thereof. Neither JMI nor MSCMG presently intends to waive any condition to its obligation to consummate the Merger if such waiver would materially adversely affect its shareholders. JMI and MSCMG may, by written agreement, at any time before or after the approval of the Merger Agreement by the shareholders of JMI, amend or supplement the Merger Agreement, provided that after such shareholder approval, the number and percentage of shares of JMI Common Stock into which MSCMG Common Stock will be converted may not be changed. Amendments or supplements to the Merger Agreement made after the date hereof but prior to the Special Meeting that would materially affect the shareholders of JMI will be the subject of additional proxy solicitation material. Any amendments made after the Special Meeting will be limited to those permitted by state and federal law.

     The Merger Agreement may be terminated and the Merger abandoned, whether before or after approval and adoption of the Merger Agreement by the shareholders of JMI, (a) at any time prior to the Effective Time of the Merger by the written consent of JMI and MSCMG; (b) by MSCMG, if there has been a material misrepresentation in the Merger Agreement by JMI, or a material breach by JMI of any of its warranties or covenants set forth in the Merger Agreement, or a failure of any condition to which the obligations of MSCMG under the Merger Agreement are subject; (c) by JMI, if there has been a material misrepresentation in the Merger Agreement by MSCMG, or a material breach by MSCMG of any of its warranties or covenants set forth in the Merger Agreement, or a failure of any condition to which the obligations of JMI under the Merger Agreement are subject; (d) by either JMI or MSCMG if the Effective Time of the Merger shall not have occurred before September 30, 1996, for any reason other than the failure of the party seeking to terminate the Merger Agreement to perform its obligations thereunder or a misrepresentation or breach of warranty by such party in the Merger Agreement; or (e) by JMI or MSCMG if JMI (i) fails to make or modifies its recommendation that JMI shareholders approve the Merger or (ii) recommends that its shareholders approve or accept a competing transaction.

THE RELATED TRANSACTIONS

     General. The Merger Agreement contemplates that JMI will continue to sell its assets relating to its existing business prior to the date of the Merger Agreement. After the completion of the Merger, shareholders of JMI will receive the proceeds from the sale of assets as well as retain 2.5% of the shares of the Surviving Company. See "The Merger and Related Transactions -- The
Merger -- Merger Consideration."

     Proceeds from the Sale of Assets. At the Effective Time of the Merger, (i) the Existing JMI Holders (other than the Dissenting Holders) will receive the "Effective Date Payment," which will be an amount equal to the available cash (including in such cash the net after-tax proceeds of any assets sold, after payment of all expenses and liabilities of JMI, and the cash and cash equivalents of JMI in hand immediately prior to the Effective Time of the Merger) less $500,000 to be placed in escrow, $500,000 to be held by the Liquidating Trust (as set forth below) and such further amount as the trustees of the Liquidating Trust (the "Trustees") determine to retain to enable the Liquidating Trust to dispose of the assets in the Liquidating Trust and to maintain an adequate reserve for liabilities assumed by the Liquidating Trust,
(ii) $500,000 will be placed in escrow pursuant to an escrow agreement substantially in the form of Exhibit A to the Merger Agreement for one (1) year from the Effective Time of the Merger and (iii) the Surviving Company will receive the Effective Date Payment for the Dissenting Holders. Subject to the Trustees' option to leave assets in JMI described below (which JMI does not expect the Trustees to utilize), any and all assets of JMI immediately prior to the Effective Time of the Merger not so disbursed to the Existing JMI Holders or placed in escrow or disbursed to the Surviving Company pursuant to clause (iii) above, including, without limitation, any and all cash or cash equivalents not placed in escrow or included in the Effective Date Payment or the payment to the Surviving Company, will be transferred to the Liquidating Trust for the exclusive benefit of the Existing JMI Holders; provided, however, that on or immediately after the sale of the last of the material assets of JMI transferred to the Liquidating Trust (other than accounts receivable), an additional $500,000 will be reserved by the Liquidating Trust for a period of one (1) year from the date thereof to be used to pay all amounts due to MSCMG (or the Surviving Company as the successor in interest thereto) pursuant to the indemnification provisions of the Merger Agreement or to pay liabilities other than liabilities set forth in Schedule 4.17 to the Merger Agreement. The assets of JMI immediately prior to the Effective Time of the Merger which are to be transferred to the Liquidating Trust will include all cash and cash equivalents, all real and personal property, all rights to tax or other refunds and all rights of any kind or nature whatsoever, whether choate or inchoate.

     Option to Leave Assets in JMI. At the option of the Trustees and with the consent of the Surviving Corporation which will not be unreasonably withheld, assets of JMI immediately prior to the Effective Time of the Merger which would otherwise have been transferred to the Liquidating Trust and which constitute an active business will, instead, be held by JMI pending their sale or other disposition. During the period in which any such assets are held by JMI, JMI has irrevocably designated the Trustees as its agents to manage any such assets pending their sale or other disposition and to arrange in all respects for their sale or other disposition, provided that the JMI will have no liability with respect to such assets or in connection with such disposition, and any liability in connection with such assets or such disposition will be a liability to be assumed by the Liquidating Trust. Such assets, and any after-tax revenues generated by such assets (including without limitation any revenues generated from the operation of such assets or their sale or other disposition) and after payment of all expenses incurred as a result directly, or in any way indirectly, of the operation or retention of such assets, will be held in trust by JMI for the benefit of the Liquidating Trust, and any such after-tax revenues upon sale or disposition will immediately be transferred to the Liquidating Trust. JMI does not anticipate that the Trustees will utilize this option.

BACKGROUND OF THE MERGER AND RELATED TRANSACTIONS

     Although JMI has been in the retail furniture business for more than 100 years, the last few years have witnessed an overall decline in the strength of its core retail furniture business in Brooklyn, New York. This decline has worsened markedly in the last year. In light of this, management of JMI concluded that the return on JMI's assets generated by the retail furniture business was insufficient. Although JMI had from time to time informally considered expanding its operations, management did not believe that any such expansion would materially increase the return on assets in JMI's core retail furniture business.

     As a result, management decided that it would be in the best interests of the shareholders of JMI to sell JMI's assets, and distribute the net proceeds, after payment of all liabilities, to the shareholders of JMI.

     As JMI was considering whether to proceed on that basis, and the steps it would be required to take, Daniel Jacobson, a partner of Richard A. Eisner & Company, LLP, independent certified public accountants for both JMI and MSCMG, arranged an introduction of JMI and MSCMG. The first meeting between Mr. James Michaels, President of JMI, and Ms. Muriel Siebert, President of MSCMG, took place on October 31, 1995.

     Subsequently, during the first three weeks of November 1995, representatives of MSCMG and JMI discussed a number of different transaction structures and exchanged proposed forms of letters of intent. The transactions considered at that point contemplated that only those shares held by the Michaels family would be purchased for cash and notes, and the non-Michaels family shareholders would continue as shareholders of the surviving company. No transaction was agreed to at that point, in part because the Michaels family decided not to engage in any transaction which did not treat all of the shareholders of JMI equally, and in part because management of JMI was continuing to consider the consequences of a liquidation, and the likely value that might be realized by the shareholders on a liquidation.

     Subsequent to those discussions, representatives of MSCMG periodically called representatives of JMI to determine the status of JMI's considerations.

     Discussions between JMI and MSCMG resumed in January 1996, when management of JMI was close to making a decision on a liquidation. A meeting between MSCMG and its representatives and JMI and its representatives was held on January 23, 1996, at which point the parties tentatively agreed to a merger of MSCMG into JMI, and the distribution to the JMI shareholders of all of the pre-merger assets of JMI. Representatives of JMI and MSCMG proceeded to negotiate a letter of intent (the "Letter of Intent"), which was signed on February 1, 1996.

     During this period of time, JMI also had informal discussions with representatives of other possible purchasers of JMI. However, none of these discussions provided meaningful alternatives to the Merger and Related Transactions.

JMI BOARD DELIBERATIONS

     The Board of Directors of JMI is composed of executives of JMI, including Mr. James Michaels. The Board did not feel it was necessary to appoint a special committee to consider the Merger and Related Transactions.

     The Board of Directors of JMI held two meetings to consider the proposed Merger and Related Transactions, and all of the members of the Board of Directors attended each of such meetings. In addition, since all of the members of the Board are executives of JMI, they held numerous and frequent informal meetings to discuss the advisability of the Merger and Related Transactions.

     The deliberations by JMI's Board of Directors at the two formal meetings are summarized below:

     At a meeting of the Board of Directors held on February 14, 1996, the Board was informed of the execution of the Letter of Intent. At that meeting, Mr. Michaels and counsel to JMI presented a detailed report to the Directors on the proposed Merger as outlined in the Letter of Intent, and why, in the opinion of Mr. Michaels, the Merger would be in the best interest of the shareholders of JMI. At the meeting, the Board also heard an informal report by BDO Seidman & Co. ("BDO Seidman"), who had been retained by JMI to review the financial statements of MSCMG which had been made available to JMI, and to discuss with the Board the financial condition of MSCMG and what a range of values for MSCMG might be based on their analysis of comparable companies. BDO Seidman did not deliver a written report or distribute any written materials to the Board at the meeting.

     The second meeting of the JMI Board of Directors was held on April 24, 1996 to discuss the terms of the definitive Merger Agreement, and to decide whether to vote in favor of the Merger and Related Transactions and recommend them to shareholders of JMI. At that meeting, counsel to JMI summarized the provisions of the Merger Agreement. The Board also discussed the continuing prospects for sale of JMI's assets, and the continued deterioration of JMI's furniture business. After discussion, the Board unanimously voted to approve the Merger and Related Transactions and the Charter Amendment, and to recommend that the shareholders of JMI vote in favor of the Merger and Related Transactions and the Charter Amendment.

JMI REASONS FOR THE MERGER AND RELATED TRANSACTIONS

     In reaching its decision to approve the Merger and Related Transactions and the Charter Amendment, and to recommend their adoption to the shareholders, the JMI Board of Directors consulted with its advisors and independently considered the material factors described below. Based upon its independent review of such factors, the JMI Board of Directors recommended approval of the Merger and Related Transactions and the Charter Amendment.

     The JMI core retail furniture business in Brooklyn has deteriorated over the last few years, and was expected to deteriorate in the immediate future. This deterioration is substantially a function of the economy of the lower income Brooklyn markets in which the Company principally operates. Although JMI's capital position was very strong, and it was able to achieve economies in terms of financing customer receivables that less well capitalized competitors were not able to achieve, and was able to bear losses for an extended period of time, the JMI Board of Directors did not believe that it was in the interests of the shareholders to continue utilizing the assets of JMI in this way.

     JMI has long believed that certain of its assets, and particularly its real estate, have a market value substantially in excess of the value which had been shown on JMI's financial statements. Sale of this real estate would allow the shareholders to realize this built-in value, but JMI's continued operation would be problematic if the real estate were sold.

     JMI's Board of Directors viewed the prospects for MSCMG favorably. Although the Board gave very little consideration to the value of MSCMG, given the relatively small interest of the JMI shareholders in MSCMG after the Merger, the strong reputation and financial position of MSCMG were factors in recommending the Merger, in addition to the sale of JMI's assets.

     The Board of Directors of JMI considered each of the foregoing, and such other factors as it considered relevant, in approving the Merger and Related Transactions and the Charter Amendment, and in recommending that the shareholders approve the Merger and Related Transactions and the Charter Amendment. In making its determination, the Board was aware of the golden parachute payment to Mr. Michaels pursuant to the terms of his employment contract (see "The Merger and Related Transactions -- Interests of Certain Persons in the Merger and Related Transactions"), and his agreement to vote his shares, and certain shares controlled by him, in favor of the Merger, and of the interest of the Michaels family in the Company and, as shareholders, in the proceeds of the sale of JMI's assets.

     The JMI Board of Directors unanimously approved the Merger and Related Transactions and the Charter Amendment, as being in the best interests of the stockholders of JMI.

     For the reasons discussed above, the JMI Board of Directors unanimously recommended that the shareholders of JMI vote for approval of the Merger and Related Transactions.

NO OPINION OF FINANCIAL ADVISOR

     The terms of the Merger were negotiated at arm's-length between the management of MSCMG and JMI. In view of the arm's-length negotiations and the cost of obtaining any third-party investment banking opinion on the fairness of the terms of the Merger, neither MSCMG nor JMI has sought or obtained such an opinion. Accordingly, there can be no assurance that consummation of the Merger will be fair to or in the best interests of JMI or its shareholders or to MSCMG or its shareholder.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED TRANSACTIONS

     Certain directors and executive officers of JMI have an interest in the consummation of the Merger and Related Transactions. These interests include stock ownership as described below. For a discussion of other relationships of certain persons with MSCMG and JMI, including information concerning the ownership of shares of JMI Common Stock and MSCMG Common Stock, see "Outstanding Voting Securities and Principal Holders" in JMI's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and "Beneficial Ownership of MSCMG Common Stock."

     As of August 12, 1996, James H. Michaels held 94,862 of the outstanding shares of JMI Common Stock. Mr. Michaels also holds 101,532 shares of JMI Common Stock as trustee of a trust for the benefit of Richard H. Michaels and 139,449 shares of JMI Common Stock as co-trustee of a trust under the will of Jules Michaels. Susan Michaels Smith and Margaret Michaels each hold 34,862 shares of JMI Common Stock; Phyllis Michaels holds 168,396 shares of JMI Common Stock; and Doris Rosenson holds 10,209 shares of JMI Common Stock directly and 139,449 shares of JMI Common Stock as co-trustee of a trust under the will of Jules Michaels. The Michaels Philanthropic Foundation, of which Mr. James Michaels and his wife are directors, holds 17,550 shares.

     Edward P. Sullivan, a director and officer of JMI, is the holder of 5,000 shares of JMI Common Stock. This amounts to less than 1% of the issued and outstanding shares of JMI Common Stock and, other than James Michaels, no officer or director owns more than 1% of the issued and outstanding shares.

     Pursuant to the provisions of his employment agreement, Mr. James Michaels will be entitled, upon consummation of the Merger (or the sale by JMI of its assets), to a lump sum payment in an amount equal to three times the base compensation payable to him under the contract at the time of the Merger plus an amount equal to three times the average annual incentive compensation paid or payable to Mr. Michaels in respect of the most recent two fiscal years prior to the Merger, together with additional payments to the extent necessary to compensate Mr. Michaels for excise taxes payable on such lump sum payments; but in any event the aggregate payments to Mr. Michaels may not exceed an amount such that any excise tax payments would become due. It is currently estimated that the payment to Mr. Michaels under this provision will be $1,179,161. During JMI's tax year commencing April 1, 1996, to the extent that Mr. Michaels' applicable employee remuneration (as defined in Section 162(m)(4) of the Internal Revenue Code of 1986) in such year exceeds $1,000,000, such excess will not be deductible by JMI as an expense for income tax purposes.

     Mr. James Michaels and Mr. John Pagano, directors and officers of JMI, will be trustees of the Liquidating Trust. In such capacity, they will receive annual payments of $45,000 each, together with reimbursement of all expenses.

     The Merger Agreement provides that the holders of JMI Common Stock at the Effective Time of the Merger will receive the Effective Date Payment and the right to receive distributions from the Liquidating Trust. See "The Merger and Related Transactions -- The Related Transactions -- Proceeds from the Sale of Assets."

PLANS FOR THE SURVIVING COMPANY AFTER THE MERGER

     Immediately after the Merger, the Surviving Company will engage in the present business of MSCMG, providing discount brokerage and investment banking services. See "Business of MSCMG." Upon consummation of the Merger, the directors of the Surviving Company will be the directors of MSCMG and will hold office as provided in the by-laws of the Surviving Company. New directors will be elected by the shareholders at each annual meeting, or, in the case of a vacancy, appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified.

     The officers of the Surviving Company will be the officers of MSCMG and will hold office as provided in the by-laws of the Surviving Company. Officers will serve at the discretion of the Board of Directors.

REGULATORY REQUIREMENTS

     Other than the approval of the Merger by JMI shareholders at the Special Meeting, certain filings with the States of New York and Delaware and compliance with the proxy rules of the Securities and Exchange Commission (the "Commission"), JMI is currently unaware of any federal or state regulatory requirements, consents or approvals applicable to it required to be obtained in order to consummate the Merger and proceed with the Related Transactions.

EXPENSES

     Except as otherwise provided in the Merger Agreement, MSCMG shall pay all of the expenses in connection with the preparation and performance of the terms of the Merger Agreement and the transactions contemplated thereby (other than those incurred in association with the sale of JMI's assets, which expenses shall be paid solely by JMI), including all fees and expenses of its investment bankers, counsel, accountants and actuaries.

NASDAQ LISTING

     It is the intention of the parties that on or before the Effective Date of the Merger, Nasdaq shall approve the listing of the shares of JMI Common Stock to be issued to MSCMG pursuant to the Merger, upon official notice of the issuance thereof.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material federal income tax consequences of the Merger and Related Transactions is based upon the Internal Revenue Code of 1986 (the "Code"), the Treasury regulations promulgated thereunder (the "Treasury Regulations"), judicial authority and current administrative rulings and practice. As set forth below, the summary represents the opinion of Moses & Singer LLP, counsel to JMI, insofar as it relates to matters of law and legal conclusions. No rulings have been requested from the Internal Revenue Service (the "Service") with respect to these matters. Further, the federal income tax consequences of the Merger and Related Transactions to any particular Existing JMI Holder may be affected by matters not discussed below. There also may be state, local or foreign income tax or estate tax considerations applicable to each Existing JMI Holder. THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND RELATED TRANSACTIONS TO AN EXISTING JMI HOLDER ARE UNCERTAIN. EACH EXISTING JMI HOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE MERGER AND RELATED TRANSACTIONS TO SUCH HOLDER, IN LIGHT OF HIS, HER OR ITS PARTICULAR CIRCUMSTANCES, UNDER FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

     The Merger. JMI has been advised that no gain or loss will be recognized by JMI as a result of the Merger.

  The Related Transactions.

     Consequences to JMI. With respect to any assets sold by JMI prior to the Effective Time of the Merger, JMI will recognize gain measured by the excess of the amount realized on the sale of any such asset (including in such amount realized any liabilities assumed by the buyer or to which such asset is subject) over JMI's adjusted tax basis in such asset.

     The transfer of assets by JMI to the Liquidating Trust (the "Transferred Assets") will be treated for federal income tax purposes as if JMI made such transfer of assets directly to the Existing JMI Holders and such Holders then transferred such assets (including cash) to the Liquidating Trust. Accordingly, JMI will be required to recognize gain, if any, with respect to each Transferred Asset in an amount equal to the excess of the fair market value of such asset over JMI's adjusted tax basis in such asset. JMI will not be permitted to recognize any loss with respect to any of the Transferred Assets.

     Consequences to Existing JMI Holders of Common Stock. An Existing JMI Holder should be treated as having received the Effective Date Payments, and, directly from JMI, his, her or its portion of the $500,000 to be placed in escrow and the Transferred Assets, net of their portion of the liabilities assumed by the Liquidating Trust and then as having transferred all such assets to the Liquidating Trust. Because the sale of JMI's assets and the distribution of the net proceeds thereof along with other JMI assets in conjunction with the Merger may be viewed by the Service or the courts in a number of different ways, thereby rendering the income tax characterization of the transactions uncertain, the federal income tax effects to the Existing JMI Holders of the payments to them likewise cannot be stated with certainty. Accordingly, counsel to JMI is unable to opine as to which characterization ultimately will prevail.

      (a) Characterization of the Merger and Related Transactions as a Redemption of Common Stock.

     One way to view the contemplated transactions is as a redemption by JMI of JMI Common Stock from the Existing JMI Holders in exchange for (i) the Effective Date Payments to the Existing JMI Holders, (ii) the $500,000 to be placed in escrow and (iii) the Transferred Assets, less all liabilities assumed by the Liquidating Trust (collectively the "Redemption Payments"), in connection with the related merger of MSCMG into JMI and the issuance of additional JMI Common Stock to the shareholders of MSCMG. If the redemption with respect to an Existing JMI Holder is either "not essentially equivalent to a dividend" under
Section 302(b)(1) of the Code or "substantially disproportionate" with respect to such Holder under Section 302(b)(2) of the Code, the redemption should result in a taxable gain or loss to the Existing JMI Holder equal to the difference between the Holder's share of the Redemption Payments and such Holder's adjusted tax basis in the Common Stock redeemed. Such gain or loss would be a long-term capital gain or loss where the Existing JMI Holder has held the Common Stock for more than one year. The redemption will be "not essentially equivalent to a dividend" as to a particular Existing JMI Holder if it results in a meaningful reduction in that Holder's interest in JMI. The redemption will be "substantially disproportionate" as to a particular Existing JMI Holder if after the Merger such Holder owns less than 50 percent of the voting power of all of JMI's outstanding stock and the value of such Holder's ownership interest and voting interest in JMI have each decreased by more than 20 percent as a result of the redemption. In determining whether these three tests have been met, shares considered to be owned by an Existing JMI Holder by reason of certain constructive ownership rules in Sections 302(c) and 318(a) of the Code, as well as shares actually owned by such Holder, must be taken into account. Since after the Merger no Existing JMI Holder will own more than 2 1/2% of the Common Stock owned by such Holder prior to the Merger and no Existing JMI Holder will own 50% or more of all of JMI's outstanding stock after the Merger, it would appear that each Existing JMI Holder will have suffered a meaningful reduction in that Holder's interest in JMI and also that the redemption will be "substantially disproportionate" as to each such Existing JMI Holder.

     (b) Characterization of the Merger and the Related Transactions as a Liquidation of JMI.

     Because the Existing JMI Holders will be receiving prior to and concurrently with the Merger a distribution of JMI's assets (or the net proceeds of the sale thereof) subject to assumed liabilities, it is possible that the Related Transactions could be characterized as a complete liquidation of JMI which includes an additional liquidating distribution to the Existing JMI Holders of the 2 1/2% of the JMI Common Stock which each Existing JMI Holder retains after the Merger. If this characterization of the transaction were accepted, the Existing JMI Holders would not only be taxed on the Redemption Payments as discussed above but would also be taxed on the fair market value of such retained Common Stock.

     It is also possible that the Related Transactions could be characterized as a partial liquidation of JMI as a result of the termination of the business it conducted, the distribution of the assets related thereto and the Merger. If this characterization were accepted, there is a risk that if it were also determined that less than all of JMI's assets had been used in the conduct of its business, that portion of the Redemption Payments so attributable to assets not used in the conduct of JMI's business could be taxable to non-corporate Existing JMI Holders as an ordinary income dividend and for corporate Holders all of its Redemption Payments could constitute a taxable ordinary income dividend.

     (c) Basis and Holding Period.

     Under all of the possible characterizations of the contemplated transactions discussed above, the tax basis of an Existing JMI Holder's undivided interest in the Transferred Assets will be equal to the fair market value thereof on the date of receipt, which fair market value will be determined by reference to the aggregate fair market values of the Transferred Assets. Additionally, such Existing JMI Holder's holding period for such Holder's undivided interest in the Transferred Assets will begin on the day after the transfer of assets to the Liquidating Trust. Assuming the treatment of the contemplated transactions as a redemption, the tax basis and holding period of the retained JMI Common Stock will be unchanged. If the contemplated transactions were treated as a liquidation of JMI, the tax basis of the Existing JMI Holder's retained Common Stock would be equal to the fair market value of such retained Common Stock and a new holding period would commence with respect to such stock. A corporate Existing JMI Holder which is treated as having received a dividend under any of the above alternatives will be entitled to dividends received deduction under Section 243 of the Code, subject to the holding period rules of Section 246(c) of the Code and the possible application of the basis reduction rules of Section 1059 of the Code.

     Treatment of the Liquidating Trust. The Liquidating Trust should be classified for federal income tax purposes as a liquidating trust under Treasury Regulation sec. 301.7701-4(d), the Existing JMI Holders should be treated as the beneficial owners of the Liquidating Trust under Sections 671 and 677 of the Code, and under such Sections the Liquidating Trust should not be considered to be a separate taxable entity. As a result, under Treasury Regulation sec. 1.671-4, the Trustee(s) annually will be required to provide information to the beneficial owners of the Liquidating Trust with respect to the income, expense and other tax items of the Liquidating Trust, and such owners must report such items in their respective federal income tax returns.

ACCOUNTING TREATMENT

     The Merger will be treated as a reorganization of Muriel Siebert & Co., Inc. ("Siebert"), the only asset of MSCMG. The net assets of Siebert will be accounted for at their historical cost.

RIGHTS OF HOLDERS OF JMI COMMON STOCK

     There will be no change in the rights of the holders of JMI Common Stock before and after the Merger. There are no arrearages in dividends with respect to the JMI Common Stock.

APPRAISAL RIGHTS

     For a description of the dissenters' rights of appraisal with respect to the approval and adoption of the Merger Agreement and Related Transactions available to JMI shareholders, see "Introduction -- Appraisal Rights."

VOTE REQUIRED

     The affirmative vote of the holders of two-thirds of all outstanding shares of JMI Common Stock is required to approve and adopt the Merger Agreement and Related Transactions. Holders of JMI Common Stock are entitled to one vote per share. There are no cumulative voting rights and no preemptive rights.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND RELATED TRANSACTIONS.

           APPROVAL OF INCREASE IN NUMBER OF COMMON SHARES AUTHORIZED
                           AND REDUCTION IN PAR VALUE

     The Board of Directors is submitting for shareholder approval a proposal to amend the Certificate of Incorporation, if the Merger Agreement is approved and adopted. The full text of such amendment is set forth in its entirety in Annex B hereto and is incorporated by reference herein. If approved by the shareholders, the proposed amendment will become effective upon the filing of an amendment to JMI's Certificate of Incorporation with the Secretary of the State of New York, which will occur as soon as reasonably practicable and in any event immediately prior to the Effective Time of the Merger.

AMENDMENTS TO INCREASE SHARES AND REDUCE THE PAR VALUE

     The principal reason for recommending the amendment to the Certificate of Incorporation increasing the authorized shares and reducing the par value from $1.00 to $.01 is to accommodate the conversion to JMI Common Stock of the shares of MSCMG Common Stock as required by the Merger Agreement. In addition, following the Effective Time of the Merger, the Surviving Company intends to effect a reverse split of the shares of JMI Common Stock outstanding on a one-for-seven basis and to offer to JMI shareholders the right to round up to 100 shares any holdings of less than that amount. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE ANY ADDITIONAL SHARES OF JMI COMMON STOCK. Any such offers will be made by means of a prospectus sent or given to JMI shareholders.

     As of the Record Date, a total of 583,718 shares of JMI Common Stock were authorized but not issued or reserved for issuance. As of that date, a total of 916,282 shares of JMI Common Stock were issued and outstanding. It is anticipated that approximately 35,735,000 shares of JMI Common Stock will be issued in connection with the Merger.

     If the authorized shares of JMI Common Stock are increased as proposed, the authorized shares of JMI Common Stock would be available for issuance from time to time upon such terms and for such purposes as the Board of Directors of the Surviving Company may deem advisable without further action by the shareholders of JMI except as may be required by law or the rules of any stock exchange on which the JMI Common Stock may be listed at a time or under circumstances as may decrease or increase the book value per share of JMI Common Stock presently issued and outstanding, depending on whether the consideration paid for such newly issued shares is less or more than the book value per share prior to such issuance. The issuance of additional shares could dilute the voting power or equity of the holders of outstanding JMI Common Stock and may have the effect of discouraging attempts by a person or group to take control of JMI.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of JMI Common Stock is required to approve the proposal to amend JMI's Certificate of Incorporation. Holders of JMI Common Stock are entitled to one vote per share. There are no cumulative voting rights and no preemptive rights.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO JMI'S CERTIFICATE OF INCORPORATION.

                                BUSINESS OF JMI

     Information with respect to the business of JMI is incorporated by reference to JMI's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 filed with the Commission.

                         SELECTED FINANCIAL DATA OF JMI

     Information with respect to JMI's financial position is incorporated by reference to JMI's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 filed with the Commission.

                        DESCRIPTION OF JMI CAPITAL STOCK

     The authorized capital stock of JMI consists of 1,500,000 shares of common stock, par value $1.00 per share (the "JMI Common Stock"). There are presently 916,282 shares of the JMI Common Stock outstanding and entitled to vote. This number of outstanding shares is not subject to change prior to the Effective Time of the Merger. Pursuant to the Merger Agreement, JMI has agreed to not issue any options or warrants to purchase JMI Common Stock. If Item 2 presented at the meeting is approved, the number of authorized shares will be increased to 49,000,000, and the par value reduced to $.01 per share. If the Merger is approved, there will be 36,651,277 shares of JMI Common Stock outstanding.

     No shares of JMI's capital stock are held by JMI or any of the JMI Subsidiaries. There are no options, warrants, rights, calls, commitments or agreements of any character obligating JMI or any of the JMI Subsidiaries to issue any shares of capital stock or any security representing the right to purchase or otherwise receive any such shares.

     Except for restrictions on transfer arising under the federal securities laws, there are no existing restrictions imposed by JMI or by its affiliates on the transfer of any outstanding shares of capital stock of JMI and there are no registration covenants with respect thereto. None of the outstanding shares of JMI or any of the JMI Subsidiaries was issued in violation of the preemptive rights of any present or former shareholder.

     Holders of JMI Common Stock are entitled to one vote per share for the election of directors and on all other matters requiring stockholder action. Holders of JMI Common Stock are entitled to dividends, when, as, and if declared by the Board of Directors out of funds legally available for the payment of dividends. Upon any liquidation, dissolution, or winding up of JMI, the net assets of JMI remaining after payment of creditors will be distributed pro rata to the holders of JMI Common Stock in proportion to their interests. Holders of JMI Common Stock are not entitled to vote cumulatively for the election of directors and have no conversion rights, preemptive rights, or rights to subscribe for or purchase additional shares or other securities of JMI. All outstanding shares of JMI Common Stock are, and the shares of JMI Common Stock to be issued pursuant to the Merger will be, fully paid and nonassessable.

                             AVAILABLE INFORMATION

     JMI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is http://www.sec.gov. In addition, copies of such reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1506 where the JMI Common Stock is traded.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following document(s) filed by the Company with the Commission are incorporated herein by reference: (a) the Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     JMI will provide without charge to each person to whom this Proxy Statement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents. Requests for such documents should be directed to John Pagano, Secretary, J. Michaels, Inc. at 182 Smith Street, Brooklyn, New York 11201 or telephone number (718) 852-6100.

                               BUSINESS OF MSCMG

GENERAL

     MSCMG is a holding company which conducts all of its business activities through its wholly-owned subsidiary, Siebert, in the retail discount brokerage and investment banking business. Muriel Siebert, the first woman member of the New York Stock Exchange, is the President and the sole stockholder of MSCMG.

     Siebert provides discount brokerage services and related services to more than 80,000 investor accounts. Siebert's focus in its discount brokerage business is to serve retail clients who seek a wide selection of quality investment services at commissions that are substantially lower than those of full-commission firms and competitive with the leading national discounters. Through the Capital Markets division, the firm offers institutional clients equity execution services on an agency basis and equity, fixed income and municipal underwriting and investment banking services. The firm is an active participant in the secondary markets for Municipal and U.S. Treasury securities. The Capital Markets division executes listed bond fund, and certain other, trades for its own account. The proprietary trading business is strictly segregated from that of the agency business executed on behalf of institutional clients.

     The firm is unique among discount brokerage firms in that through its Capital Markets division it offers a wide array of underwriting and investment banking services such as participating in the management underwriting teams of major municipal, corporate debt and equity, government agency and mortgage/asset backed securities issues.

     MSCMG was incorporated on November 29, 1993 under the laws of the State of Delaware. Siebert was incorporated on June 13, 1969 under the laws of the State of Delaware. The principal executive offices of both companies are located at 885 Third Avenue, 17th Floor, New York, New York 10022.

THE RETAIL DISCOUNT BROKERAGE BUSINESS

     DISCOUNT BROKERAGE AND RELATED SERVICES. The Commission eliminated fixed commission rates on securities transactions on May 1, 1975, a date that would later come to be known as "May Day", spawning the discount brokerage industry; that very day, on the opening bell, Siebert executed its first discounted commission trade. The firm has been a member of The New York Stock Exchange, Inc. (the "NYSE") longer than any other discount broker.

     Siebert provides discount brokerage and related services to more than 80,000 investor accounts. Siebert's focus in its discount brokerage business is to serve retail clients who seek a wide selection of quality investment services at commissions that are substantially lower than those of full-commission firms and competitive with the national discounters.

     Siebert clears securities transactions on a fully-disclosed basis through National Financial Services Corp. ("NFSC"), a wholly owned subsidiary of Fidelity Investments, as its clearing agent for all transactions. NFSC, with over $4 billion in assets, adds state-of-the-art technology as well as back-office experience to the operations of Siebert supplementing Siebert's in-house systems.

     Siebert serves investors who make their own investment decisions. Siebert seeks to assist its customers in their investment decisions by offering a number of value added services, including quick and easy access to account information. The firm provides its customers with information via toll-free 800 service direct to its representatives between 7:30 a.m. and 7:30 p.m. Eastern Time. Through its MarketPhone(TM) Voice Response service and its Siebert OnLine software, 24 hour access is available to customers. Siebert's exclusive PerformanceFax(TM) P&L analysis service provides by facsimile profit and loss account information before the market opens each morning.

     INDEPENDENT RETAIL EXECUTION SERVICES. Siebert is independent of the Over-the-Counter ("OTC") and "Third" market makers and consequently offers the best possible trade executions for customers. Siebert does not make markets in securities, nor does it position against customer orders. Substantially all of the firm's listed orders are routed to the primary exchange for execution. This allows the customer the opportunity for price improvement when trading directly on the NYSE. Through a new program called NYSE Prime,* Siebert has the ability to document to customers all price improvements received on orders executed on the are filled at better than the National Best Bid/Offer.

     The firm's OTC orders are executed through a network of unaffiliated Nasdaq market makers with no single market maker executing all trades. This allows Siebert to fill its customer orders by choosing the market maker it deems best in each particular stock quickly and efficiently, in all market conditions. Additionally, the firm offers customers execution services through the SelectNet* and Instinet* systems. These systems are not generally offered by other discounters. Siebert believes that its OTC executions afford its customers the best possible opportunity for consistent price improvement. Siebert does not execute OTC trades through affiliated market makers.

     Siebert executes trades of fixed income securities through its Capital Markets division. Representatives of Siebert's Capital Markets division help clients to buy, sell or shop for competitive yields of fixed income securities, including municipal bonds, corporate bonds, U.S. Treasuries, mortgage-backed securities, Government Sponsored Enterprises, Unit Investment Trusts ("UIT's") or Certificates of Deposit ("CDs"). See "Business of MSCMG -- Capital Markets Division."

     RETAIL CUSTOMER SERVICE. Siebert provides retail customers at no additional charge with personal service via toll-free access to dedicated customer support personnel for all of its products and services. The customer service department is located in its home office in New York City. The department is staffed and supervised by securities professionals qualified to address all of the clients' needs. Each representative is equipped with powerful workstations running multiple software programs simultaneously for quick response to customer inquiries. The workstations display real-time quotes, market information, up-to-date equity and margin balances, positions and account history. In addition, each terminal runs the firm's own in-house tracking system. This system monitors representative performance, tracks the important details of the calls received and can transmit certain reports to regulators on specified schedules.

     PRODUCTS AND SERVICES. Siebert offers retail customers a variety of products and services designed to assist them with their investment needs and allow them the convenience of maintaining a single brokerage account for simplicity and security. The firm backs up its order execution service with a no-hassle service guarantee that states, "If you are dissatisfied with a trade for any reason, that trade is commission free".

     Siebert's products and services include the Siebert Asset Management account featuring no-fee, no minimum check writing; a dividend reinvestment program that allows for the automatic reinvestment of cash dividends as well as capital gains distribution; retirement accounts that are free of fees if the account maintains assets of at least $10,000; $50 million in account protection per account consisting of $500,000 in standard insurance and $49.5 million in additional protection, at no charge; free safekeeping services; and the Siebert Syndicate Hotline, Siebert's exclusive municipal bond syndicate notification program.

     ELECTRONIC SERVICES. Siebert provides customers with electronic delivery of services through a variety of means, as discussed below. Siebert believes, however, that the electronic delivery services, while cost efficient, do not offer a customer the ultimate in flexibility. Siebert believes a combination of electronic services and personalized telephonic service maintains customer loyalty and best serves the needs of most customers. To that end, all of the services of the firm are supported by trained licensed securities professionals.

     Siebert OnLine -- the firm's popular PC software runs on Windows 3.1+ and Windows95+ through a secure private connection. It features easy installation and intuitive operations but its design lends itself to the active trader as well. With the click of a mouse investors can check their account status, get real-time quotes and trade securities 24 hours a day.

- ---------------

* NYSE Prime is a service mark of the New York Stock Exchange, Inc.; SelectNet is a trademark of Nasdaq; Instinet is a trademark of Reuters.

+ Windows 3.1 and Windows95 are trademarks of the Microsoft Corporation.

     Siebert MarketPhone(R) -- allows customers to trade at their convenience through touch-tone phones and to check balances and executions and receive real-time quotes, free. The service also permits automatic transfer to a live broker or the use of the fax-on-demand feature to select an investment report to be delivered to a fax machine within 90 seconds through the firm's Research by Fax(R) service.

     PerformanceFax(TM) -- allows customers to receive a comprehensive profit and loss analysis of their portfolios faxed each morning before the market opens. Alternatively, the customer can select from weekly and monthly schedules for receipt of PerformanceFax(TM) reports.

     Siebert FundExchange(R) -- The FundExchange(R) Mutual Fund service provides customers with access to approximately 4,500 mutual funds, including 1,000 no-load funds, about 340 of which have no-transaction fees.

     Siebert is currently developing and will offer during the next year new products and services including the following:

     - On-line statement imaging system -- Electronic imaging of customer statements will be displayed directly on the screen of Siebert representatives for fast, accurate reconciliation of customer accounts.

     - Upgrade of Siebert OnLine software, Version 3.0 -- The upgrade includes links to news, charting, market digest statistics, option chain look-up, historical transaction storage and other significant improvements.

     - PerformanceFax(TM) enhancements -- New reports will become available to customers.

     - No annual fee VISA(R)** credit card -- Will allow customers to make purchases with a Siebert VISA credit card.

     - Internet Access -- Siebert's new home page will feature account information, quotes, market news as well as upcoming Siebert events and other news items.

     - Enhanced MarketPhone(R) telephone brokerage service -- Features will include quotes on mutual funds and Canadian securities; the ability to purchase mutual funds; a new upgraded menu system; and additional access ports.

     - Siebert Fax on Demand service -- Customers will be able to call toll free from any touch tone telephone and select from a list of reports that will be faxed 24 hours a day.

     - News and trade execution alert service via PC, beeper and fax -- Customers will be able to keep abreast of the market whether at home or traveling using the firm's alert service.

     - VIP Premiere Statement -- The statements will offer a more sophisticated view of the brokerage account information including a new account valuation section, an asset allocation pie chart, a new improved activity section, and a more detailed income summary section.

     - A Charitable Common Fund account that will allow customers to contribute appreciated securities and designate the beneficiaries of income and principal without incurring capital gains taxes on the appreciation.

     RETAIL NEW ACCOUNTS. Siebert maintains a separate New Accounts department to familiarize each customer with Siebert's array of services, policies and procedures. The department assists in the development of new business received through the firm's print and broadcast advertising as well as its referral programs. Additionally, requests to upgrade services such as option and margin approval are handled by this department.

     The Retail New Accounts department assesses the creditworthiness of customers and monitors control procedures for each new customer. These procedures include the use of a combination of nationally recognized fraud prevention services and internal controls developed and maintained by Siebert. Management feels that these procedures minimize Siebert's exposure to customers' fraudulent activities.

- ---------------

** VISA is a registered trademark of VISA International.

     The New Accounts department staff also assist customers in document management and compliance with regulatory requirements.

     RETIREMENT ACCOUNTS. Siebert offers customers a variety of self-directed retirement accounts for which it acts as agent on all transactions. Custodial services are provided through NFSC, the firm's clearing agent, which also serves as Trustee for such accounts. IRA, SEPP IRA and KEOGH accounts can be invested, and 401(k) plans will in the near future be able to be invested, in a wide array of mutual funds, stocks, bonds and other investments all through one consolidated account. Cash balances in these accounts are swept daily to the money market fund chosen by the customer. Retirement accounts in excess of $10,000 in assets are free of maintenance fees. Retirement accounts also enjoy free dividend reinvestment in more than 6,000 publicly traded securities allowing customers to automatically reinvest cash dividends and capital gains distributions for additional shares of the same security.

     CUSTOMER FINANCING. Customers' securities transactions are effected on either a cash or margin basis. Generally, a customer buying securities in a cash-only brokerage account is required to make payment by the settlement date, currently three business days after the trade is executed. However, for purchases of certain types of securities, such as options, a customer must have a cash or a money market fund balance in his or her account sufficient to pay for the trade prior to its execution. When selling securities, a customer is required to deliver the securities, and is entitled to receive the proceeds, on the settlement date. In an account authorized for margin trading, Siebert arranges for the clearing agent to lend its customer a portion of the market value of certain securities up to the limit imposed by the Federal Reserve Board, which for most equity securities is initially 50%. Such loans are collateralized by the securities in the customer's account. Short sales of securities represent sales of borrowed securities and create an obligation to purchase the securities at a later date. Customers may sell securities short in a margin account subject to minimum equity and applicable margin requirements and the availability of such securities to be borrowed.

     In permitting a customer to engage in transactions, Siebert assumes the risk of its customer's failure to meet his or her obligations and in the event of adverse changes in the market value of the securities positions in his or her account. Both Siebert and its clearing agent reserve the right to set margin requirements higher than those established by the Federal Reserve Board.

     Pursuant to its clearing agreement, Siebert participates in its clearing agent's income from financing Siebert customers' transactions. See also "Management's Discussion and Analysis of Results of Operations and Financial Condition."

     OFFICES. Siebert maintains four offices. See "Business of MSCMG -- Properties." Customers can visit the offices to obtain market information, place orders, open accounts, deliver and receive checks and securities, and obtain related customer services in person. Nevertheless, most of Siebert's activities are conducted by telephone and mail.

     The New York office remains open Monday through Friday from 7:30 a.m. to 7:30 p.m., Eastern Time, daily while branch offices remain open from 9 a.m. to 5 p.m., Eastern Time, daily to service customers in person and by telephone.

     INFORMATION SYSTEMS. Siebert's operations rely heavily on its information processing and communications systems. Siebert's system for processing a securities transaction is automated. Registered representatives equipped with online computer terminals can access customer account information, obtain securities prices and related information and enter and confirm orders online.

     To support its customer service delivery systems, as well as other applications such as clearing functions, account administration, record keeping and direct customer access to investment information, Siebert maintains a computer network in New York. Through its clearing agent, Siebert's computers are also linked to the major registered United States securities exchanges, the National Securities Clearing Corporation and The Depository Trust Company. Failure of Siebert's information processing or communication systems for a significant period of time could limit its ability to process its large volume of transactions accurately and rapidly. This could cause Siebert to be unable to satisfy its obligations to customers and other securities firms, and could result in regulatory violations. External events, such as an earthquake or power failure, loss of external information feeds, such as security price information, as well as internal malfunctions, such as those that could occur during the implementation of system modifications, could render part or all of such systems inoperative.

     To enhance the reliability of the system and integrity of data, Siebert maintains carefully monitored backup and recovery functions. These include logging of all critical files intra-day, duplication and storage of all critical data outside of its central computer site each evening, and maintenance of facilities for backup and communications located in facilities provided by NFSC, its clearing agent, at the World Financial Center.

CAPITAL MARKETS DIVISION

     In 1991, Siebert formalized its commitment to its institutional customer base by creating the Siebert Capital Markets Division (the "Capital Markets Division"). This group has served as a co-manager, selling group member or underwriter on a full spectrum of new issue offerings by municipalities, corporations and federal agencies. The Division has been involved in issues from New York to California. In addition, the Division's distribution system is extensive. It is one of the few firms with an active retail account base in excess of 80,000 accounts, and an institutional account base which numbers approximately 600 accounts.

     The two principal areas of the Capital Market Division are Investment Banking and Institutional Equity Execution Services.

     INVESTMENT BANKING. Siebert offers investment banking services to corporate and municipal clients through its Capital Markets Division which participates in public offerings of equity and debt securities with institutional and individual investors.

     Siebert has participated as an underwriter for taxable and tax-exempt debt raising capital for many types of issuers including states, counties, cities, transportation authorities, sewer and water authorities and housing and education agencies. Since it began underwriting in 1989, the firm has co-managed over $61.6 billion in municipal debt. Investment Banking revenues from the underwriting of taxable and tax-exempt debt and fees from financial advisor and remarketing activities are set forth in the table "Selected Financial Data of Siebert."

     Siebert has participated as an underwriter in several of the largest common stock offerings that have come to market, including Conrail, Allstate, PacTel Corporation, Estee Lauder and Lucent Technologies. To date, the firm has participated as an underwriter in over 105 offerings including corporate debt issuance totaling over $3.6 billion.

     The principal sources of revenue of the Capital Markets Division are underwriting profits and management fees derived from equity underwriting. Certain risks are involved in the underwriting of securities. Underwriting syndicates agree to purchase securities at a discount from the initial public offering price. If the securities must be sold below the syndicate cost, an underwriter is exposed to losses on the securities that it has committed to purchase. In the last several years, investment banking firms have increasingly underwritten corporate and municipal offerings with fewer syndicate participants or, in some cases, without an underwriting syndicate. In such cases, the underwriter assumes a larger part or all of the risk of an underwriting transaction. Under federal securities laws, other laws and court decisions, an underwriter is exposed to substantial potential liability for material misstatements or omissions of fact in the prospectus used to describe the securities being offered. While municipal securities are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), underwriters of municipal securities nevertheless are exposed to substantial potential liability in connection with material misstatements or omissions of fact in the offering documents prepared in connection with offerings of such securities.

     INSTITUTIONAL EQUITY EXECUTION SERVICES. The firm emphasizes personalized service, professional order handling and client satisfaction to approximately 400 institutional accounts. It utilizes up to 15 independent floor brokers that use an extensive network linked via direct "ring down" circuits. Each broker is strategically located on a major exchange, which allows Siebert to execute orders in all market environments. Utilizing its clearing arrangement, Siebert expects to provide foreign execution and clearing services to institutional customers by the end of 1996. Although the firm from time to time positions stocks, options or futures, it does not execute customer orders against such positions because Siebert believes its client's interest in a transaction should always be placed above any other interest. The firm's institutional client list includes some of the largest pension funds, investment managers and banks across the country. The firm trades an average of 668,000 shares daily for institutional investors and for its own account.

     INSTITUTIONAL BASKET TRADING TECHNOLOGY. The Capital Markets Division has recently completed the design and commenced operation of the exclusive Siebert Real-time List Execution System ("SRLX"). SRLX is designed exclusively for institutional customers who employ the use of basket trading strategies in their portfolio management.

     SRLX enables the Capital Markets Division to simultaneously manage an array of baskets for multiple clients while providing real-time analysis. SRLX can be integrated into an existing local area network. It is built with the latest 32 bit technology to take advantage of today's Pentium-based PC's running Microsoft Windows95+or Windows NT+. Data integrity is assured through a private digital T1 line with built-in network redundancy.

     SRLX is built for institutional customers with features designed to add significant value to their trading capabilities. SRLX features include: Written almost entirely in VB native code by in-house staff for reliability and speed; sophisticated graphical interface allowing exceptional control and monitoring; real-time order entry, reporting and messaging from the inter-market trading network; real-time basket analysis including average pricing and liquidity; multiple basket management from a single window; account allocation and end-of-day report uploading; customized client reports; active intervention for large blocks or inactive stocks; and built-in automatic fail-safe and recovery system.

ADVERTISING, MARKETING AND PROMOTION

     Siebert develops and maintains its retail customer base through printed advertising in financial publications, broadcast commercials over national and local cable TV channels as well as promotional efforts and public appearances by Ms. Siebert. Additionally, a significant portion of the firm's new business is developed directly from referrals by satisfied customers.

     The Capital Markets Division maintains a practice of announcing in advance that it will contribute a portion of the net commission revenues it derives from sales of negotiated new issue equity, municipal and government bonds to charitable organizations. Siebert is certified as a Woman-Owned Business ("WBE") with numerous states, agencies and authorities. Siebert is the only "WBE" which offers both retail and institutional product distribution capabilities. Although it has been a member of the New York Stock Exchange since 1967, new business opportunities have become available to it based upon its status as a "WBE."

     Many of the firm's competitors expend substantial funds in advertising and direct solicitation of prospects and customers to increase their share of the market.

COMPETITION

     Siebert encounters significant competition from full-commission and discount brokerage firms, as well as from financial institutions, mutual fund sponsors and other organizations many of which are significantly larger and better capitalized than Siebert. The general financial success of the securities industry over the past several years has strengthened existing competitors. Siebert believes that such success will continue to attract additional competitors such as banks, insurance companies, providers of online financial and information services, and others as they expand their product lines. Many of these competitors are larger, more diversified, have greater capital resources, and offer a wider range of services and financial products than Siebert. Siebert competes with a wide variety of vendors of financial services for the same customers. Siebert believes that the

- ---------------

+ Pentium is a trademark of the Intel Corporation; Microsoft Windows95 and WindowsNT are trademarks of the Microsoft Corporation.

main competitive advantages are quality of execution and service, responsiveness, price of services and products offered, and the breadth of product line.

     Among Siebert's principal competitors are Charles Schwab, Quick and Reilly, Fidelity Investments, Waterhouse Securities, Jack White & Co. and Kennedy Cabot. Siebert charges commissions lower than some other discount brokers including Charles Schwab, Quick & Reilly and Fidelity Investments.

REGULATION

     The securities industry in the United States is subject to extensive regulation under both Federal and state laws. The Commission is the federal agency charged with administration of the federal securities laws. Siebert is registered as a broker-dealer with the Commission, the NYSE and the National Association of Securities Dealers ("NASD"). Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD and the national securities exchanges such as the NYSE which is Siebert's primary regulator with respect to financial and operational compliance. These self-regulatory organizations adopt rules (subject to approval by the Commission) governing the industry and conduct periodic examinations of broker-dealers. Securities firms are also subject to regulation by state securities authorities in the states in which they do business. Siebert was registered as a broker-dealer in 47 states, the District of Columbia and Puerto Rico as of March 31, 1996.

     The principal purpose of regulations and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and stockholders of broker-dealers. The regulations to which broker-dealers are subject cover all aspects of the securities business, including sales methods, trading practices among broker-dealers, uses and safekeeping of customers' funds and securities, capital structure of securities firms, record keeping, fee arrangements, disclosure to clients, and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the Commission and by self-regulatory organizations or changes in the interpretation or enforcement of existing laws and rules may directly affect the method of operation and profitability of broker-dealers and investment advisers. The Commission, self-regulatory organizations and state securities authorities may conduct administrative proceedings which can result in censure, fine, cease and desist orders, or suspension or expulsion of a broker-dealer or an investment adviser, its officers, or employees. Neither MSCMG nor Siebert has been the subject of such administrative proceedings.

     As a registered broker-dealer and NASD member organization, Siebert is required by federal law to belong to the Securities Investor Protection Corporation ("SIPC"), which provides, in the event of the liquidation of a broker-dealer, protection for securities held in customer accounts held by the firm of up to $500,000 per customer, subject to a limitation of $100,000 on claims for cash balances. SIPC is funded through assessments on registered broker-dealers. In addition, Siebert, through its clearing agent, has purchased from private insurers additional account protection of up to $49.5 million per customer, as defined, for customer securities positions only. Stocks, bonds, mutual funds and money market funds are considered securities and are protected on a share basis for the purposes of SIPC protection and the additional protection (i.e., protected securities may either be replaced or converted into an equivalent market value as of the date a SIPC trustee is appointed). Neither SIPC protection nor the additional protection applies to fluctuations in the market value of securities.

     Siebert is also authorized by the Municipal Securities Rulemaking Board to effect transactions in municipal securities on behalf of its customers and has obtained certain additional registrations with the Commission and state regulatory agencies necessary to permit it to engage in certain other activities incidental to its brokerage business.

     Margin lending arranged by Siebert is subject to the margin rules of the Board of Governors of the Federal Reserve System and the NYSE. Under such rules, broker-dealers are limited in the amount they may lend in connection with certain purchases and short sales of securities and are also required to impose certain maintenance requirements on the amount of securities and cash held in margin accounts. In addition, those rules and rules of the Chicago Board Options Exchange govern the amount of margin customers must provide and maintain in writing uncovered options.

NET CAPITAL REQUIREMENTS; NET CAPITAL

     As a registered broker-dealer, Siebert is subject to the Uniform Net Capital Rule (Rule 15c3-1) promulgated by the Commission (the "Net Capital Rule"), which has also been adopted through incorporation by reference in NYSE Rule 325. Siebert is a member firm of the NYSE and the NASD. The Net Capital Rule specifies minimum net capital requirements for all registered broker-dealers and is designed to measure financial integrity and liquidity. Failure to maintain the required net capital may subject a firm to suspension or expulsion by the NYSE and the NASD, certain punitive actions by the Commission and other regulatory bodies and, ultimately, may require a firm's liquidation.

     "Net capital" is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings, less certain deductions that result from excluding assets that are not readily convertible into cash and from conservatively valuing certain other assets. These deductions include charges (haircuts) that discount the value of firm security positions to reflect the possibility of adverse changes in market value prior to disposition.

     The Net Capital Rule requires notice of equity capital withdrawals to be provided to the Commission prior to and subsequent to withdrawals exceeding certain sizes. Such rule prohibits withdrawals that would reduce a broker-dealer's net capital to an amount less than 25% of its deductions required by the Net Capital Rule as to its security positions. The Net Capital Rule also allows the Commission, under limited circumstances, to restrict a broker-dealer from withdrawing equity capital for up to 20 business days.

     The firm falls within the provisions of Regulation 240.15c3-1(a)(1)(ii) promulgated by the Commission. Siebert has elected to use the alternative method, permitted by the rule, which requires that Siebert maintain minimum net capital, as defined, equal to the greater of $250,000 or 2 percent of aggregate debit balances arising from customer transactions, as defined. (The net capital rule of the NYSE also provides that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than 5 percent of aggregate debits.) At December 31, 1995 and 1994 and at March 31, 1996, Siebert had net capital of $4,606,280, $4,465,314 and $7,474,113, respectively, and net capital requirements of $250,000 under Regulation 240.15c3-1(a)(1)(ii). Siebert is not subject to Commission Rule 15c3-3 and claims exemption from the reserve requirement under Section 15c3-3(k)(2)(ii). The firm maintains net capital in excess of the Commission Rule 17a-11 requirement.

EMPLOYEES

     As of March 31, 1996, Siebert had approximately 85 employees, 3 of whom were executives. None of the employees is represented by a union, and Siebert believes that its relations with its employees are good.

PROPERTIES

     Siebert operates its business out of the following four offices:

                                     APPROXIMATE          EXPIRATION DATE
                                   OFFICE AREA IN           OF CURRENT           RENEWAL
          LOCATION                   SQUARE FEET               LEASE              TERMS
- ----------------------------    ---------------------     ---------------     --------------
885 Third Ave.,                        7,828 SF               7/15/97         5 year option
Suite 1720
New York, NY 10022
4400 North Federal Highway,            1,038 SF               2/28/97              None
Suite 106D
Boca Raton, FL 33431
2020 Avenue of the Stars,                846 SF                   n/a         Month-to-month
Concourse Level,
Suite C216
Los Angeles, CA 90067
400 Fifth Avenue South,                1,008 SF               4/22/99              None
Suite 100
Naples, FL 33940

LEGAL PROCEEDINGS

     Siebert is involved in various routine lawsuits of a nature which is deemed customary and incidental to its business. In the opinion of management, the ultimate disposition of such actions will not have a material adverse effect on its financial position or results of operations.

                       SELECTED FINANCIAL DATA OF SIEBERT

                                                                                                          THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                                MARCH 31,
                                  ------------------------------------------------------------------   ------------------------
                                     1995          1994          1993          1992          1991         1996          1995
                                  -----------   -----------   -----------   -----------   ----------   -----------   ----------
                                                                                                             (UNAUDITED)
Income statement data:
  Revenues:
    Commissions.................  $15,645,334   $12,128,797   $14,349,051   $ 9,874,853   $6,143,399   $ 5,080,919   $3,094,538
    Trading profits.............    2,608,078     3,215,288     3,133,722     1,378,293    1,636,848       483,656      871,091
    Interest and dividends......    1,389,612       462,618       261,198       234,770      194,429       199,483      142,915
    Investment banking..........    1,396,967     1,536,030     2,462,309     2,435,734      873,703       719,376      231,720
                                  -----------   -----------   -----------   -----------   ----------   -----------   ----------
        Total revenues..........   21,039,991    17,342,733    20,206,280    13,923,650    8,848,379     6,483,434    4,340,264
                                  -----------   -----------   -----------   -----------   ----------   -----------   ----------
  Expenses:
    Salaries, commissions and
      employee benefits.........    8,586,116     6,132,899     8,999,567     4,844,544    3,023,262     1,747,867    1,065,592
    Clearing fees, including
      floor brokerage...........    4,249,050     3,967,558     4,473,740     3,017,085    2,201,056     1,116,018    1,058,349
    Advertising and promotion...    2,485,426     2,299,030     2,171,858     1,838,707      874,172     1,214,722      510,985
    Communications..............    1,119,189     1,001,957       896,986       590,034      476,523       315,065      222,582
    Interest....................      568,326       602,759       323,876       290,185      237,297        69,386      122,762
    Rent and occupancy..........      326,089       323,123       323,235       200,976      156,492        89,793       80,278
    Other general and
      administrative............    2,461,122     2,458,237     1,932,143     1,930,238    1,384,882       603,382      428,359
                                  -----------   -----------   -----------   -----------   ----------   -----------   ----------
        Total expenses..........   19,795,318    16,785,563    19,121,405    12,711,769    8,353,684     5,156,233    3,488,907
                                  -----------   -----------   -----------   -----------   ----------   -----------   ----------
Net income -- historical........    1,244,673       557,170     1,084,875     1,211,881      494,695     1,327,201      851,357
Pro forma provision for income
  taxes (1).....................      548,000       245,000       477,000       533,000      218,000       584,000      375,000
                                  -----------   -----------   -----------   -----------   ----------   -----------   ----------
PRO FORMA NET INCOME............  $   696,673   $   312,170   $   607,875   $   678,881   $  276,695   $   743,201   $  476,357
                                  ===========   ===========   ===========   ===========   ==========   ===========   ==========
Balance Sheet data (at
  period-end):
  Total assets..................  $16,291,195   $ 9,372,230   $12,161,104   $ 4,784,663   $3,078,678   $12,617,461
  Total liabilities.............    9,154,065     3,479,773     6,825,817     1,530,795    1,036,691     3,653,130
  Subordinated debt to
    shareholder.................    2,000,000     2,000,000     2,000,000     1,000,000    1,000,000     2,500,000
  Stockholder's equity..........    5,137,130     3,892,457     3,335,287     2,253,868    1,041,987     6,464,351

- ---------------
(1) The pro forma provision for income taxes represents income taxes which would have been provided had Siebert operated as a C Corporation.

(2) Salaries, commissions and employee benefits include $2,763,033, $1,165,000, $3,663,713, $1,369,406 and $600,000 for 1995 through 1991 of S Corporation compensation of Muriel Siebert in excess of the amounts that would have been paid had her proposed employment agreement been in effect. The results of operations for the three months ended March 31, 1996 include compensation which approximates the contractual amount set forth in the proposed employment agreement.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MSCMG

     This discussion should be read in conjunction with "Selected Financial Data of Siebert" and Siebert's Financial Statements and the Notes thereto contained elsewhere in this Proxy Statement.

BUSINESS ENVIRONMENT

     Market conditions during the first few months of 1996 reflected a continuation of the 1995 bull market characterized by record volume and record high market levels. Declines in market volumes or increases in interest rates could limit Siebert's growth or even lead to a decline in Siebert's customer base which would adversely affect its results of operations.

     Also during 1996, competition has continued to intensify both among all classes of brokerage firms and within the discount brokerage business as well as from new firms not previously in the discount business announcing plans to become significantly involved. Other firms, traditionally discount execution firms primarily, have announced their intention to broaden their offerings to include advice and investment management. Since 1994, some firms have offered low flat rate execution fees that are difficult for any conventional discount firm to meet. Many such flat fee brokers, however, impose charges for services such as mailing, transfers and handling exchanges which Siebert does not and also direct their execution to captive market makers. Increased competition, broader service offerings or the prevalence of a flat fee environment could also limit Siebert's growth or even lead to a decline in Siebert's customer base which would adversely affect its results of operations.

CURRENT DEVELOPMENTS

     For the quarter ended March 31, 1996, commission and fee income and investment banking revenues continued to experience strong and record growth. Equity trading activities, however, continued to lag the growth in the balance of the firm. Siebert's equity trading activities are dependent on one trader, whose loss could adversely affect its results of operations.

     New products and services introduced include Siebert OnLine in the first quarter of 1996 and PerformanceFax(TM) and Siebert Real-Time List Execution System in the second quarter of 1996.

     Siebert intends to open an office in New Jersey and relocate its office in Los Angeles to better serve its customers. Siebert is exploring the feasibility of opening satellite offices in Florida.

     During the second quarter of 1996, the firm reached an agreement with its clearing firm whereby the clearing firm would guarantee the availability of up to 14 trading positions and related telephone and computer equipment for the use of Siebert personnel in the event Siebert's main trading facility was unavailable for any reason. Furthermore, the 14 trading positions would be supported by the clearing agent's internal licensed representatives.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31,
1995

     Total revenues for the first three months of 1996 were approximately $6.5 million, an increase of approximately $2.1 million or 49% over the first three months of 1995. Revenues increased in all categories except equity trading profits.

     Commissions and fees increased by approximately $2.0 million or 64% to approximately $5.1 million due to the continued bull market and increased spending for advertising and promotion to attract additional clients.

     Equity trading profits decreased $387,000 or 44% to $484,000 due to a lack of liquidity and substantially reduced volatility in markets in which the firm trades, thus limiting trading and arbitrage opportunities compared to the prior period.

     Interest and dividends increased $57,000 or 40% to $199,000 due to increases in long trading positions and in trading strategies which generated dividend income in 1996 over the corresponding period in 1995.

     Investment banking income increased $488,000 or 210% to $719,000 due to increased participation in equity underwritings over the prior year period. This resulted from the Capital Markets Division allocating additional resources to the development of this business.

     Total costs and expenses for the first three months of 1996 were $5.2 million, an increase of $1.7 million or 48% over the first three months of 1995. Costs increased in all categories except interest.

     Compensation and benefit costs increased $682,000 or 64% to $1.7 million due to increases in staffing to cover the trading and service needs of the retail commission business. Increased staff and incentive bonus accruals were up approximately $380,000 reflecting volume, improved performance and firm profitability. The balance of the increase relates primarily to an increase in firm head count from 63 at March 31, 1995 to 86 at March 31, 1996. This increase is primarily related to the increase in equity commission business.

     Clearing and brokerage fees increased $58,000 or 5.4% to $1.1 million. Such costs increased substantially less than commission volume due to the effect of a new clearing cost structure that became effective in the second quarter of 1995.

     Advertising and promotion expense increased $704,000 or 138% to $1.2 million due to increased branch and service promotion (for example, the opening of a Naples office and the introduction of "Siebert OnLine") and increased advertising to differentiate Siebert from other firms in an increasingly competitive environment.

     Communications expense increased $93,000 or 42% to $315,000 as the client base and volume increased and more services were offered directly on-line.

     Interest expense decreased $53,000 or 44% to $69,000 primarily due to decreased use of equity trading strategies that involve large short positions. Dividend charges against short positions are included as part of interest expense.

     Rent and occupancy costs increased $10,000 or 12% to $90,000 principally due to opening a new branch in Naples, Florida in December 1995.

     Other general and administrative expenses increased $175,000 or 41% to $603,000. Supplies, printing and postage expenses were up $47,000, a significant portion of which related to a lead mailing program which follows up leads developed from advertising. Registration expense rose $54,000 over the same period of the prior year. Consulting expense increased $25,000 primarily in connection with updating the look and image of the firm's products and background materials. The balance of the increase was due generally to increases in a wide variety of expenses with the increase in both volume and personnel.

     Siebert's pro forma provision for income taxes increased $209,000, or 56%, to $584,000 and pro forma net income increased $267,000, or 56%, to $743,000. Both are based on proportional increases in pre-tax income.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Total revenues for 1995 were $21.0 million, an increase of $3.7 million or 21% over 1994. Commission and fee income and interest and dividend revenues increased and trading and investment banking revenues declined.

     Commission and fee income increased $3.5 million or 29% to $15.6 million due to the continued bull market and increased spending for advertising to attract additional clients.

     Trading profits declined $607,000 or 19% to $2.6 million due to a lack of liquidity and substantially reduced volatility in the firm's markets during the second half of the year, thus limiting the trading and arbitrage opportunities present in the first half of the year and in the prior period.

     Interest and dividends increased $927,000 or 200% to $1.4 million due to increases in long trading positions and in trading strategies which generated greater dividend income.

     Investment banking decreased $139,000 or 9.1% to $1.4 million due to reduced underwriting volume generally in municipal markets and a shift from negotiated underwriting transactions to competitively bid transactions which are relatively less profitable for participants.

     Total costs and expenses for 1995 were $19.8 million, an increase of $3.0 million or 18% over 1994. All categories of costs increased except interest expense.

     Compensation and benefit costs increased $2.5 million or 40% to $8.6 million due to an increase in Subchapter-S compensation to Ms. Siebert of $1.76 million, an increase in contractual incentive bonus compensation of $355,000 and an increase in the bonus provision for other staff and executives of $365,000.

     Clearing and brokerage fees increased $282,000 or 7.1% to $4.2 million. Such costs increased substantially less than commission volume due to the effect of a new clearing cost structure that became effective in the second quarter of 1995.

     Advertising and promotion expense increased $186,000 or 8.1% to $2.5 million primarily in increased advertising to differentiate Siebert from other firms in an increasingly competitive environment.

     Communications expense increased $117,000 or 12% to $1.1 million due to increased market volume, increased use of "800" number service resulting from national television advertising and increased use of Siebert's MarketPhone(R) service for orders as well as customer inquiries. Also as a result of increased volume, the cost of quote services increased $58,000 or 14%.

     Interest expense declined $34,000 or 5.7% to $568,000 primarily due to the decreased use of equity trading strategies that involve large short positions. Dividend charges against short positions are included as part of interest expense.

     Rent and occupancy costs increased $3,000 or 0.9% to $326,000 primarily from cost escalation provisions in existing leases.

     Siebert's pro forma provision for income taxes increased $303,000 or 124% to $548,000 and pro forma net income for 1995 was $697,000, an increase of $385,000 or 123% over 1994, both proportional to a similar increase in pre-tax income.

  YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

     Total revenues for 1994 were $17.3 million, a decrease of $2.9 million or 14% compared to 1993. Commissions and fees and investment banking revenues declined. Trading and interest income increased, but to a much lesser extent.

     Commissions and fees were $12.1 million, a decrease of $2.2 million or 16% compared to 1993. Principal factors were a general decline in overall stock market volume and activity and increased competition in the discount brokerage industry, particularly from a class of new flat fee discount brokers.

     Trading profits increased $82,000 or 2.6% to $3.2 million due to the continued success of firm trading strategies suited to relatively liquid and volatile markets.

     Interest and dividends increased $201,000 or 77% to $463,000, due to increases in long trading positions and in trading strategies which generated greater dividend income in 1994 compared to 1993.

     Investment banking decreased $926,000 or 38% to $1.5 million, due primarily to a reduction of approximately $500,000 in taxable fixed income syndicate income which had been significant in 1993. This was due to market conditions, the termination of certain Resolution Trust Company and FannieMae underwriting programs and the loss of a key employee. The municipal bond area principally accounted for the remaining decline due to a softening in the municipal bond market.

     Total costs and expenses for 1994 were $16.8 million, a decrease of $2.3 million or 12% compared to 1993. Compensation and benefits and clearing costs accounted principally for the decrease, with some offsetting increases in other categories.

     Compensation and benefits decreased $2.9 million or 32% to $6.1 million. Ms. Siebert's Subchapter-S Corp. compensation declined $2.7 million in 1994 compared to 1993 and a reduction in staff and in the executive bonus provision accounted for the balance, in each case due to reduced firm profitability.

     Clearing and brokerage fees decreased $506,000 or 11% to $4.0 million due to a decrease in the retail commission business. The decrease was less than the percentage decrease in commissions because the 1994 mix of commissions had a shift toward listed securities in 1994 which incur floor brokerage costs not applicable to OTC trades.

     Advertising and promotion expense increased $127,000 or 5.9% to $2.3 million. The increased expenditures represented a campaign to minimize the effects of reduced market volume by capturing increased market share. Due to reduced municipal market activity, contributions, included as promotional expense, decreased approximately $560,000. Expenditures for other advertising and promotional costs increased approximately $685,000 over the prior year.

     Communications expense increased $105,000 or 12% to $1.0 million. Although commission volume declined, the firm's emphasis on customer service resulted in more service-oriented representatives providing a wider range of services, specifically including substantially more quote services.

     Interest expense increased $279,000 or 86% to $602,000 due to the trading strategies involving large short positions which incur dividend charges. Dividend charges against short positions are included as part of interest expense.

     Rent and occupancy costs remained the same at $323,000.

     Other general and administrative expenses increased $526,000 or 27% to $2.5 million, principally due to legal defense fees and expenses with two actions involving former employees; both cases were settled.

     Siebert's pro forma provision for income taxes decreased $232,000 or 49% to $245,000 and pro forma net income decreased $296,000 or 49% to $312,000, both proportional to a similar decrease in pre-tax income.

  YEAR ENDED DECEMBER 31, 1993 COMPARED TO YEAR ENDED DECEMBER 31, 1992

     Total revenues for 1993 were $20.2 million, an increase of $6.3 million or 45% over 1992. All categories of revenue increased, although commissions and fees and trading were the principal contributors to the increase.

     Commissions and fees increased $4.5 million or 45% to $14.3 million, due primarily to an aggressive price-based advertising campaign coupled with a broad increase in market level and activity.

     Trading profits increased $1.8 million or 127% to $3.1 million, due to successful trading strategies and significantly higher volume and volatility in the markets in which the firm was active.

     Interest and dividends increased $26,000 or 11% to $261,000 resulting from larger long positions in firm trading activities.

     Investment banking increased $27,000 or 1.1% to $2.46 million.

     Total costs and expenses for 1993 were $19.1 million, an increase of $6.4 million or 50% over 1992.

     Compensation and benefits increased $4.2 million or 86% to $9.0 million. Ms. Siebert's Subchapter-S Corp. compensation increased $2.5 million on improved firm profitability. The staff and executive bonus provision increased $625,000. The balance, approximately $1.1 million, is principally due to the increase in retail and investment banking head count.

     Clearing and brokerage fees increased $1.5 million or 48% to $4.5 million due primarily to the increase in commission income.

     Advertising and promotion expense increased $333,000 or 18% to $2.2 million primarily due to increased business with participants in certain of Siebert's advertising and promotional activities.

     Communications expense increased $307,000 or 52% to $897,000 due principally to the increase in commission business coupled with a shift to increased use of incoming "800" lines which are promoted in national advertising.

     Interest expense increased $34,000 or 12% to $324,000 due to the use of trading strategies involving larger carrying charges caused by larger trading positions.

     Rent and occupancy costs increased $122,000 or 60% to $323,000 primarily due to moving to new and larger facilities at 885 Third Avenue in New York City in May 1993.

     Other general and administrative expenses increased $2,000 or 0.1% to $1.932 million.

     Siebert's pro forma provision for income taxes decreased $56,000 or 11% to $477,000 and pro forma net income decreased $71,000 or 11% to $608,000, both proportional to a similar decrease in pre-tax income.

LIQUIDITY AND CAPITAL RESOURCES

     Siebert's assets are highly liquid, consisting generally of cash, money market funds and securities freely salable in the open market. Siebert's total assets at March 31, 1996 were $12.6 million, of which $2 million took the form of a secured demand note. $10.2 million or 81% of total assets were highly liquid.

     Siebert is subject to the net capital requirements of the Commission, the NYSE and other regulatory authorities. At March 31, 1996, Siebert's net capital was $7.5 million, $7.2 million in excess of its minimum capital requirement of $250,000.

RISK MANAGEMENT

     The principal credit risk to which Siebert is exposed on a regular basis is to customers who fail to pay for their purchases or who fail to maintain the minimum required collateral for amounts borrowed against securities positions.

     Siebert has established policies with respect to maximum purchase commitments for new customers or customers with inadequate collateral to support a requested purchase. Managers have some flexibility in allowing certain transactions. When transactions occur outside normal guidelines, such accounts are monitored closely until their payment obligation is completed; if the customer does not meet the commitment, steps are taken to close out the purchase and minimize any losses.

     Siebert has a risk unit specifically responsible for monitoring all customer positions for the maintenance of required collateral. The unit also monitors accounts that may be concentrated unduly in one or more securities whereby a significant decline in the value of a particular concentrated security could reduce the value of the account's collateral below the account's loan obligation.

     Siebert has not had significant credit losses in the last five years.

                       DESCRIPTION OF MSCMG CAPITAL STOCK

     The authorized capital stock of MSCMG consists of 1,500 shares of common stock, no par value ("MSCMG Common Stock"), all of which are presently outstanding and entitled to vote.

     Except for restrictions on transfer arising under the federal securities laws, there are no existing restrictions imposed by MSCMG on the transfer of any outstanding shares of capital stock of MSCMG and there are no registration covenants thereto. None of the outstanding shares of MSCMG was issued in violation of the preemptive rights of any present or former stockholder.

                   BENEFICIAL OWNERSHIP OF MSCMG COMMON STOCK

     Muriel F. Siebert is the sole holder of the 1,500 authorized and issued shares of MSCMG Common Stock.

               SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Shareholder proposals intended to be represented at the 1997 Annual Meeting of Shareholders of JMI must be received by JMI no later than May 21, 1997 for inclusion in JMI's proxy material for that meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented to the Special Meeting for action, the persons named in the enclosed proxies and acting thereunder will have discretion to vote on such matters in accordance with their own judgment.

                                          By Order of the Board of Directors

                                          John Pagano,
                                          Secretary

Dated: August 13, 1996

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     A COPY OF JMI'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF JMI'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY ANY SUCH PERSON SOLICITED HEREUNDER BY WRITING TO JOHN PAGANO, SECRETARY, J. MICHAELS, INC., 182 SMITH STREET, BROOKLYN, NEW YORK 11201.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
MURIEL SIEBERT & CO., INC.
  Report of Independent Auditors......................................................   34
  Statements of Financial Condition at December 31, 1994 and 1995 and March 31, 1996
     (unaudited)......................................................................   35
  Statements of Income for the three years ended December 31, 1995 and the three
     months ended March 31, 1995 and 1996 (unaudited).................................   36
  Statement of Retained Earnings for the year ended December 31, 1995 and the three
     months ended March 31, 1996 (unaudited)..........................................   37
  Statements of Cash Flows for the three years ended December 31, 1995 and the three
     months ended March 31, 1995 and 1996 (unaudited).................................   38
  Notes to Financial Statements.......................................................   39
SIEBERT FINANCIAL CORP.
  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996.......   44
  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three
     months ended March 31, 1996......................................................   45
  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year
     ended December 31, 1995..........................................................   46

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Muriel Siebert & Co., Inc.

     We have audited the accompanying statements of financial condition of Muriel Siebert & Co., Inc. as of December 31, 1995 and December 31, 1994, and the related statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Muriel Siebert & Co., Inc. as of December 31, 1995 and December 31, 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP

New York, New York
February 9, 1996

April 24, 1996 as to
Note G

                           MURIEL SIEBERT & CO., INC.

                       STATEMENTS OF FINANCIAL CONDITION

                                                              DECEMBER 31,
                                                       --------------------------
                                                          1995            1994
                                                       -----------     ----------      MARCH 31,
                                                                                         1996
                                                                                      -----------
                                                                                      (UNAUDITED)
ASSETS
Cash and cash equivalents............................  $   164,071     $  367,372     $   868,266
Securities owned, at market value....................   13,746,931      5,740,354       8,681,809
Receivable from brokers and dealers..................                   2,914,819         692,159
Secured demand note receivable from shareholder......    2,000,000                      2,000,000
Property and equipment, net..........................      238,864        210,453         229,736
Prepaids and other...................................      141,329        139,232         145,491
                                                       -----------     ----------     -----------
          Total......................................  $16,291,195     $9,372,230     $12,617,461
                                                       ===========     ==========     ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
Payable to brokers and dealers.......................  $ 5,236,346
Accounts payable and accrued liabilities.............    3,339,229     $1,906,289     $ 3,321,995
Securities sold, not yet purchased, at market
  value..............................................      578,490      1,573,484         331,135
                                                       -----------     ----------     -----------
          Total......................................    9,154,065      3,479,773       3,653,130
                                                       -----------     ----------     -----------
Commitment and contingencies
Liability to shareholder subordinated to claims of
  general creditors..................................    2,000,000      2,000,000       2,500,000
                                                       -----------     ----------     -----------
Shareholder's equity:
  Common stock, voting, $1 par value; authorized
     1,000 shares; issued 743........................          743            743             743
  Additional paid-in capital.........................       59,133         59,133          59,133
  Retained earnings..................................    5,101,777      3,857,104       6,428,978
  Less 94 shares of treasury stock, at cost..........      (24,523)       (24,523)        (24,523)
                                                       -----------     ----------     -----------
     Total shareholder's equity......................    5,137,130      3,892,457       6,464,331
                                                       -----------     ----------     -----------
     Total subordinated liability and shareholder's
       equity........................................    7,137,130      5,892,457       8,964,331
                                                       -----------     ----------     -----------
          Total......................................  $16,291,195     $9,372,230     $12,617,461
                                                       ===========     ==========     ===========

  The accompanying notes to financial statements are an integral part hereof.

                           MURIEL SIEBERT & CO., INC.

                              STATEMENTS OF INCOME

                                                                              THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                  MARCH 31,
                                  ---------------------------------------   -----------------------
                                     1995          1994          1993          1996         1995
                                  -----------   -----------   -----------   ----------   ----------
                                                                                  (UNAUDITED)
Revenues:
  Commissions.................... $15,645,334   $12,128,797   $14,349,051   $5,080,919   $3,094,538
  Trading profits................   2,608,078     3,215,288     3,133,722      483,656      871,091
  Interest and dividends.........   1,389,612       462,618       261,198      199,483      142,915
  Investment banking.............   1,396,967     1,536,030     2,462,309      719,376      231,720
                                  -----------   -----------   -----------   ----------   ----------
          Total revenues.........  21,039,991    17,342,733    20,206,280    6,483,434    4,340,264
                                  -----------   -----------   -----------   ----------   ----------
Expenses:
  Salaries, commissions and
     employee benefits...........   8,586,116     6,132,899     8,999,567    1,747,867    1,065,592
  Clearing fees, including floor
     brokerage...................   4,249,050     3,967,558     4,473,740    1,116,018    1,058,349
  Advertising and promotion......   2,485,426     2,299,030     2,171,858    1,214,722      510,985
  Communications.................   1,119,189     1,001,957       896,986      315,065      222,582
  Interest.......................     568,326       602,759       323,876       69,386      122,762
  Rent and occupancy.............     326,089       323,123       323,235       89,793       80,278
  Other general and
     administrative..............   2,461,122     2,458,237     1,932,143      603,382      428,359
                                  -----------   -----------   -----------   ----------   ----------
          Total expenses.........  19,795,318    16,785,563    19,121,405    5,156,233    3,488,907
                                  -----------   -----------   -----------   ----------   ----------
NET INCOME -- HISTORICAL.........   1,244,673       557,170     1,084,875    1,327,201      851,357
Pro forma provision for
  income taxes...................     548,000       245,000       477,000      584,000      375,000
                                  -----------   -----------   -----------   ----------   ----------
PRO FORMA NET INCOME............. $   696,673   $   312,170   $   607,875   $  743,201   $  476,357
                                  ===========   ===========   ===========   ==========   ==========

  The accompanying notes to financial statements are an integral part hereof.

                           MURIEL SIEBERT & CO., INC.

                         STATEMENT OF RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Balance -- January 1, 1993.....................................................    $2,218,516
Net income.....................................................................     1,084,875
Distribution...................................................................        (3,457)
                                                                                   ----------
Balance -- December 31, 1993...................................................     3,299,934
Net income.....................................................................       557,170
                                                                                   ----------
Balance -- December 31, 1994...................................................     3,857,104
Net income.....................................................................     1,244,673
                                                                                   ----------
Balance -- December 31, 1995...................................................     5,101,777
Net income -- three months ended March 31, 1996 (unaudited)....................     1,327,201
                                                                                   ----------
BALANCE -- MARCH 31, 1996 (UNAUDITED)..........................................    $6,428,978
                                                                                    =========

  The accompanying notes to financial statements are an integral part hereof.

                           MURIEL SIEBERT & CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                                                   THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                  MARCH 31,
                                       ---------------------------------------   -----------------------
                                          1995          1994          1993          1996         1995
                                       -----------   -----------   -----------   ----------   ----------
                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income.......................... $ 1,244,673   $   557,170   $ 1,084,875   $1,327,201   $  851,357
  Adjustments to reconcile net income
     to net cash provided by (used in)
     operating activities:
       Depreciation and
          amortization................      67,360        55,668        21,267       19,219       15,140
       Changes in operating assets and
          liabilities:
          Decrease (increase) in
            prepaids and other........      (2,097)      137,781      (202,522)      (4,161)     (13,907)
          Net decrease (increase) in
            securities owned, at
            market value..............  (8,006,577)      382,928    (6,099,871)   5,065,122   (4,770,592)
          (Decrease) increase in
            receivable from/payable to
            brokers and dealers.......   8,151,165     2,309,964      (863,913)    (692,159)   2,914,819
          (Decrease) increase in
            accounts payable and
            accrued liabilities.......   1,432,940       (70,391)      450,635   (5,253,581)     594,797
          Net increase (decrease) in
            securities sold, not yet
            purchased, at market
            value.....................    (994,994)   (3,275,653)    4,844,387     (247,355)     383,826
                                       -----------   -----------   -----------   ----------   ----------
            Net cash provided by (used
               in) operating
               activities.............   1,892,470        97,467      (765,142)     214,286      (24,560)
                                       -----------   -----------   -----------   ----------   ----------
Cash flows from investing activities:
  Purchase of property and
     equipment........................     (95,771)      (48,587)     (238,801)     (10,091)
                                       -----------   -----------   -----------   ----------
Cash flows from financing activities:
  Subordinated loan borrowings from
     shareholder......................                   225,000     1,000,000      500,000
  Repayment of subordinated loan to
     shareholder......................  (2,000,000)
  Distribution to shareholder.........                                  (3,457)
                                       -----------   -----------   -----------   ----------
            Net cash (used in)
               provided by financing
               activities ............  (2,000,000)      225,000       996,543      500,000
                                       -----------   -----------   -----------   ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS....................    (203,301)      273,880        (7,400)     704,195      (24,560)
Cash and cash equivalents -- beginning
  of year.............................     367,372        93,492       100,892      164,071      367,372
                                       -----------   -----------   -----------   ----------   ----------
CASH AND CASH EQUIVALENTS -- END OF
  YEAR................................ $   164,071   $   367,372   $    93,492   $  868,266   $  342,812
                                       ===========   ===========   ===========   ==========   ==========
  Supplemental disclosures of cash
     flow information:
     Cash paid during the year for:
     Interest......................... $   568,326   $   602,759   $   323,876   $   69,386   $  122,762
     Franchise taxes..................     126,342        83,680       253,845       11,000

- ---------------

Supplemental information on noncash financing activities:
  During 1995, the shareholder issued a secured demand note to Muriel Siebert &
     Co., Inc. and Muriel Siebert & Co., Inc. issued a subordinated note to the shareholder, both in the amount of $2,000,000.
  During 1994, a loan to the shareholder was offset by subordinated liabilities.

  The accompanying notes to financial statements are an integral part hereof.

                           MURIEL SIEBERT & CO., INC.

                         NOTES TO FINANCIAL STATEMENTS
               (UNAUDITED WITH RESPECT TO MARCH 31, 1996 AND THE
                  THREE MONTHS ENDED MARCH 31, 1995 AND 1996)

(NOTE A) -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  (1) Organization:

     Muriel Siebert & Co., Inc. ("Siebert") engages in the business of providing discount brokerage services for customers, investment banking and trading securities for its own account.

  (2) Security transactions:

     Prior to 1996, security transactions, commissions, revenues and expenses were recorded on a settlement date basis, generally the third day following the transaction for securities and the next day for options. Revenues and related expenses on a trade date basis were not materially different. Effective January 1, 1996, security transactions, commissions, revenues and expenses are recorded on a trade date basis.

     Siebert clears all its security transactions through an unaffiliated clearing firm on a fully disclosed basis. Accordingly, Siebert does not hold funds or securities for or owe funds or securities to its customers. Those functions are performed by the clearing firm. Based on its balance sheet, the clearing firm had regulatory net capital as defined in Commission Rule 15c3-1 in excess of $250 million.

  (3) Income taxes:

     The historical financial statements do not include a provision for federal taxes, since Siebert elected to be treated as an S Corporation under Section 1362 of the Internal Revenue Code. Undistributed S Corporation earnings of approximately $5,845,000 at March 31, 1996 may be distributed to the shareholder without further tax consequences, subject to regulatory approval.

     A pro forma provision for income taxes has been presented which represents income taxes which would have been provided had Siebert operated as a C Corporation.

  (4) Property and equipment:

     Property and equipment is stated at cost and depreciation is calculated using the straight-line method over the lives of the assets, generally five years. Leasehold improvements are amortized over the period of the lease.

  (5) Cash equivalents:

     For purposes of reporting cash flows, cash equivalents include money market funds.

  (6) Advertising costs:

     Advertising costs are expensed as incurred.

  (7) Use of estimates:

     The financial statements have been prepared by management in conformity with generally accepted accounting principles which require the use of estimates.

  (8) Reclassifications:

     Certain reclassifications have been made to the 1993 and 1994 financial statements to conform to the 1995 presentation.

                           MURIEL SIEBERT & CO., INC.

(NOTE A) -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
            POLICIES: -- (CONTINUED)

  (9) Interim financial statements:

     The accompanying financial statements as at March 31, 1996 and for the three months ended March 31, 1996 and March 31, 1995 are unaudited but, in the opinion of management of Siebert, reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the three-month period are not necessarily indicative of the results that may be expected for the full year ending December 31, 1996.

(NOTE B) -- COMMITMENT AND CONTINGENCIES:

     Siebert rents office space in New York, Boca Raton, Florida and Naples, Florida under long-term operating leases which expire on May 5, 1998, January 31, 1997 and April 22, 1999, respectively. These leases call for base rent plus escalations for taxes and operating expenses.

     Future minimum rental payments for base rent plus operating expenses under these operating leases are as follows:

                                       YEAR                                  AMOUNT
        ------------------------------------------------------------------  --------
        1996..............................................................  $290,000
        1997..............................................................   273,000
        1998..............................................................   106,000
        1999..............................................................     8,000
                                                                            --------
                                                                            $677,000
                                                                            ========

     Siebert also leases office space in Los Angeles on a month-to-month basis for approximately $1,600 per month.

     Rent expense, including share of operating costs and escalations, amounted to $289,000, $309,264 and $301,509 for the years ended December 31, 1995, 1994 and 1993, respectively. Payments due under the New York lease are being expensed over the entire lease term on a straight-line basis. Amounts expensed but not paid at December 31, 1995 was $18,000; amounts paid but not expensed at December 31, 1994 was $19,601.

     Siebert is party to certain claims, suits and complaints arising in the ordinary course of business. In the opinion of management, all such claims, suits and complaints are without merit, or involve amounts which would not have a significant effect on the financial position of Siebert.

     Siebert sponsors a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. Participant contributions to the plan are voluntary and are subject to certain limitations. Siebert may also make discretionary contributions to the plan. No contributions were made by Siebert in 1995, 1994 and 1993 and for the three-month periods ended March 31, 1996 and 1995.

                           MURIEL SIEBERT & CO., INC.

(NOTE C) -- LIABILITY TO SHAREHOLDER SUBORDINATED TO CLAIMS OF GENERAL CREDITORS
            AND SECURED DEMAND NOTE RECEIVABLE FROM SHAREHOLDER:

     The subordinated liabilities consist of the following:

                                                          AS OF DECEMBER 31,
                                                       -------------------------         AS OF
                                                          1995           1994        MARCH 31, 1996
                                                       ----------     ----------     --------------
Subordinated note, due December 31, 1998, interest                                     $2,000,000
  payable at 4% per annum............................  $2,000,000
Subordinated notes, due on demand....................                 $  200,000
Subordinated notes, due December 31, 1996, interest
  payable at three percentage points over the
  Citibank, N.A. prime rate..........................                    575,000
Subordinated note due December 31, 1996, interest
  payable at 8% per annum............................                  1,000,000
Subordinated note due December 31, 1997, interest
  payable at 8% per annum............................                    225,000
Subordinated note due January 31, 1999, interest                                          500,000
  payable
  at 8%..............................................
                                                       ----------     ----------       ----------
          Total......................................  $2,000,000     $2,000,000       $2,500,000
                                                       ==========     ==========       ==========

     The long-term borrowings under subordination agreements will be automatically renewed for a period of one year if notice of demand for payment is not given thirteen months prior to maturity.

     The subordinated borrowing is covered by an agreement approved by the New York Stock Exchange and is thus available in computing net capital under the Securities and Exchange Commission's Uniform Net Capital Rule. To the extent that such borrowings are required for Siebert's continued compliance with minimum net capital requirements, they may not be repaid.

     Interest paid on subordinated borrowings was $160,000, $160,000 and $120,000 for the years ended 1995, 1994 and 1993 and $35,000 and $40,000 for the three months ended March 31, 1996 and 1995, respectively.

     During 1994, secured demand notes in the aggregate of $225,000 due from the sole shareholder and the related subordinated liabilities in the same amount were canceled; the underlying collateral was returned to the shareholder. Concurrently, the shareholder loaned $225,000 in cash to Siebert and Siebert issued a new subordinated note.

     The secured demand note receivable from shareholder of $2,000,000 at March 31, 1996 and at December 31, 1995 is collateralized by marketable securities with a market value of $2,331,000 and $2,394,000, respectively.

                           MURIEL SIEBERT & CO., INC.

(NOTE D) -- PROPERTY AND EQUIPMENT -- NET:

     Property and equipment consist of the following:

                                                       AS AT DECEMBER 31,
                                                     ----------------------         AS AT
                                                       1995          1994       MARCH 31, 1996
                                                     ---------     --------     --------------
    Leasehold improvements.........................  $  36,305     $ 35,810       $   36,305
    Furniture and fixtures.........................     38,612       28,779           38,612
    Equipment......................................    306,819      221,376          316,910
                                                     ---------     --------        ---------
                                                       381,736      285,965          391,827
    Less accumulated depreciation and
      amortization.................................   (142,872)     (75,512)        (162,091)
                                                     ---------     --------        ---------
              Total................................  $ 238,864     $210,453       $  229,736
                                                     =========     ========        =========

     Depreciation and amortization expense for the years ended December 31, 1995, 1994 and 1993 amounted to $67,360, $55,668 and $21,267, respectively. For the three months ended March 31, 1996 and March 31, 1995 depreciation and amortization expense amounted to $19,219 and $15,140, respectively.

(NOTE E) -- NET CAPITAL:

     Siebert is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital. Siebert has elected to use the alternative method, permitted by the rule, which requires that Siebert maintain minimum net capital, as defined, equal to the greater of $250,000 or 2 percent of aggregate debit balances arising from customer transactions, as defined. (The net capital rule of the New York Stock Exchange also provides that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than 5 percent of aggregate debits.) At December 31, 1995 and 1994 and at March 31, 1996, Siebert had net capital of $4,606,280, $4,465,314 and $7,474,113, respectively, and net capital requirements of $250,000. Siebert claims exemption from the reserve requirement under Section 15c3-3(k)(2)(ii).

(NOTE F) -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK:

     In the normal course of business, Siebert enters into transactions in various financial instruments with off-balance sheet risk. This risk includes both market and credit risk, which may be in excess of the amounts recognized in the statement of financial condition.

     Retail customer transactions are cleared through National Financial Services Corp. ("NFSC") on a fully disclosed basis. In the event that customers are unable to fulfill their contractual obligations, NFSC may charge Siebert for any loss incurred in connection with the purchase or sale of securities at prevailing market prices to satisfy customers' obligations. Siebert regularly monitors the activity in its customer accounts for compliance with its margin requirements.

     Siebert records customer transactions on a settlement date basis, which is generally three business days after trade date. Siebert is therefore exposed to the risk of loss on unsettled transactions in the event customers and other counterparties are unable to fulfill contractual obligations. Securities transactions entered into as of December 31, 1995 settled with no adverse effect on Siebert's statement of financial condition.

     Siebert's equity in accounts held by NFSC, consisting of securities owned and securities sold, not yet purchased, collateralize the margin amounts due to NFSC.

                           MURIEL SIEBERT & CO., INC.

(NOTE G) -- MERGER AGREEMENT:

     On April 24, 1996 Muriel Siebert Capital Markets Group, Inc. ("MSCMG"), a corporation with 1,500 common shares outstanding, signed a definitive Plan and Agreement of Merger (the "Merger Agreement") with J. Michaels, Inc. ("JMI") providing for the merger (the "Merger") of MSCMG with and into JMI. Shortly before the effective time of the Merger, Muriel Siebert will contribute 1,000 common shares, being 100% of the shares outstanding, of Siebert to MSCMG. The Merger Agreement provides that JMI will liquidate all its assets, other than the shares of Siebert, and distribute the proceeds to the pre-Merger stockholders of JMI who will, by virtue of the merger, collectively retain a 2 1/2% interest in the surviving company (the "Surviving Company") which will be renamed Siebert Financial Corp.

                            SIEBERT FINANCIAL CORP.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                 (IN THOUSANDS)

     On April 24, 1996 MSCMG, a corporation with 1,500 common shares outstanding, signed the Merger Agreement with JMI. Shortly before the effective time of the Merger, Muriel Siebert will contribute 1,000 common shares, being 100% of the shares outstanding, of Siebert to MSCMG.

     The following unaudited pro forma condensed consolidated balance sheet gives affect to the following transactions as if they had occurred on March 31, 1996: (1) the contribution to capital of undistributed S Corporation earnings, and (2) the reduction of par value per share from $1.00 to $.01. The unaudited pro forma consolidated condensed balance sheet should be read in conjunction with the unaudited pro forma consolidated statement of operations and the audited historical financial statements of Siebert appearing elsewhere herein and are not necessarily indicative of the results that would have been attained had the transactions been completed at March 31, 1996.

                                                                                            PRO
                                                            SIEBERT       ADJUSTMENTS      FORMA
                                                            -------       -----------     -------
ASSETS
Cash and equivalents......................................  $   868                       $   868
Securities owned, at market...............................    8,682                         8,682
Receivables from brokers and dealers......................      692                           692
Secured demand note from shareholder......................    2,000                         2,000
Property and equipment, net...............................      230                           230
Other assets..............................................      146                           146
                                                            -------                       -------
          TOTAL...........................................  $12,618                       $12,618
                                                            =======                       =======
LIABILITIES
- -------------------------------------------------------------------------------------------------
Accounts payable and accruals.............................  $ 3,322                       $ 3,322
Securities sold not yet purchased, at market value........      331                           331
                                                            -------                       -------
                                                              3,653                         3,653
                                                            -------                       -------
Subordinated debt to shareholder..........................    2,500                         2,500
                                                            -------                       -------
SHAREHOLDER'S EQUITY
- -------------------------------------------------------------------------------------------------
Common stock..............................................        1(a)      $   366           367
Additional paid-in capital................................       59(a)         (390)        5,514
                                                                   (b)        5,845
Retained earnings.........................................    6,429(b)       (5,845)          584
Treasury stock............................................      (24)(a)          24             0
                                                            -------                       -------
                                                              6,465                         6,465
                                                            -------                       -------
          TOTAL...........................................  $12,618                       $12,618
                                                            =======                       =======

- ---------------
Notes to pro forma consolidated balance sheet:

(a) To record the par value and additional paid-in capital of 36,651,280 shares of common stock of the merged company including 35,734,995 shares issued in exchange for all the outstanding common stock of MSCMG (parent of Siebert); to eliminate Siebert common stock, additional paid-in capital and treasury stock.

(b) To record transfer to capital of the deemed distribution of $5,845,000 of undistributed S Corporation earnings by Ms. Siebert.

                            SIEBERT FINANCIAL CORP.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                 (IN THOUSANDS)

     The following unaudited pro forma condensed consolidated statement of operations of Siebert Financial Corp. (formerly Siebert) gives effect to the provision for federal, state, and city income tax at normally expected rates. The unaudited pro forma financial statement should be read in conjunction with the audited historical financial statements of Siebert appearing elsewhere herein and are not necessarily indicative of the results of operations of the merged company.

                                                          SIEBERT     ADJUSTMENTS     PRO FORMA
                                                          -------     -----------     ---------
    Revenues............................................  $ 6,483                      $ 6,483
                                                           ------                       ------
    Expenses:
      Salaries and commissions..........................    1,748(b)                     1,748
      Clearing costs....................................    1,116                        1,116
      Other.............................................    2,292                        2,292
                                                           ------                       ------
                                                            5,156                        5,156
                                                           ------                       ------
    Income before tax...................................    1,327                        1,327
    Income tax..........................................                 $ 584(a)          584
                                                           ------                       ------
    NET INCOME..........................................  $ 1,327                      $   743
                                                           ======                       ======
    Pro forma earnings per share based on 36,651,280
      common shares and equivalents outstanding.........                               $   .02
                                                                                        ======

- ---------------

Notes to unaudited pro forma consolidated condensed statement of operations:

(a) To provide for income tax at the normally expected rate of 44%.

(b) Ms. Siebert's compensation approximates the contractual amount set forth in her proposed employment agreement.

                            SIEBERT FINANCIAL CORP.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

     The following unaudited pro forma condensed consolidated statement of operations of Siebert Financial Corp. (formerly Siebert) gives effect to: (1) the adjustment of Ms. Siebert's salary for the year to the amount provided for in her employment agreement effective at the time of the Merger, and (2) the provision for federal, state, and city income tax at normally expected rates. The unaudited pro forma financial statement should be read in conjunction with the audited historical financial statements of Siebert appearing elsewhere herein and are not necessarily indicative of the results of operations of the Surviving Company.

                                                         SIEBERT     ADJUSTMENTS     PRO FORMA
                                                         -------     -----------     ---------
    Revenues...........................................  $21,040                      $21,040
                                                         -------                      -------
    Expenses:
      Salaries and commissions.........................    8,586(1)    $(2,763)         5,823
      Clearing costs...................................    4,249                        4,249
      Other............................................    6,959                        6,959
                                                         -------                      -------
                                                          19,794                       17,031
                                                         -------                      -------
    Income before tax..................................    1,246                        4,009
    Income tax.........................................         (2)      1,764          1,764
                                                         -------                      -------
    NET INCOME.........................................  $ 1,246                      $ 2,245
                                                         =======                      =======
    Pro forma earnings per share based on 36,651,280
      common shares and equivalents outstanding........                               $  0.06
                                                                                      =======

- ---------------
Notes to unaudited pro forma consolidated condensed statement of operations:

(1) To adjust Ms. Siebert's salary to the contractual amount set forth in her proposed employment agreement.

(2) To provide for income tax at the normally expected rate of 44%.

                                                                         ANNEX A

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          PLAN AND AGREEMENT OF MERGER

                                    BETWEEN

                               J. MICHAELS, INC.,
                            A NEW YORK CORPORATION,

                                      AND

                   MURIEL SIEBERT CAPITAL MARKETS GROUP INC.,
                             A DELAWARE CORPORATION

                            ------------------------

                           DATED AS OF APRIL 24, 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          PLAN AND AGREEMENT OF MERGER

     This PLAN AND AGREEMENT OF MERGER (this "Merger Agreement") is made as of April 24, 1996 between J. MICHAELS, INC., a New York corporation (the "Company"), and MURIEL SIEBERT CAPITAL MARKETS GROUP INC., a Delaware corporation wholly-owned by Muriel Siebert ("MSCMG"). The Company and MSCMG are sometimes referred to herein as the "Constituent Corporations", and the Company is sometimes referred to herein as the "Surviving Corporation."

                                    RECITALS

     A. The Company was incorporated in the State of New York on April 9, 1934. Its principal executive offices are located at 182 Smith Street, Brooklyn, New York 11201. The authorized capital stock of the Company consists of 1,500,000 shares of common stock, par value $1.00 per share (the "Company Common Stock"), of which 891,282 shares were outstanding and entitled to vote as of April 24, 1996. The number of such outstanding shares of the Company Common Stock is subject to change prior to the effective time of the merger herein provided for pursuant to the exercise of current outstanding employee stock options.

     B. MSCMG was incorporated in the State of Delaware on November 29, 1993. Its principal executive offices are located at 885 Third Avenue, Suite 1720, New York, New York 10022. The authorized capital stock of MSCMG consists of 1,500 shares of common stock, no par value (the "MSCMG Common Stock"), all of which are outstanding and entitled to vote as of the date hereof.

     C. The Boards of Directors of the Company and MSCMG have approved this Merger Agreement and deem it advisable and for the benefit of their respective corporations and their stockholders that MSCMG merge with and into the Company on the terms and conditions herein set forth (the "Merger").

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                        MERGER OF THE COMPANY INTO MSCMG

     SECTION 1.1. MERGER. Upon the approval and adoption of this Merger Agreement by the stockholders of each of the Constituent Corporations in accordance with the laws of the States of New York and Delaware, as appropriate, and the satisfaction or waiver of the conditions set forth herein to the obligations of the parties hereto, a certificate of merger shall, subject to the rights of termination and abandonment hereinafter set forth, be filed with the Department of State of the State of New York in accordance with the law of the State of New York and the Secretary of State of the State of Delaware in accordance with the law of the State of Delaware. Effective as of the close of business on the date on which the filing of such certificate of merger is made, MSCMG shall merge with and into the Company, which as the Surviving Corporation shall continue its corporate existence under the laws of the State of New York under the name of Siebert Financial Corp. The date and time of such filing is herein referred to as the "Effective Time of the Merger".

     SECTION 1.2. FURTHER ASSURANCES. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and directors of MSCMG last in office shall execute and deliver such deeds and other instruments of transfer and shall take or cause to be taken such further or other act as shall be necessary or advisable in order to vest or perfect in the Surviving Corporation, or to confirm of record or otherwise to the Surviving Corporation, title to and possession of all the property, interests, assets, rights, privileges, immunities, powers and purposes of each of the Constituent Corporations.

                                   ARTICLE II

                     CERTIFICATE OF INCORPORATION, BY-LAWS,
                   DIRECTORS AND OFFICERS, AND STOCK OPTIONS

     SECTION 2.1. CHARTER AMENDMENT. At or immediately prior to the Effective Time of the Merger, the Company shall amend its Certificate of Incorporation to increase the number of authorized shares of Company Common Stock from 1,500,000 to 49,000,000 (the "Charter Amendment").

     SECTION 2.2. CERTIFICATE OF INCORPORATION. Except for the change of name of the Company as provided herein, the Certificate of Incorporation of the Company in effect at the Effective Time of the Merger (as amended by the Charter Amendment) shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by law.

     SECTION 2.3. BY-LAWS. The by-laws of the Company in effect at the Effective Time of the Merger shall be the by-laws of the Surviving Corporation until amended or repealed as provided by law.

     SECTION 2.4. DIRECTORS AND OFFICERS. The directors of MSCMG at the Effective Time of the Merger shall be the directors of the Surviving Corporation and shall hold office as provided in the by-laws of the Surviving Corporation. The officers of MSCMG at the Effective Time of the Merger shall be the officers of the Surviving Corporation and shall hold office as provided in the by-laws of the Surviving Corporation.

     SECTION 2.5. STOCK OPTIONS. The Company's Incentive Stock Option Plan and the 1987 Stock Option Plan shall be terminated on the date of the Effective Time of the Merger and any options issued pursuant to such plans not exercised prior to the Effective Time of the Merger shall be canceled.

                                  ARTICLE III

                       CONVERSION AND EXCHANGE OF SHARES
                         AND LIQUIDATION OF THE COMPANY

     SECTION 3.1. CONVERSION OF SHARES. The manner and basis of converting the shares of each Constituent Corporation shall be as follows:

          (a) Subject to the provisions of paragraph (b), each share of MSCMG Common Stock outstanding immediately prior to the Effective Time of the Merger (other than shares of MSCMG Common Stock held in the treasury of MSCMG) shall, by virtue of the Merger and without any action on the part of the holder thereof, be entitled to receive as of the Effective Time of the Merger 23,823.33 shares of Company Common Stock for each share of MSCMG Common Stock owned as of the Effective Time of the Merger, such number of shares of Company Common Stock to be fixed so that the stockholders of MSCMG as of the Effective Time of the Merger receive an aggregate of 97.5% of the issued and outstanding shares of Company Common Stock as of the Effective Time of the Merger.

          (b) No certificates for fractions of shares of Company Common Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issuable and any such fractional share which would otherwise be issued shall be canceled without the payment of any amount therefor. No such stockholder shall be entitled to any voting, dividend or other rights as a stockholder of the Company with respect to any fractional share.

          (c) The holders of Company Common Stock immediately prior to the Effective Time of the Merger other than the Dissenting Holders (as defined below) (such holders other than the Dissenting Holders, the "Existing Holders") shall at the Effective Time of the Merger receive a cash payment equal to the Effective Date Payment (as hereinafter defined), and the right to receive distributions from the liquidating trust to be established by the Company pursuant to Section 3.2 for the benefit of the Existing Holders (the "Liquidating Trust"). The Effective Date Payment shall be an amount equal to the available cash proceeds from the liquidation referred to in
     Section 3.2 below (including in such proceeds the net after-tax proceeds of any assets sold, after payment of all expenses and liabilities of the Company (including tax liabilities relating to the liquidation), and the cash and cash equivalents of the Company in hand immediately prior to the Effective Time of the Merger), less (i) $500,000 to be placed in escrow pursuant to Section 3.2 below, (ii) $500,000 to be held by the Liquidating Trust to pay liabilities, if any, pursuant to the proviso in Section 3.2 below, and (iii) such amount as the trustees of the Liquidating Trust (the "Trustees") determine in good faith to retain in the Liquidating Trust to enable the Liquidating Trust to (x) liquidate the assets in the Liquidating Trust in an orderly fashion and (y) maintain an adequate reserve for liabilities assumed by the Liquidating Trust.

          (d) Each share of MSCMG Common Stock issued and held in the treasury of MSCMG immediately prior to the Effective Time of the Merger shall be canceled and retired, and no shares or other securities of the Company shall be issuable, and no cash shall be exchangeable, with respect thereto.

          (e) The Merger shall effect no change in any of the shares of Company Common Stock outstanding at the Effective Time of the Merger and no such shares shall be converted as a result of the Merger.

     SECTION 3.2. LIQUIDATION OF THE COMPANY ASSETS. Prior to the date hereof, the Company commenced to liquidate the assets relating to the existing business of the Company. At the Effective Time of the Merger, (i) the Existing Holders (other than those who have elected to enforce their right to receive payment for their shares pursuant to Section 623 of the New York Business Corporation Law) (such electing holders, the "Dissenting Holders") shall receive the Effective Date Payment, (ii) $500,000 shall be placed in escrow pursuant to an escrow agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement") for one year from the Effective Time of the Merger and (iii) the Surviving Corporation shall receive the Effective Date Payment for the Dissenting Holders. Subject to Section 3.3 below, any and all assets of the Company immediately prior to the Effective Time of the Merger not so disbursed to the Existing Holders or placed in escrow pursuant to this Section 3.2 or disbursed to the Surviving Corporation pursuant to clause (iii) above, including without limitation any and all cash or cash equivalents not placed in escrow or included in the Effective Date Payment or the payment to the Surviving Corporation, shall be transferred to the Liquidating Trust for the exclusive benefit of the Existing Holders; provided, however, that on or immediately after the liquidation of the last of the material assets of the Company transferred to the Liquidating Trust (other than accounts receivable), an additional $500,000 shall be reserved by the Liquidating Trust for a period of one year from the date thereof to be used to pay all amounts due to MSCMG (or the Surviving Corporation as the successor in interest thereto) pursuant to Section 11.1 hereto or to pay liabilities other than liabilities set forth in Schedule 4.17. Without limiting the generality of the foregoing, the assets of the Company immediately prior to the Effective Time of the Merger which are to be transferred to the Liquidating Trust shall include all cash and cash equivalents, all real and personal property, all rights to tax or other refunds and all rights of any kind or nature whatsoever, whether choate or inchoate.

     SECTION 3.3. OPTION TO LEAVE ASSETS IN COMPANY. At the option of the Trustees and with the consent of the Surviving Corporation which shall not be unreasonably withheld, assets of the Company immediately prior to the Effective Time of the Merger which would otherwise have been transferred to the Liquidating Trust and which constitute an active business shall, instead, be held by the Company pending their sale or other disposition. During the period in which any such assets are held by the Company, the Company irrevocably designates the Trustees as its agents to manage any such assets pending their sale or other disposition and to arrange in all respects for their sale or other disposition, provided that the Company shall have no liability with respect to such assets or in connection with such disposition, and any liability in connection with such assets or such disposition shall be a liability to be assumed by the Liquidating Trust. Such assets, and any after-tax revenues generated by such assets (including without limitation any revenues generated from the operation of such assets or their sale or other disposition) and after payment of all expenses incurred as a result directly, or in any way indirectly, of the operation or retention of such assets, shall be held in trust by the Company for the benefit of the Liquidating Trust, and any such after-tax revenues upon sale or disposition shall immediately be transferred to the Liquidating Trust. The determination of after-tax revenues for purposes of this
Section 3.3 shall be made in accordance with the procedures contained in Section 6.11(d) hereof.

     SECTION 3.4. EXCHANGE OF CERTIFICATES.

     (a) Each holder of record at the Effective Time of the Merger of shares of MSCMG Common Stock shall be entitled, upon the surrender to the Company or its transfer agent of the certificate for its shares of MSCMG Common Stock for cancellation, to receive a certificate or certificates representing the number of shares of Company Common Stock into which the holder's shares of MSCMG Common Stock shall have been converted in the Merger under Section 3.1(a).

     (b) Until so presented and surrendered in exchange for a certificate or certificates representing shares of Company Common Stock, each certificate which represented issued and outstanding shares of MSCMG Common Stock which were converted at the Effective Time of the Merger into the right to receive shares of Company Common Stock shall be deemed for all corporate purposes, except as set forth below, to evidence the ownership of the number of shares of Company Common Stock into which the holder's shares shall have been converted in the Merger. Unless and until any such certificates shall be so surrendered, the holder of such certificate shall not be entitled to receive any dividend or other distribution payable to holders of shares of Company Common Stock. Following such surrender, there shall be paid to the record holder of the certificate representing shares of Company Common Stock issued upon such surrender the amount of dividends (without interest thereon) which shall have become payable with respect to the number of shares of Company Common Stock represented by the certificate issued in exchange upon such surrender; provided that such record holder shall not be entitled to receive the Effective Date Payment, or any other distributions from or in respect of the Liquidating Trust, after the Effective Time of the Merger or any other proceeds of the liquidation referred to in Section 3.2 above.

     SECTION 3.5. COMPANY COMMON STOCK. Except for the issuance of shares of Company Common Stock upon conversion of shares of MSCMG Common Stock pursuant to
Section 3.1, the Merger shall effect no change in the shares of the Company's capital stock and none of its shares shall be converted as a result of the Merger.

     SECTION 3.6. NO FURTHER TRANSFERS. After the Effective Time of the Merger, there shall be no registration of transfers on the stock transfer books of MSCMG of the shares which were outstanding immediately prior to the Effective Time of the Merger.

     SECTION 3.7. LEGENDED CERTIFICATES. Certificates representing shares of Company Common Stock issued to each holder of securities of MSCMG shall bear a legend substantially as follows:

          "The shares represented by this certificate have not been registered, under the Securities Act of 1933. The shares may not be sold or transferred in the absence of a current prospectus or an exemption therefrom under the Securities Act of 1933."

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants as follows:

     SECTION 4.1. ORGANIZATION; AUTHORITY. The Company is a corporation organized and existing in good standing under the laws of the State of New York. The Company is not required to be qualified or licensed to do business as a foreign corporation in any jurisdiction by reason of the ownership or leasing of real property, the maintenance of offices, the warehousing of goods, the conduct of its business activities, the nature of its business or otherwise, except where the failure to be so qualified or licensed would be curable by subsequent qualification without such failure having a material adverse effect on the Company or would not have a material adverse effect on the Company. The Company would not be subject to material penalties, taxes or other burdens based on its past conduct if it chose to qualify in any jurisdiction in which it is not now qualified. No jurisdiction in the United States in which the Company is not now qualified has asserted to the Company that the Company is required to be qualified to do business therein.

     The Company has all necessary power and authority to own or to lease, and to operate, its properties and assets and to carry on its business as it is now being conducted.

     SECTION 4.2. SUBSIDIARIES. Set forth on Schedule 4.2 are the only corporations (the "Company Subsidiaries") with respect to which the Company beneficially owns, directly or indirectly, in excess of 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for election of a majority of the board of directors or other governing body thereof, except for corporations, if any, which have no material assets or liabilities and have not conducted any operations for the past three years ("Inactive Subsidiaries"). The Company is not aware of any Inactive Subsidiaries. The other entities listed on Schedule 4.2 are the only entities with respect to which (i) the Company beneficially owns directly or indirectly in excess of 5% but not in excess of 50% of the outstanding stock or other interests, the holders of which are entitled to vote for election of a majority of the board of directors or other governing body thereof, (ii) the Company may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned, or (iii) the Company's investment in which is accounted for by the equity method. Each Company Subsidiary is organized and existing and in good standing under the laws of its jurisdiction of incorporation, which jurisdiction is set forth on Schedule 4.2. Each Company Subsidiary has all necessary power and authority to own or to lease, and to operate, its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly licensed or qualified to do business as a foreign corporation and in good standing in every jurisdiction in which (i) the ownership or leasing of real property, the maintenance of offices, the warehousing of goods, the conduct of its business activities or the nature of its business makes such qualification necessary and (ii) failure so to qualify or to become licensed would, if not remedied, impair title to its properties or its rights to enforce contracts against others or expose it to material liability in such jurisdictions.

     SECTION 4.3. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 1,500,000 shares of common stock, par value $1.00 per share, of which 891,282 shares are outstanding and have been duly authorized and validly issued and are fully paid and nonassessable. No shares of the Company's capital stock are held by the Company or any of the Company Subsidiaries. There are no options, warrants, rights, calls, commitments or agreements of any character obligating the Company or any of the Company Subsidiaries to issue any shares of capital stock or any security representing the right to purchase or otherwise receive any such shares, except for options to purchase 25,000 shares of the Company Common Stock pursuant to employee stock options granted under the Company Incentive Stock Option Plan. Schedule 4.3 contains a complete and accurate list of the following with respect to each employee stock option outstanding under the Company Incentive Stock Option Plan and the 1987 Stock Option Plan: the name of the holder of such option, the date such option was granted, became or will become exercisable and will expire, the number of shares of Company Common Stock covered by such option and the exercise price of such option. Except for restrictions on transfer arising under applicable Federal and state securities laws, there are no existing restrictions imposed by the Company or by its affiliates on the transfer of any outstanding shares of capital stock of the Company and there are no registration covenants with respect thereto. None of the outstanding shares of the Company or any of the Company Subsidiaries was issued in violation of the preemptive rights of any present or former stockholder.

     SECTION 4.4. CHARTER DOCUMENTS. The copies of the certificates of incorporation and by-laws of the Company and each of the Company Subsidiaries which have previously been delivered to MSCMG are complete and correct.

     SECTION 4.5. SUBSIDIARY CAPITALIZATION. Except as set forth on Schedule 4.5, (i) the authorized capital stock of the Company Subsidiaries consists solely of shares of common stock; (ii) there are no options, warrants, rights, calls, commitments or agreements of any kind obligating the Company or any of the Company Subsidiaries to issue any shares of the capital stock of such Company Subsidiary or any security representing the right to purchase or otherwise receive any such capital stock or to transfer any issued shares of such capital stock; and (iii) the Company is the record and beneficial owner of all the outstanding shares of capital stock of the Company Subsidiaries, free and clear of all mortgages, security interests, liens, claims and encumbrances. All such shares of common stock which are outstanding have been validly issued and are fully paid and nonassessable.

     SECTION 4.6. BINDING OBLIGATION; CONSENTS; LITIGATION. The execution and delivery of this Merger Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate (i) any provision of the certificate of incorporation or by-laws of the Company or any of the Company Subsidiaries or (ii) any provision of, or result in a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Company or any of the Company Subsidiaries is a party, or to which the Company or any of the Company Subsidiaries is, or the assets, properties or business of the Company or any of the Company Subsidiaries are, subject, which would have a material adverse effect on the Company or any of its assets (provided that neither a material adverse change in the operations of the Company, nor the liquidation of the Company's assets, shall be deemed to have a material adverse effect on the Company or its assets) (any such included material adverse effect, a "Material Adverse Effect"). The Board of Directors of the Company has approved this Merger Agreement, has authorized the execution and delivery hereof and has directed that this Merger Agreement be submitted to the stockholders of the Company for adoption at a special meeting of such stockholders. The Company has full power, authority and legal right to enter into this Merger Agreement and, upon appropriate vote of its stockholders in accordance with the law, to consummate the transactions contemplated hereby. Except for the approval of its stockholders, the Company has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize and to approve the execution and delivery of this Merger Agreement and the documents, agreements and certificates executed and delivered by the Company in connection herewith and the consummation by the Company of the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental authority arising from the Company's obligations prior to the Merger is required to be obtained by the Company in order to authorize the execution and delivery by the Company of this Merger Agreement or the consummation by the Company of the Merger.

     SECTION 4.7. FINANCIAL STATEMENTS. The Company has furnished MSCMG with complete copies of the financial statements of the Company for each of the three fiscal years ended March 31, 1995 (as restated in the case of the fiscal years ended March 31, 1994 and 1993), including in each case a balance sheet, the related statements of income and of changes in financial position for the period then ended, the accompanying notes, and the report thereon of Richard A. Eisner & Company, LLP, independent (of the Company) certified public accountants with respect to the fiscal year ended March 31, 1995 ("Eisner & Co.") and the report thereon of Ernst & Young LLP, independent (of the Company) certified public accountants with respect to the two fiscal years ended March 31, 1994 and the unaudited financial statements of the Company for the nine-month period from March 31, 1995 to December 31, 1995, including a balance sheet and the related statements of income and of changes in financial position for the nine-month period then ended (the consolidated balance sheet therein and the notes thereto as at December 31, 1995 being called the "Company Balance Sheet"). All such financial statements (i) reflect and provide adequate reserves in respect of all known liabilities of the Company and the Company Subsidiaries in accordance with GAAP, including all known contingent liabilities as of their respective dates, and (ii) present fairly the financial condition of the Company and the Company Subsidiaries at such dates except that a diminution in the value of the Company's assets from that reflected on the Company Balance Sheet shall not be a breach of the representation so long as such diminution shall not result in the Company's being rendered insolvent at any time from the date hereof through the Effective Time of the Merger.

     SECTION 4.8. REAL PROPERTY. Except as set forth on Schedule 4.8, neither the Company nor the Company Subsidiaries owns, has legal or equitable title in, or has a leasehold interest in, any real property (the "Real Property").

     SECTION 4.9. BANKING FACILITIES. Schedule 4.9 sets forth the name of each bank with which the Company has an account or safe deposit box, the identifying numbers or symbols thereof and the name of each person authorized to draw thereon or to have access thereto.

     SECTION 4.10. POWERS OF ATTORNEY AND SURETYSHIPS. The Company has set forth on Schedule 4.10 the name of each person, if any, holding any power of attorney from the Company and the Company Subsidiaries and a summary statement of the terms thereof. The Company and the Company Subsidiaries have no material obligation or material liability, either actual, accrued, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

     SECTION 4.11. EMPLOYEE BENEFITS.

     (a) Set forth on Schedule 4.11 is a correct and complete list of all funded or unfunded, written or oral, employee benefit plans, contracts, agreements, incentives, salary, wages or other compensation plans or arrangements, including but not limited to all pension and profit sharing plans, savings plans, bonus, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, or supplemental unemployment benefit programs, policies, plans, or arrangements, union contracts, employment contracts, consulting agreements, retiree benefits and agreements, severance agreements and each other employee benefit program, plan, policy or arrangement, at any time maintained since January 1, 1990, contributed to, or required to be contributed to, by the Company or an ERISA Affiliate for the benefit of present or former employees, directors, agents or consultants, or for which the Company may be responsible or with respect to which it may have any liability, whether or not subject to ERISA and whether legally binding or not (each a "Plan"); provided, however, Schedule 4.11 shall set forth only those hospitalization, medical, life insurance, dental, disability, salary continuation and vacation programs, policies, plans or arrangements and only those union contracts to which the Company or an ERISA Affiliate is currently contributing. "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Company would be deemed a single employer under Section 414(b), (c), (m), (n) or (o) of the Code or Section 4001 of ERISA. Each Plan intended to be qualified under Section 401(a) of the Code (a "Tax-Qualified Plan", which term shall exclude any multiemployer plan (as defined in Section 3(37) of ERISA to which the Company or any of its subsidiaries contribute and which is the subject of a collective bargaining agreement ("Multiemployer Plans")) is identified as a Tax-Qualified Plan in such Schedule 4.11 and is so qualified.

     (b) The Company has heretofore delivered to MSCMG true and complete copies of the following:

          (i) each Plan listed on Schedule 4.11 and all amendments thereto to the date hereof;

          (ii) each trust agreement and annuity contract (or any other funding instruments) pertaining to any Plan, including all amendments to such documents to the date hereof;

          (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each of the Tax-Qualified Plans;

          (iv) the most recent actuarial valuation report for each Plan for which an actuarial valuation report is required to be prepared; and

          (v) the most recent Annual Report (IRS Forms 5500 series), including Schedules A and B and plan audits, if applicable, required to be filed with respect to each Plan.

     (c) The status as of the date hereof of each Plan and Multiemployer Plan is set forth in Schedule 4.11, including (i) the amount of the Company's or the ERISA Affiliates contribution to such Plan for each of the past three fiscal years and the plan year in which the Effective Time of the Merger occurs, (ii) the amount of any liability of the Company and the ERISA Affiliates' for payments or contributions past due with respect to such Plan as of the last day of its most recent plan year and as of the end of any subsequent month ending prior to the Effective Time of the Merger, and the date any such amounts were paid, (iii) any contribution to such Plan in a form other than in cash and (iv) whether such Plan has been terminated. Except as set forth on Schedule 4.11, neither the Company nor the ERISA Affiliates has obligations or liabilities with respect to any Plan or liabilities relating to any Plan under any collective bargaining agreement to which they are a party or by which they are bound.

     (d) To the knowledge of the Company or any officer of the Company, each Tax-Qualified Plan and any related trust agreements or annuity contracts (and any other funding instruments) currently comply, and have complied in the past, both as to form and operation, including compliance with all reporting and disclosure requirements, with the provisions of ERISA and the Code, as well as the provisions of any applicable collective bargaining agreement. The IRS has issued a favorable determination letter with respect to the qualification under Sections 401(a) and 501(a) of the Code, including compliance with the requirements of the Tax Reform Act of 1986, of each Tax-Qualified Plan and related trust, if any, and has not taken any action to revoke such letters. In addition, all necessary governmental approvals for the Tax-Qualified Plans have been obtained.

     (e) With respect to each Tax-Qualified Plan that is subject to Title I, Subtitle B, Part 3 of ERISA (a "Pension Plan") the present value, on a termination basis, of all accrued benefits (vested and nonvested) of each such Plan as of the Effective Time of the Merger, determined on the basis of the actuarial assumptions set forth on Schedule 4.11(e), will not exceed the fair market value of the assets of each such Plan as of the Effective Time of the Merger.

     (f) With respect to all Pension Plans, except as set forth on Schedule 4.11, (i) the Company and ERISA Affiliates have paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each plan year thereof for which such premiums are required; (ii) on and after September 2, 1974, there has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations of the PBGC under that Section) subject to Title IV of ERISA; (iii) no liability to the PBGC has been incurred by the Company ERISA Affiliates on account of any termination subject to Title IV of ERISA; (iv) on and after September 2, 1974, no filing has been made by the Company ERISA Affiliates with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan subject to Title IV of ERISA maintained, or wholly or partially funded, by the Company and ERISA Affiliates, and (v) neither the Company and the ERISA Affiliates have (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(f) of ERISA,
(B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions so as to become subject to Section 4064(a) of ERISA to a Pension Plan to which the Company or any ERISA Affiliates made contributions during the five years prior to the Closing Date, or (D) made a complete or partial withdrawal from a Multiemployer Plan.

     (g) In addition, with respect to all Plans, except as set forth on Schedule 4.11, (i) other than routine claims for benefits, there are no material actions, suits or claims pending or threatened against any Plan or the fiduciaries thereof, or against the assets of any Plan and (ii) on and after January 1, 1975, neither the Company nor any ERISA Affiliate, any plan fiduciary of any Plan has engaged in any prohibited transaction within the meaning of Title I of ERISA or Section 4975 of the Code and no imposition of excise tax penalties has occurred with respect thereto.

     (h) At the Effective Time of the Merger, the Company will have no employees except to the extent that a portion of the business is left in the Company as contemplated by Section 3.3.

     (i) To the knowledge of the Company or any officer of the Company, each "group health plan" (within the meaning of Section 4980B of the Code) maintained by the Company has been administered in compliance with the coverage continuation requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any regulations promulgated or proposed under the Code.

     (j) The Company shall terminate or cause to be terminated, on or prior to the Effective Time of the Merger, and without any liability to the Surviving Corporation or MSCMG, all Plans described in Schedule 4.11, so that to the extent permitted by applicable law the Company no longer maintains, contributes to or participates in such plans after the Effective Time of the Merger, all in accordance with the applicable requirements of ERISA, the Code, and the terms of such plans or related instruments; provided, however, that any plan required to be maintained by applicable law shall be terminated as soon as permitted by applicable law. The Company shall promptly provide MSCMG with copies of all documents filed with any governmental agencies and any other documents relating to the amendment of such plans.

     (k) Without limiting the generality of Section 3.2 of this Agreement, the parties hereto hereby further agree that the Liquidating Trust, on or prior to the Effective Time, expressly assumes all obligations and responsibilities under the Plans currently maintained or contributed to by the Company on behalf of the employees or former employees, including, without limitation, all obligations and liabilities with respect to the termination of and withdrawal from the Plans, all obligations and responsibilities to provide retiree health coverage and continuation coverage and appropriate notices under COBRA, and all obligations and responsibilities under all severance and termination pay plans and programs, and shall indemnify MSCMG and the Surviving Corporation for and hold them harmless from and against all liabilities, costs, and expenses arising in connection with such Plans, continuation coverage requirements and termination obligations. The Surviving Corporation shall cooperate fully with the Liquidating Trust by making available records, books of account or other materials, or taking such other reasonable actions, as may be necessary or helpful for the Liquidating Trust to fulfill its obligations under this Section 4.11(k).

     (l) The Corporation does not maintain, sponsor or contribute to any plan or program providing retiree medical or life insurance benefits.

     SECTION 4.12. COMPLIANCE WITH LAW; PERMITS.  Except as set forth in
Schedule 4.12, and except in all cases for non-compliance which would not have a Material Adverse Effect, the Company and each Company Subsidiary have complied with all applicable federal, state, local or foreign laws, regulations, ordinances, orders, injunctions, or decrees, or administrative decisions or directives (the "Requirements of Law"), relating to its securities, property, employees, former employees or applicants for employment ("Employees") or business, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended ("Title VII"), OSHA, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Equal Pay Act of 1963, as amended ("EPA"), the NLRA, the Foreign Corrupt Practices Act of 1977, as amended, the Foreign Agents Registration Act of 1938, as amended, the Federal Regulation of Lobbying Act, as amended, and the Ethics in Government Act of 1978, as amended, and all applicable statutes, regulations, orders and restrictions relating to environmental standards or controls.

     SECTION 4.13. LITIGATION. (a) Except as set forth in Schedule 4.13, there is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company or any officer of the Company, threatened against or affecting the Company or any of the Company Subsidiaries or their assets, Employees or properties, at law or in equity, or before or by any court or governmental authority, (ii) arbitration proceeding relating to the Company or any of the Company's Subsidiaries or their assets, Employees or properties or
(iii) governmental inquiry pending or, to the knowledge of the Company or any officer of the Company, threatened relating to or involving the Company, any of the Company Subsidiaries, their assets or properties or the businesses of the Company or any of the Company Subsidiaries or the transactions contemplated by this Merger Agreement (including inquiries as to the qualification of the Company or any of the Company Subsidiaries to hold or receive any permit) and the Company does not know of any basis for any of the foregoing. Except for actions brought to collect accounts receivable in the ordinary course of the Company's business, there are no pending actions, suits, claims or proceedings brought by the Company or any of the Company Subsidiaries against others.

     (b) Except as set forth in Schedule 4.13, neither the Company nor any of the Company Subsidiaries has received any written opinion, memorandum, legal advice or notice from legal counsel to the effect that they are exposed, from a legal standpoint, to any liability or disadvantage which may be material to their respective businesses and which would continue past the Effective Time of the Merger. Neither the Company nor any of the Company Subsidiaries is in default with respect to any order, writ, injunction or decree known to or served upon the Company or any of the Company Subsidiaries of any court or of any governmental authority.

     SECTION 4.14. MATERIAL CONTRACTS AND AGREEMENTS. The Company has described all material contracts of the Company now in effect to which the Company or any of the Company Subsidiaries is a party or by which it or its properties or assets may be bound or affected, under which the total obligation of the Company or any of the Company Subsidiaries is in excess of $100,000 or which is otherwise material to the Company on Schedule 4.14 (the "Material Contracts"). No default, alleged default or anticipatory breach exists on the part of the Company or any of the Company Subsidiaries or, to the best knowledge of the Company or any of its officers, on the part of any other party, under any Material Contract, and there are no material agreements of the parties relating to any Material Contract that have not been disclosed to MSCMG. All Material Contracts will be either (i) terminated as of the Effective Time of the Merger and evidence of such termination shall be given to MSCMG or (ii) assumed by the Liquidating Trust. As of the Effective Time of the Merger, neither the Company nor any of the Company Subsidiaries will be a party to any transaction with any officer or director of the Company or any of the Company Subsidiaries, any member of the family of any such officer or director or any corporation, partnership, trust (except the Liquidating Trust) or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner.

     SECTION 4.15. LABOR MATTERS. Except as set forth on Schedule 4.15, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement with any labor organization. All such collective bargaining agreements shall be terminated as of the Effective Time of the Merger. There is not pending, or to the knowledge of the Company threatened, any labor dispute, strike or work stoppage involving the employees of the Company or any Company Subsidiaries.

     SECTION 4.16. TAX MATTERS.

     (a) Each of the Company and each of the Company Subsidiaries has filed all tax returns required to be filed by it under the laws of the United States of America, the jurisdiction of its incorporation, and each state or other jurisdiction in which it conducts business activities and is required to file. The Company has paid or set up an adequate reserve in respect of all taxes for the periods covered by such returns. Neither the Company nor any of the Company Subsidiaries has any tax liability for which no tax reserve has been made in respect of any jurisdiction in which the Company has business activities and is required to file. The Company has set up as provisions for taxes on the Company Balance Sheet amounts sufficient for all accrued and unpaid federal, state, county and local taxes of the Company and the Company Subsidiaries, whether or not disputed, including any interest and penalties in connection therewith, for all fiscal periods ending on or before the date of the Company Balance Sheet.

     (b) The Company's federal income tax returns have been examined by the United States Internal Revenue Service (or closed by applicable statutes) for all years to and including the fiscal year ended March 31, 1992 and no such examinations are in progress. Any deficiencies proposed as a result of said audits have been paid or finally settled and no issue has been raised in any such examinations which, by application of similar principles, reasonably can be expected to result in the assertion of a deficiency for any other year not so examined. The results of any settlements and any necessary adjustments in state income tax resulting therefrom are properly reflected in the Company's financial statements referred to in Section 4.7. The Company is not aware of any fact which would constitute grounds for any further tax liability with respect to the years which have not been examined. No agreements or waivers have been made by or on behalf of the Company for the extension of time for the assessment of any tax or for any applicable statute of limitations.

     (c) Except for taxes for the payment of which an adequate reserve has been established on the Company Balance Sheet, there are no tax liens, whether imposed by any federal, state or local taxing authority, outstanding against any of the assets, properties or business of the Company.

     (d) All taxes and assessments that the Company is required to withhold or to collect have been duly withheld or collected and all withholdings and collections have either been duly and timely paid over to the appropriate governmental authority or are, together with the payments due or to become due in connection therewith, duly reflected on the Company Balance Sheet in accordance with GAAP.

     For purposes of this Section 4.16, the term "the Company" includes each other corporation with which the Company files consolidated or combined income tax returns or reports.

     SECTION 4.17. ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any Company Subsidiary has any material indebtedness, liability or obligation of any character whatsoever, whether or not accrued and whether or not fixed or contingent, other than (i) liabilities reflected in the Company Balance Sheet,
(ii) liabilities incurred in the ordinary course of business (or pursuant to the liquidation) of the Company and the Company Subsidiaries since the date of the Company Balance Sheet, (iii) indebtedness, liabilities and obligations listed on
Schedule 4.17 hereto, and (iv) liabilities incurred in connection with the performance of this Merger Agreement. The Company has described all material indebtedness, liabilities or obligations of the Company and the Company Subsidiaries known to it on Schedule 4.17 (the "Scheduled Liabilities").

     SECTION 4.18. INSURANCE. All significant policies of insurance, together with the premiums currently paid thereon, providing for business interruption, personal, Employee, product or public liability coverage with respect to the business of the Company and the Company Subsidiaries are described on Schedule
4.18. The copies of such policies which have previously been delivered to MSCMG are complete and correct. All such policies will be outstanding and in full force and effect at the Effective Time of the Merger and thereafter, as applicable, until the complete liquidation of the Company's business; provided, that as of the Effective Time of the Merger, some or all of such policies will be terminated and the balance (if any) of such policies will be assigned to, and be for the benefit of, the Liquidating Trust (and the Surviving Corporation to the extent that the Company is named as a party in any suit covered by such policies). Except as set forth on Schedule 4.18, there are no claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, so far as is known to the Company or any of its officers, no basis for any such claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations with respect to any of such policies and each of the Company and the Company Subsidiaries is in compliance with all conditions contained therein.

     SECTION 4.19. NO MATERIAL ADVERSE CHANGE. Since the date of the Company Balance Sheet, the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) or adverse change in the value of the Company such that the Company has been or would be rendered insolvent.

     SECTION 4.20. REQUIRED CONSENTS. There have been or will be timely filed, given, obtained or taken all applications, notices, consents, approvals, orders, registrations, qualifications, waivers or other actions of any kind required by virtue of the execution and delivery of this Merger Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby.

     SECTION 4.21. PROXY STATEMENT. When the Proxy Statement (the "Proxy Statement") to be distributed to stockholders in connection with the Merger shall first be mailed or distributed to such stockholders (the "Mailing Date"), the information with respect to the Company and the Company Subsidiaries set forth in the Proxy Statement (a) will comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the General Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that no representation is hereby made as to any statements or omissions as described in this clause (b) with respect to which, prior to the Mailing Date, the Company shall have requested in writing any addition or modification to the Proxy Statement which shall be necessary in order to make the Proxy Statement not untrue or misleading in any material respect, unless such addition or modification shall have been made by the Company prior to the Mailing Date. At all times subsequent to the Mailing Date up to and including the Effective Time of the Merger, the information with respect to the Company and the Company Subsidiaries set forth in the Proxy Statement and all amendments and supplements thereto (i) will comply in all material respects with the provisions of the Exchange Act and the General Rules and Regulations of the Commission thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that no representation is hereby made as to any statements or omissions as described in this clause (ii) with respect to which, after the Mailing Date and prior to the Effective Time of the Merger, the Company shall have requested in writing any supplement to or amendment of the Proxy Statement, which shall be necessary in order to make the Proxy Statement not untrue or misleading in any material respect, unless such supplement or amendment shall have been made by the Company prior to the Effective Time of the Merger.

     SECTION 4.22. COMMISSION FILINGS. The Company has previously delivered to MSCMG a copy of the Company's Annual Reports on Form 10-K for the fiscal years ended March 31, 1994 and 1995, the Company's annual reports to stockholders for the fiscal years ended March 31, 1994 and 1995, the Company's proxy statements in connection with its annual meetings of stockholders held on September 1, 1994 and

September 15, 1995 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995. The Company has heretofore made public disclosure of such additional material information since the date of the Company's report on Form 10-K for the fiscal year ended March 31, 1995 as it was required to disclose pursuant to the requirements of applicable federal and state securities and other laws and has furnished copies of such disclosures to MSCMG. Such Annual Reports on Form 10-K, annual reports to stockholders, proxy statements, Quarterly Reports on Form 10-Q, and other public disclosures of the dates thereof or the dates made, and such other documents or information with respect to the Company and the Company Subsidiaries required to be supplied to MSCMG pursuant to this Merger Agreement or supplied to MSCMG at its request by the Company or on its behalf, taken as a whole, were or are true, correct and complete and did not or do not contain any statement which is false or misleading with respect to a material fact, and did not or do not omit to state a material fact necessary in order to make the statements therein not false or misleading.

     SECTION 4.23. TRANSFER OF ASSETS AND LIABILITIES TO LIQUIDATING
TRUST. Except for those assets and liabilities referred to in Section 3.3 or listed on Schedule 4.23, the Company will have transferred to the Liquidating Trust immediately prior to the Effective Time of the Merger each and every one of its assets and the Liquidating Trust will have assumed all of the Company's liabilities and obligations now existing or hereafter arising out of the business and operations of the Company through the period ending immediately prior to the Effective Time of the Merger.

     SECTION 4.24. DISCLOSURE; REPRESENTATIONS AND WARRANTIES. The Company has made true and complete responses to all MSCMG's requests for information, documents, contracts, agreements and records of the Company and the Company Subsidiaries relating to the business of the Company and the Company Subsidiaries. Neither this Merger Agreement nor any statement, certificate, writing or document furnished to MSCMG by the Company in connection with this Merger Agreement contains, as of the dates of such documents, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     SECTION 4.25. FINDERS OR BROKERS. The Company has not utilized the services of any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission in connection with this Merger Agreement or upon consummation of the transactions contemplated hereby.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF MSCMG

     MSCMG represents and warrants that:

     SECTION 5.1. ORGANIZATION. MSCMG is a corporation organized and existing in good standing under the laws of the State of Delaware.

     SECTION 5.2. AUTHORITY; CONSENTS. MSCMG has the corporate power and authority to execute, deliver and perform its obligations under this Merger Agreement and the other documents, agreements and certificates executed and delivered by MSCMG in connection herewith. The execution and delivery of this Merger Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the certificate of incorporation or by-laws of MSCMG, or any provision of, or result in a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which MSCMG is a party, or to which MSCMG is, or the assets, properties or business of MSCMG are, subject. MSCMG has taken all action required by law, its certificate of incorporation, its by-laws or otherwise, to authorize and to approve the execution and delivery of this Merger Agreement and the documents, agreements and certificates executed and delivered by MSCMG in connection herewith by MSCMG and the consummation by MSCMG of the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by MSCMG and constitutes a valid and legally binding obligation of MSCMG, enforceable against MSCMG in accordance with its terms.

     SECTION 5.3. SUBSIDIARIES. Immediately prior to the Effective Time of the Merger, Muriel Siebert & Co., Inc., a New York corporation ("MS&Co."), will be the only corporation with respect to which MSCMG beneficially owns, directly or indirectly, in excess of 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for election of a majority of the board of directors or other governing body thereof. The authorized capital stock of MS&Co. will consist solely of shares of common stock; (ii) there will be no options, warrants, rights, calls, commitments or agreements of any kind obligating MSCMG or MS&Co. to issue any shares of the capital stock of MS&Co. or any security representing the right to purchase or otherwise receive any such capital stock or to transfer any issued shares of such capital stock; and (iii) MSCMG will be the record and beneficial owner of all the outstanding shares of capital stock of MS&Co., free and clear of all mortgages, security interests, liens, claims and encumbrances. All such shares of common stock which are outstanding have been validly issued and are fully paid and nonassessable.

     SECTION 5.4. CAPITALIZATION OF MSCMG. The authorized capital stock of MSCMG consists of 1,500 shares of common stock, no par value, all of which shares are issued and outstanding and owned by Muriel Siebert. There are no options, warrants, rights, calls, commitments or agreements of any character obligating the Company or any of the Company Subsidiaries to issue any shares of capital stock or any security representing the right to purchase or otherwise receive any such shares.

     SECTION 5.5. BINDING OBLIGATION; CONSENTS; LITIGATION. The execution and delivery of this Merger Agreement by MSCMG do not, and the consummation of the transactions contemplated hereby will not, violate (i) any provision of the certificate of incorporation or by-laws of MSCMG or MS&Co. or (ii) any provision of, or result in a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MSCMG or MS&Co. is a party, or to which MSCMG or MS&Co. is, or the assets, properties or business of MSCMG or MS&Co. are, subject, which would have a Material Adverse Effect on MSCMG or any of its assets. The Board of Directors and the sole stockholder of MSCMG have approved this Merger Agreement and authorized the execution and delivery hereof. MSCMG has full power, authority and legal right to enter into this Merger Agreement and to consummate the transactions contemplated hereby. MSCMG has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize and to approve the execution and delivery of this Merger Agreement and the documents, agreements and certificates executed and delivered by MSCMG in connection herewith and the consummation by MSCMG of the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by MSCMG and constitutes a valid and legally binding obligation of MSCMG, enforceable against MSCMG in accordance with its terms. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental authority arising from MSCMG's obligations prior to the Merger is required to be obtained by MSCMG in order to authorize the execution and delivery by MSCMG of this Merger Agreement or the consummation by MSCMG of the Merger.

     SECTION 5.6. FINANCIAL STATEMENTS. MSCMG has furnished the Company with complete copies of the financial statements of MS&Co. for each of the three fiscal years ended December 31, 1995, including in each case a balance sheet (the consolidated balance sheet therein and the notes thereto as at December 31, 1995 being called the "MS&Co. Balance Sheet"), the related statements of income and of changes in financial position for the period then ended, the accompanying notes, and the report thereon of Eisner & Co., independent (of MS&Co.) certified public accountants with respect to the two fiscal years ended December 31, 1995 and the report thereon of Shulman, Jacobson & Co., independent (of MS&Co.) certified public accountants with respect to the fiscal year ended December 31, 1993. All such financial statements (i) reflect and provide adequate reserves in respect of all known liabilities of MS&Co. in accordance with GAAP, including all known contingent liabilities as of their respective dates, and (ii) present fairly the financial condition of MS&Co. at such dates.

     SECTION 5.7. COMPLIANCE WITH LAW; PERMITS. Except in all cases for non-compliance which would not have a Material Adverse Effect, MSCMG and MS&Co. have complied with all Requirements of Law relating to its securities, property, Employees or business, including, without limitation, Title VII, OSHA, the ADEA, the EPA, the NLRA, the Foreign Corrupt Practices Act of 1977, as amended, the Foreign Agents Registration Act of 1938, as amended, the Federal Regulation of Lobbying Act, as amended, and the Ethics in

Government Act of 1978, as amended, and all applicable statutes, regulations, orders and restrictions relating to environmental standards or controls.

     SECTION 5.8. LITIGATION. (a) There is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of MSCMG or any officer of MSCMG, threatened against or affecting MSCMG or MS&Co. or their assets, Employees or properties, at law or in equity, or before or by any court or governmental authority, (ii) arbitration proceeding relating to MSCMG or MS&Co. or their assets, Employees or properties or (iii) governmental inquiry pending or, to the knowledge of MSCMG or any officer of MSCMG, threatened relating to or involving MSCMG, MS&Co., their assets or properties or the businesses of MSCMG or MS&Co. or the transactions contemplated by this Merger Agreement (including inquiries as to the qualification of MSCMG or MS&Co. to hold or receive any permit) and MSCMG does not know of any basis for any of the foregoing. There are no pending actions, suits, claims or proceedings brought by MSCMG or MS&Co. against others.

     (b) Neither MSCMG nor MS&Co. has received any written opinion, memorandum, legal advice or notice from legal counsel to the effect that they are exposed, from a legal standpoint, to any liability or disadvantage which may be material to their respective businesses and which would continue past the Effective Time of the Merger. Neither MSCMG nor MS&Co. is in default with respect to any order, writ, injunction or decree known to or served upon MSCMG or MS&Co. of any court or of any governmental authority.

     SECTION 5.9. LITIGATION. MSCMG knows of no pending or threatened action, suit, proceeding, investigation, order or injunction before or by any court or governmental body that seeks to restrain or to prevent the consummation of the transactions contemplated by this Merger Agreement.

     SECTION 5.10. CONSENTS. Except as otherwise referred to herein, no consent, action, approval or authorization of, or registration, declaration or filing with, any governmental authority having jurisdiction over MSCMG is required to be obtained by MSCMG in order to authorize the execution and delivery by MSCMG of this Merger Agreement or the performance by MSCMG of its terms (except for filings and consents required pursuant to New York Stock Exchange requirements).

     SECTION 5.11. NO MATERIAL ADVERSE CHANGE. Since the date of the MS&Co. Balance Sheet, MS&Co. has not experienced any material damage, destruction or loss (whether or not covered by insurance) to its assets or material adverse change in the value of MS&Co.

     SECTION 5.12. PROXY STATEMENT. On the Mailing Date, the information with respect to MSCMG and MS&Co. set forth in the Proxy Statement (a) will comply in all material respects with the provisions of the Exchange Act, and the General Rules and Regulations of the Commission thereunder and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that no representation is hereby made as to any statements or omissions as described in this clause (b) with respect to which, prior to the Mailing Date, MSCMG shall have requested in writing any addition or modification to the Proxy Statement which shall be necessary in order to make the Proxy Statement not untrue or misleading in any material respect, unless such addition or modification shall have been made by the Company prior to the Mailing Date. At all times subsequent to the Mailing Date up to and including the Effective Time of the Merger, the information with respect to MSCMG and MS&Co. set forth in the Proxy Statement and all amendments and supplements thereto (i) will comply in all material respects with the provisions of the Exchange Act and the General Rules and Regulations of the Commission thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that no representation is hereby made as to any statements or omissions as described in this clause (ii) with respect to which, after the Mailing Date and prior to the Effective Time of the Merger, MSCMG shall have requested in writing any supplement to or amendment of the Proxy Statement which shall be necessary in order to make the Proxy Statement not untrue or misleading in any material respect, unless such supplement or amendment shall have been made by the Company prior to the Effective Time of the Merger.

     SECTION 5.13. DISCLOSURE; REPRESENTATIONS AND WARRANTIES. MSCMG has made true and complete responses to all the Company's requests for information, documents, contracts, agreements and records of MSCMG and MS&Co. relating to the business of MSCMG and MS&Co. Neither this Merger Agreement nor any statement, certificate, writing or document furnished to the Company by MSCMG in connection with this Merger Agreement contains, as of the dates of such documents, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     SECTION 5.14. FINDERS OR BROKERS. MSCMG has not utilized the services of any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission in connection with this Merger Agreement or upon consummation of the transactions contemplated hereby.

                                   ARTICLE VI

             TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE MERGER

     SECTION 6.1. STOCKHOLDERS' MEETING. (a) Subject to its fiduciary responsibilities, the Board of Directors of the Company will submit (i) this Merger Agreement, (ii) the Charter Amendment, and (iii) the proposal to transfer substantially all of its assets to the Liquidating Trust as required by Section 909 of the New York Business Corporation Law (the "Plan of Liquidation") to its stockholders for their adoption and will solicit proxies in favor of and recommend to its stockholders such adoption at a meeting thereof to be duly called and held as soon as practicable. In connection therewith, the Company shall prepare and file with the Commission, as soon as practicable, the required proxy material and shall use its best efforts promptly to obtain clearance by the staff of the Commission of the mailing of such material to its stockholders. Subject to its fiduciary responsibilities, the Company will use its best efforts to obtain the necessary approval of this Merger Agreement, the Charter Amendment and the Plan of Liquidation by its stockholders and will take as soon as practicable such other and further actions as may be required by this Merger Agreement and as may be required by law to effectuate the Merger, the Charter Amendment and the Plan of Liquidation. In obtaining the authorization and approval of its stockholders, the Company shall comply with all applicable Federal and state securities and other laws in connection with the transactions to be effected hereunder. Without limiting the generality of the foregoing, the Company agrees that the information contained in its proxy statement (other than information as to MSCMG furnished to the Company in writing by MSCMG) (i) will comply in all respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case when first mailed to the Company's stockholders and at all times thereafter through the Effective Date of the Merger. The Company shall not distribute any material to its stockholders in connection with this Merger Agreement, the Charter Amendment, the Plan of Liquidation and the transactions contemplated hereby other than materials contained in its proxy statement cleared by the staff of the Commission, except such additional material cleared by the staff of the Commission.

     (b) Without limiting the generality of the foregoing, MSCMG agrees that the information as to MSCMG furnished to the Company in writing by MSCMG for use in the Proxy Statement (i) will comply in all respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case on the Mailing Date and at all times thereafter through the Effective Date of the Merger.

     SECTION 6.2. APPROVALS; CONSENTS. The Company will obtain or cause to be obtained all consents, approvals and authorizations required by any applicable requirement of law or by any contract or agreement to be obtained by the Company in connection with the consummation of the Merger and the Plan of Liquidation. MSCMG will obtain or cause to be obtained all consents, approvals and authorizations required by any applicable requirement of law or by any contract or agreement to be obtained by MSCMG in connection with the consummation of the Merger.

     SECTION 6.3. CONDUCT AND LIQUIDATION OF BUSINESS PRIOR TO EFFECTIVE TIME OF THE MERGER. (a) The Company agrees that from and after the date hereof, the Company will continue to use its best efforts to liquidate the assets relating to the businesses of the Company and the Company Subsidiaries and to satisfy and fully discharge the Scheduled Liabilities.

     (b) The Company agrees that from the date hereof to the Effective Time of the Merger, and except as otherwise consented to or approved by an officer of MSCMG in writing or required by this Merger Agreement:

          (i) No change shall be made in the number of shares of authorized or issued capital stock of the Company or any of the Company Subsidiaries, except pursuant to the exercise of the employee stock options referred to in the third sentence of Section 4.3; nor shall any option, warrant, call, commitment, right or agreement of any character be granted or made by the Company or any of the Company Subsidiaries relating to their respective authorized or issued capital stock.

          (ii) No dividend shall be declared or paid or other distribution or payment declared, made or paid in respect of the Company Common Stock.

          (iii) No powers of attorney shall be granted by the Company or any of the Company Subsidiaries except as may be necessary for the conduct of meetings of stockholders or directors of the Company Subsidiaries.

          (iv) The Company shall use all reasonable efforts to terminate all contracts, agreements, commitments, understandings or instruments of the Company or any of the Company Subsidiaries, including the Material Contracts, except for those to be assumed by the Liquidating Trust, and to deliver evidence of such termination to MSCMG prior to the Effective Time of the Merger.

          (v) Except as agreed pursuant to Section 3.3, prior to the Effective Time of the Merger, the Company will terminate the employment of all of its employees, and shall give any notices required to be given, and provide any benefit required to be paid or continued, pursuant to the Worker Adjustment and Retraining Notification Act ("WARN"), COBRA or any other applicable federal, state or local laws, regulations, ordinances, orders, injunctions, or decrees, or administrative decisions or directives, with respect to such termination of employment.

     SECTION 6.4. ACCESS TO INFORMATION AND DOCUMENTS. (a) From the date hereof to the Effective Time of the Merger, the Company shall give to, or cause to be made available for, MSCMG and MSCMG shall give to, or cause to be made available for, the Company and their respective counsels, accountants and other representatives full access during normal business hours to all properties, documents, contracts, employees and records of the Company and the Company Subsidiaries or MSCMG and furnish the other party with copies of such documents and with such information as such party from time to time reasonably may request; provided, however, that nothing herein shall be deemed to obligate the Company or MSCMG to provide the other party access to information or operations the access to which is restricted for statutory or other governmental security purposes. The Company will make available to MSCMG for examination correct and complete copies of all Federal, state, local and foreign tax returns filed by the Company and the Company Subsidiaries, together with all available revenue agents' reports, all other reports, notices and correspondence concerning tax audits or examinations and analyses of all provisions for reserves or accruals of taxes including deferred taxes.

     (b) Until the Effective Time of the Merger (and, if this Merger Agreement is terminated prior to the Effective Time of the Merger, at all times after such termination), the Company and MSCMG will not disclose or use any confidential information obtained in the course of their respective investigations, except to the extent that any such confidential information subsequently becomes public knowledge.

     (c) If the Merger is not consummated and this Merger Agreement is terminated, then MSCMG promptly shall return all documents, contracts, records or properties of the Company furnished by the Company to MSCMG, and all copies thereof, and the Company promptly shall return all documents, contracts, records or properties of MSCMG furnished by MSCMG to the Company, and all copies thereof.

     SECTION 6.5. PERIODIC INFORMATION. (a) From the date hereof to the Effective Date of the Merger, the Company shall furnish MSCMG with such additional financial and operating data and other information regarding its or the Company Subsidiaries' business, reasonably available to the Company, as MSCMG shall from time to time reasonably request.

     (b) From the date hereof to the Effective Date of the Merger, the Company shall, promptly and in a timely manner, notify MSCMG of any of the occurrence of any event, or the failure of any event to occur, that results in a misrepresentation by the Company or the breach of any warranty by the Company, or any failure by the Company to comply with any covenant, condition or agreement contained herein.

     (c) From the date hereof to the Effective Date of the Merger, MSCMG shall furnish the Company with such additional financial and operating data and other information regarding its business, reasonably available to MSCMG, as the Company shall from time to time reasonably request.

     (d) From the date hereof to the Effective Date of the Merger, MSCMG shall, promptly and in a timely manner, notify the Company of the occurrence of any event, or the failure of any event to occur, that results in a misrepresentation by MSCMG or the breach of any warranty by MSCMG, or any failure by MSCMG to comply with any covenant, condition or agreement contained herein.

     SECTION 6.6. REPRESENTATIONS. The Company and MSCMG (a) will take and, in the case of the Company, cause the Company Subsidiaries to take all action necessary to render accurate as of the Effective Time of the Merger their respective representations and warranties contained herein, (b) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (c) will perform or cause to be satisfied each covenant or condition to be performed or satisfied by them under this Merger Agreement.

     SECTION 6.7. MAILING DATE. (a) On or prior to the Mailing Date, MSCMG shall have received the following:

          (i) A letter from Eisner & Co., dated the Mailing Date and addressed to MSCMG and the Company, in form and substance satisfactory to MSCMG, to the effect that:

             (A) they are independent certified public accountants with respect to the Company and the Company Subsidiaries within the meaning of the Exchange Act and the applicable published rules and regulations thereunder;

             (B) in their opinion the consolidated financial statements of the Company and the Company Subsidiaries examined by them and included in the Proxy Statement comply as to form in all material respects with the accounting requirements of the Exchange Act, and of the published rules and regulations issued by the Commission thereunder;

             (C) at the request of MSCMG they have carried out procedures to a specified date not more than five business days prior to the Mailing Date, which do not constitute an examination in accordance with generally accepted auditing standards of the consolidated financial statements of the Company and the Company Subsidiaries, as follows: (1) read the unaudited consolidated financial statements, if any, of the Company and the Company Subsidiaries included in the Proxy Statement,
        (2) read the unaudited consolidated financial statements of the Company and the Company Subsidiaries for the period from the date of the most recent financial statements included in the Proxy Statement through the date of the most recent interim financial statements available in the ordinary course of business, (3) read the minutes of the meetings of stockholders and boards of directors of the Company and the Company Subsidiaries from March 31, 1994 to said date not more than five business days prior to the Mailing Date, and (4) made inquiries of certain officers and employees of the Company who have responsibility for financial and accounting matters as to (i) whether the unaudited financial statements, if any, of the Company and the Company Subsidiaries included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and the published rules and regulations issued by the Commission thereunder; (ii) whether said financial statements are fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; and (iii) whether there has been any change in capital stock or long term debt or any decrease in consolidated net current assets, stockholders' equity, revenues, income before income taxes or in the total or per share amounts of consolidated net income of the Company and the Company Subsidiaries; and, based on such procedures, nothing has come to their attention which would cause them to believe that (1) the unaudited financial statements, if any, of the Company and the Company Subsidiaries included in the Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and the published rules and regulations issued by the Commission thereunder; (2) said financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; (3) as of said date not more than five business days prior to the Mailing Date there was, except as set forth in the Proxy Statement, any (x) material change in capital stock or long term debt of the Company and the Company Subsidiaries or (y) material decrease in consolidated net current assets or stockholders' equity of the Company and the Company Subsidiaries in each case as compared with the amounts shown in the consolidated balance sheet of the Company and the Company Subsidiaries at the date of the most recent financial statements included in the Proxy Statement; or (4) for the period from the date of the most recent financial statements included in the Proxy Statement to said date not more than five business days prior to the Mailing Date, there were, except as set forth in the Proxy Statement, any decreases as compared with the corresponding portion of the preceding 12-month period in consolidated revenues; and

             (D) at the request of MSCMG they have carried out described procedures acceptable to MSCMG to a specified date not more than five business days prior to the Mailing Date (which procedures do not constitute an examination in accordance with generally accepted auditing standards of the consolidated financial statements of the Company and the Company Subsidiaries) with respect to such tabular, percentage, statistical and financial information relating to the Company set forth in the Proxy Statement as MSCMG shall have reasonably requested.

          (ii) An opinion, dated the Mailing Date, of Moses & Singer LLP, counsel to the Company, to the effect that, while such counsel assumes no responsibility for any events, occurrences or statements of fact relating to the Company or the Company Subsidiaries, or for the accuracy, completeness or fairness of any statements contained in the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein, with respect to the information in the Proxy Statement relating to the Company and the Company Subsidiaries, such counsel has no reason to believe that the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) A certificate of the Company's President and its chief financial officer, dated the Mailing Date, in form and substance satisfactory to MSCMG, stating that (A) the Company has complied in all material respects with the agreements contained herein on its part to be performed on or prior to such date, and (B) the representations and warranties of the Company contained herein are true and correct in all material respects at and as of the date of such certificate, except to the extent affected by the transactions contemplated hereby and by the liquidation of the Company as permitted by the provisions of Section 6.3 prior to the Mailing Date, with the same effect as though such representations and warranties had been made at and as of such date.

          (iv) A certificate of the Company's President and its chief financial officer, dated the Mailing Date, in form and substance satisfactory to MSCMG, stating that all approvals, consents and waivers required by Section
     4.6 have been obtained, specifically identifying such consents, waivers and attaching copies thereof to such certificate.

          (v) A voting agreement having the terms and provisions set forth in Exhibit B attached hereto (the "Voting Agreement") dated the Mailing Date shall have been signed by James H. Michaels (both individually and as the trustee for the trust for the benefit of Richard H. Michaels and as a co-trustee for the trust under the will of Jules Michaels) agreeing to vote all of his shares of Company Common Stock in favor of the Merger Agreement, the Charter Amendment and the Plan of Liquidation subject to the conditions set forth therein.

          (vi) A complete set of Schedules to this Agreement shall have been delivered by the Company to MSCMG and the form and content of such Schedules shall be satisfactory to MSCMG in its sole and complete discretion.

     (b) On or prior to the Mailing Date, the Company shall have received the following:

          (i) A letter from Eisner & Co., dated the Mailing Date and addressed to the Company and MSCMG, in form and substance satisfactory to the Company, to the effect that:

             (A) they are independent certified public accountants with respect to MSCMG and MS&Co. within the meaning of the Exchange Act and the applicable published rules and regulations thereunder;

             (B) in their opinion the financial statements of MS&Co. examined by them and included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and of the published rules and regulations issued by the Commission thereunder;

             (C) at the request of the Company they have carried out procedures to a specified date not more than five business days prior to the Mailing Date, which do not constitute an examination in accordance with generally accepted auditing standards of the financial statements of MS&Co., as follows: (1) read the unaudited consolidated financial statements, if any, of MS&Co. included in the Proxy Statement, (2) read the unaudited consolidated financial statements of MS&Co. for the period from the date of the most recent financial statements included in the Proxy Statement through the date of the most recent interim financial statements available in the ordinary course of business, (3) read the minutes of the meetings of stockholders and boards of directors of MS&Co. from December 31, 1995 to said date not more than five business days prior to the Mailing Date, and (4) made inquiries of certain officers and employees of MS&Co. who have responsibility for financial and accounting matters as to (i) whether the unaudited financial statements, if any, of MS&Co. included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and the published rules and regulations issued by the Commission thereunder; (ii) whether said financial statements are fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; and (iii) whether there has been any change in capital stock or long term debt or any decrease in net current assets, stockholders' equity, revenues, income before taxes or in the total or per share amounts of net income of MS&Co.; and, based on such procedures, nothing has come to their attention which would cause them to believe that (1) the unaudited financial statements, if any, of MS&Co. included in the Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and the published rules and regulations issued by the Commission thereunder; (2) said financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; (3) as of said date not more than five business days prior to the Mailing Date there was, except as set forth in the Proxy Statement, any (x) change in capital stock or long term debt of MS&Co. or (y) decrease in net current assets or stockholders' equity of MS&Co. in each case as compared with the amounts shown in the balance sheet of MS&Co. at the date of the most recent financial statements included in the Proxy Statement; or (4) for the period from the date of the most recent financial statements included in the Proxy Statement to said date not more than five business days prior to the Mailing Date, there were, except as set forth in the Proxy Statement, any decreases as compared with the corresponding portion of the preceding 12-month period in revenues or income before taxes or in the total or per share amounts of net income; and

             (D) at the request of the Company they have carried out described procedures acceptable to the Company to a specified date not more than five business days prior to the Mailing Date (which procedures do not constitute an examination in accordance with generally accepted auditing standards of the financial statements of MS&Co.) with respect to such tabular, percentage, statistical and financial information relating to MS&Co. set forth in the Proxy Statement as the Company shall have reasonably requested.

          (ii) An opinion, dated the Mailing Date, of Whitman Breed Abbott & Morgan, counsel to MSCMG, to the effect that, while such counsel assumes no responsibility for any events, occurrences or statements of fact relating to MSCMG or MS&Co., or for the accuracy, completeness or fairness of any statements contained in the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein, with respect to the information in the Proxy Statement relating to MSCMG and MS&Co., such counsel has no reason to believe that the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) A certificate of the President of MSCMG, dated the Mailing Date, in form and substance satisfactory to the Company, stating that (A) MSCMG has complied in all material respects with the agreements contained herein on its part to be performed on or prior to such date, and (B) the representations and warranties of MSCMG contained herein are true and correct in all material respects at and as of the date of such certificate, except to the extent affected by the transactions contemplated hereby, with the same effect as though such representations and warranties had been made at and as of such date.

          (iv) A certificate of MSCMG's President and its chief financial officer, dated the Mailing Date, in form and substance satisfactory to the Company, stating that all approvals, consents and waivers required by
     Section 5.10 have been obtained, specifically identifying such consents, waivers and attaching copies thereof to such certificate.

     SECTION 6.8. INFORMATION. (a) The Company will furnish MSCMG with all information concerning the Company reasonably required for inclusion in any application made by MSCMG to any stock exchange or any governmental or regulatory body in connection with the transactions contemplated by this Merger Agreement.

     (b) MSCMG will furnish the Company with all information concerning MSCMG and MS&Co. reasonably required for inclusion in the Proxy Statement or any application made by the Company to the Commission, any stock exchange or any governmental or regulatory body in connection with the transactions contemplated by this Merger Agreement.

     SECTION 6.9. NOTICE OF BREACH. (a) MSCMG will immediately give notice to the Company of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by MSCMG or a failure by MSCMG to comply with any covenant, condition or agreement contained herein.

     (b) The Company will immediately give notice to MSCMG of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by the Company or a failure by the Company to comply with any covenant, condition or agreement contained herein.

     SECTION 6.10. NEGOTIATIONS WITH THIRD PARTIES. The Company will not, without the prior written approval of MSCMG, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of the Company Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company Subsidiaries to take any such action, and the Company shall promptly notify MSCMG of all relevant terms of any such inquiries and proposals received by the Company or any of the Company Subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to MSCMG a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal, which proposal is at a materially higher value, by such person or entity to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of the Company if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is appropriate for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or
(iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.1 if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law; provided, further, however, that in consideration of MSCMG's willingness to incur the expenses and devote the time and resources necessary to seek to consummate the transactions contemplated hereby, if the transactions contemplated hereby fail to be consummated because the Company has taken any of the actions contemplated in clauses (i) through
(iii) above and the Competing Transaction is consummated, the Company shall pay to MSCMG, by bank check or wire transfer of immediately available funds, an amount equal to $750,000. For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Merger Agreement, including the Liquidation) involving the Company or any of the Company Subsidiaries: (I) any merger, consolidation, share exchange, business combination or similar transaction; (II) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and the Company Subsidiaries, taken as a whole; (III) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership of, or any group (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of the Company; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     SECTION 6.11. TAX MATTERS. (a) (i) Subject to the limitations of Section 11.1(c), the Liquidating Trust shall be responsible for the payment of all taxes of the Company and each Company Subsidiary attributable to taxable periods ending on or before the date of the Effective Time of the Merger (the "Pre-ETM Period") to the extent that payment of such taxes (through payment of estimated taxes, withholding or in any other manner) has not been made prior to the Effective Time of the Merger including any taxes resulting from the transfer of assets by the Company to the Liquidating Trust. The term "Taxes" shall mean all taxes, charges, fees, interest, penalties, additions to tax or other assessments, including but not limited to income (whether net or gross), excise, property, sales, transfer, use, value added, franchise taxes, payroll, wage, unemployment, worker's compensation, social security, capital, occupation, estimated, and customs duties imposed by any Tax Authority. The term "Tax Authority" as used in this Section 6.11 shall mean any domestic or foreign national, state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any regulatory or taxing authority.

        (ii) In the case of any taxable period that includes (but does not end on) the date of the Effective Time of the Merger, the Taxes of the Company and each of the Company Subsidiaries which shall be considered attributable to the pre-ETM Period shall be computed as if such taxable period had in fact ended at the Effective Time of the Merger and such Taxes as so computed shall be the responsibility of the Liquidating Trust to the extent that payment of such Taxes has not been made prior to the Effective Time of the Merger.

     (b) If the amount of Taxes paid by the Company and any of the Company Subsidiaries or by the Liquidating Trust with respect to a Pre-ETM Period exceeds the amount of Taxes for which the Company, any of the Company Subsidiaries or the Liquidating Trust are responsible under this Agreement, the Surviving Corporation shall pay to the Liquidating Trust the amount of such excess after the final liability for such Taxes has been determined; provided, however, that the Surviving Corporation shall in any event immediately pay such excess to the Liquidating Trust in the event that such excess is used by any Company Subsidiary or by the Surviving Corporation to reduce or eliminate taxes that would otherwise be payable with respect to any taxable period subsequent to a Pre-ETM Period.

     (c) The amount of any Taxes attributable to any taxable period that includes (but does not end on) the date of the Effective Time of the Merger shall be determined on the basis of the permanent books and records (including workpapers) of the Company and the Company Subsidiaries by assuming that the Company and each Subsidiary had a taxable year which ended at the Effective Time of the Merger, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a time basis.

     (d) The Surviving Corporation shall compute or cause (i) Eisner & Co. or
(ii) such national accounting firm as shall be approved by the Liquidating Trust (which approval shall not be unreasonably withheld) to compute the Taxes for all Pre-ETM Periods for which the Liquidating Trust is responsible for Taxes under subsection (a) of this Section 6.11 including any taxes determined under subsection (c) above (each a "Pre-ETM Return Calculation"). The Surviving Corporation shall pay the fees of Eisner & Co. or the national accounting firm for computing taxes under this Section 6.11(d). The Surviving Corporation shall submit the Pre-ETM Return Calculation to the Liquidating Trust at least 60 days prior to the due date, including extensions actually obtained (the "Due Date"), of any tax return on which such Taxes are returnable. The Pre-ETM Return Calculation shall include a statement of any Taxes paid by the Company prior to the Effective Time of the Merger and the Liquidating Trust shall have 25 days in which to object to the Pre-ETM Return Calculation. In the event of a dispute as to any Pre-ETM Return Calculation, the dispute shall be referred to such firm of independent certified public accountants mutually agreed to by the Company and the Liquidating Trust (the "Independent Accountants"). Such Independent Accountants shall finally determine the Pre-ETM Return Calculation at least ten
(10) business days prior to the Due Date of any such return. The Company and the Liquidating Trust shall each pay one-half of the fees of such Independent Accountants relating to such determination. The Liquidating Trust shall pay the Pre-ETM Return Calculation as finally determined (less any Taxes paid prior to the Effective Time of the Merger as set forth in the Pre-ETM Return Calculation).

     (e) The Company shall prepare and timely file or shall cause the preparation and timely filing of all tax returns required to be filed prior to the Effective Time of the Merger. The Surviving Corporation shall have the sole responsibility for the preparation and filing of all other tax returns of the Company and any Company Subsidiary; provided that any returns with respect to which the Liquidating Trust shall have liability under Section 6.11(a) shall be prepared by (i) Eisner & Co. or (ii) such national accounting firm as shall be approved by the Liquidating Trust (which approval shall not be unreasonably withheld).

     (f) (i) The Surviving Corporation and the Company Subsidiaries shall elect, where permitted by law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising on or after the date of the Effective Time of the Merger that could, absent such election, be carried back to a Pre-ETM Period. Neither any Company Subsidiary nor the Surviving Corporation shall amend, without the prior written consent of the Liquidating Trust, any tax returns relating to a Pre-ETM Period.

     (ii) If the Company and the Company Subsidiaries shall have a net operating loss for any Pre-ETM Period, the Surviving Corporation shall carryback such net operating loss to the extent permitted under Section 172 of the Internal Revenue Code (the "Code") and shall apply, for the benefit of the Liquidating Trust, for a tentative carryback adjustment of the tax pursuant to Section 6411 of the Code for any prior taxable year affected by such net operating loss carryback and, upon receipt of such Section 6411 refund or any other refund of tax with respect to a Pre-ETM Period, shall promptly remit any such refund to the Liquidating Trust.

     (g) The Liquidating Trust and its duly appointed representatives shall have the sole right, at its sole expense, to supervise or otherwise coordinate any examination process and to negotiate, resolve, settle or contest any asserted tax deficiencies or to assert any claim for a tax refund (collectively a "Tax Claim") with respect to any Pre-ETM Period and neither the Surviving Corporation nor any Company Subsidiary shall negotiate, resolve, settle or contest any such Tax Claim without the prior written consent of the Liquidating Trust.

     (h) The Surviving Corporation agrees to give prompt notice to the Liquidating Trust of the assertion of any claim, or the commencement of any suit, action, proceeding, investigation or audit with respect to any tax for a Pre-ETM Period, which notice shall describe in reasonable detail the facts pertaining thereto and the amount or an estimate of the amount of the liability arising therefrom. The Company shall cooperate fully in any such action by furnishing or making available records, books of account or other materials or taking such other actions (including the granting of a power of attorney to the Liquidating Trust) as may be necessary or helpful for the defense against the assertions of any taxing authority as to any return for such periods to the extent that the Liquidating Trust has responsibility therefor pursuant to
Section 6.11(a).

     (i) The Company and each Company Subsidiary shall retain its records relating to all tax periods which remain subject to audit by action or statute or waiver for all Pre-ETM Periods. To the extent that such records are currently maintained in both a hard copy and an electronic media format, both such types of records that pertain to the income or operations of the Company and each Company Subsidiary prior to the close of business on the date of the Effective Time of the Merger will be retained by the Company and will not be destroyed without the prior written approval of the Liquidating Trust prior to the expiration of the applicable statute of limitations.

                                  ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Merger Agreement are subject to the fulfillment and satisfaction of each of the following conditions, any one or more of which may be waived by MSCMG and the Company.

     SECTION 7.1. STOCKHOLDER APPROVALS. On or before the Effective Time of the Merger, the stockholders of the Company and the stockholders of MSCMG shall have adopted this Merger Agreement by the affirmative vote of at least two-thirds of the outstanding shares of stock and the stockholders of the Company shall have approved the Charter Amendment and the Plan of Liquidation. Stockholders owning no more than 45,814 shares shall have elected to enforce their right to receive payment for their shares of Company Common Stock pursuant to Section 623 of the New York Business Corporation Law.

     SECTION 7.2. FILING OF CHARTER AMENDMENT. Before the Effective Time of the Merger the Company shall have filed the Charter Amendment with the New York Department of State.

     SECTION 7.3. LISTING. On or before the Effective Time of the Merger, The Nasdaq Stock Market shall have approved the listing, upon official notice of issuance, of the shares of Company Common Stock to be issued pursuant to the Merger as contemplated by Article Three.

     SECTION 7.4. MAILING DATE DOCUMENTS. MSCMG and the Company shall each have received on the Mailing Date the documents which they are to receive under
Section 6.4.

     SECTION 7.5. REGULATORY APPROVALS. On or before the Effective Time of the Merger, all applicable approvals of governmental regulatory authorities of the United States of America or of any state or political subdivision thereof required to consummate the Merger shall have been obtained.

     SECTION 7.6. ESCROW AGREEMENT. The Company and a person or entity acceptable to the Company and MSCMG, as escrow agent, shall have executed and delivered to MSCMG the Escrow Agreement and placed $500,000 in escrow in accordance with the terms thereof.

     SECTION 7.7. TRUST AGREEMENT. (a) The Company and the Trustees shall have executed and delivered a trust agreement substantially in the form of Exhibit E hereto creating the Liquidating Trust and the Company shall have transferred all of its business and assets (other than the escrow amount) to the Liquidating Trust (except as otherwise provided in Section 3.3) and the Liquidating Trust shall have assumed all the Company's obligations and liabilities (including the Scheduled Liabilities and all tax liabilities resulting from the transfer of the owned Real Property to the Liquidating Trust) by executing an assignment and assumption agreement substantially in the form of Exhibit F hereto.

     (b) In furtherance of the Company's transfer of its business and assets to the Liquidating Trust, prior to the Effective Time of the Merger, the Company shall execute a deed whereby it transfers title to all owned Real Property to the Liquidating Trust, and a bill of sale and assignment whereby it transfers title to all of its personal property, inventory, accounts receivable, bank accounts and all other assets of the Company to the Liquidating Trust. Further, the Company and the Liquidating Trustee shall enter into the assignment and assumption agreement described above.

                                  ARTICLE VIII

                       CONDITIONS TO MSCMG'S OBLIGATIONS

     The obligations of MSCMG hereunder are subject to the satisfaction, at or before the Effective Time of the Merger, of the following conditions (any of which may be waived, in whole or in part, by MSCMG):

     SECTION 8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Merger Agreement (including the Schedules and Exhibits hereto), or in any certificate or document delivered to MSCMG in connection herewith, shall be true in all material respects at the Effective Time of the Merger as if made again on and as of the Effective Time of the Merger. The Company shall have duly performed and complied with all agreements and conditions required by this Merger Agreement to be performed or complied with by the Company at or before the Effective Time of the Merger. MSCMG shall have been furnished with certificates of appropriate officers of the Company, dated the Effective Time of the Merger, certifying in such detail as MSCMG may reasonably request to the fulfillment of the foregoing conditions.

     SECTION 8.2. THE COMPANY'S PERFORMANCE. Each of the obligations of the Company to be performed by it on or before the Effective Time of the Merger pursuant to the terms of this Merger Agreement shall have been duly performed in all material respects at the Effective Time of the Merger, and at the Effective Time of the Merger the Company shall have delivered to MSCMG a certificate to such effect signed by the President of the Company.

     SECTION 8.3. AUTHORITY. All action required to be taken by, or on the part of, the Company to authorize the execution, delivery and performance of this Merger Agreement by the Company and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of the Company.

     SECTION 8.4. OPINION OF THE COMPANY'S COUNSEL. Moses & Singer LLP, special counsel to the Company, shall have delivered to MSCMG an opinion, dated the Effective Time of the Merger and addressed to MSCMG, in form and substance satisfactory to MSCMG.

     SECTION 8.5. LEGAL MATTERS SATISFACTORY. All legal matters, and the form and substance of all documents to be delivered by the Company to MSCMG at the Effective Time of the Merger, shall have been approved by, and shall be satisfactory to, MSCMG. The Trust shall have become a party to this Agreement by executing an amendment hereto.

                                   ARTICLE IX

                    CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The obligations of the Company hereunder are subject to the satisfaction, at or before the Effective Time of the Merger, of the following conditions (any of which may be waived, in whole or in part, by the Company):

     SECTION 9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of MSCMG contained in this Merger Agreement, or in any certificate or document delivered to the Company in connection herewith, shall be true in all material respects at the Effective Time of the Merger as if made again on and as of the Effective Time of the Merger. MSCMG shall have duly performed and complied with all agreements and conditions required by this Merger Agreement to be performed or complied with by MSCMG at or before the Effective Time of the Merger. The Company shall have been furnished with certificates of appropriate officers of MSCMG, dated the Effective Time of the Merger, certifying in such detail as the Company may reasonably request to the fulfillment of the foregoing conditions.

     SECTION 9.2. MSCMG'S PERFORMANCE. Each of the obligations of MSCMG to be performed by it on or before the Effective Time of the Merger pursuant to the terms of this Merger Agreement shall have been duly performed in all material respects at the Effective Time of the Merger, and at the Effective Time of the Merger MSCMG shall have delivered to the Company a certificate to such effect signed by the President of MSCMG.

     SECTION 9.3. AUTHORITY. All action required to be taken by, or on the part of, MSCMG to authorize the execution, delivery and performance of this Merger Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and the sole stockholder of MSCMG.

     SECTION 9.4. OPINION OF MSCMG'S COUNSEL. Whitman Breed Abbott & Morgan, special counsel to MSCMG, shall have delivered to the Company an opinion, dated the Closing Date and addressed to the Company, substantially in the form of Exhibit D.

     SECTION 9.5. LEGAL MATTERS SATISFACTORY. All legal matters, and the form and substance of all documents to be delivered by MSCMG to the Company at the Closing, shall have been approved by, and shall be satisfactory to, the Company.

                                   ARTICLE X

                                  TERMINATION

     SECTION 10.1. TERMINATION.

     This Merger Agreement may be terminated and the Merger abandoned at any time before the Effective Time of the Merger:

          (a) by the written consent of the Company and MSCMG;

          (b) by MSCMG, if there has been a material misrepresentation in this Merger Agreement by the Company, or a material breach by the Company of any of its warranties or covenants set forth herein, or a failure of any condition to which the obligations of MSCMG hereunder are subject;

          (c) by the Company, if there has been a material misrepresentation in this Merger Agreement by MSCMG, or a material breach by MSCMG of any of the warranties or covenants of MSCMG set forth herein, or a failure of any condition to which the obligations of the Company hereunder are subject;

          (d) by either the Company or MSCMG if the Effective Time of the Merger shall not have occurred before July 30, 1996, for any reason other than the failure of the party seeking to terminate this Merger Agreement to perform its obligations hereunder or a misrepresentation or breach of warranty by such party herein;

          (e) by the Company or MSCMG if the Company shall not have received at the stockholder meeting called to approve the Merger the favorable vote of at least two-thirds of its stockholders to approve the Merger; or

          (f) by the Company or MSCMG if the Board of Directors of the Company
     (i) fails to make or withdraws or modifies its recommendation to the stockholders of the Company to vote in favor of the Merger, or (ii) recommends to the Company's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is appropriate for such Board of Directors to comply with its fiduciary duties to shareholders under applicable law.

                                   ARTICLE XI

                                INDEMNIFICATION

     SECTION 11.1. INDEMNIFICATION BY THE COMPANY.

     (a) The Company (through the Liquidating Trust) shall be liable for, shall indemnify MSCMG (or the Surviving Corporation as the successor in interest thereto) for, shall hold harmless, protect and defend MSCMG (or the Surviving Corporation as the successor in interest thereto) from and against, and shall reimburse MSCMG (or the Surviving Corporation as the successor in interest thereto) for, any and all MSCMG Damages (as defined in Section 11.1(b)) in the manner and to the extent set forth in this Section 11.1, and subject in all cases to the limitation on the scope of the Company's obligation to indemnify set forth in Section 11.1(c).

     (b) The term "MSCMG Damages" means any and all damages, losses, liabilities, obligations, penalties, excise taxes, income taxes, fines, actions, claims, litigation, demands, defenses, judgments, suits, proceedings, equitable relief, costs, sums paid in settlement of the foregoing, disbursements or expenses (including, without limitation, attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based in common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred by MSCMG, its officers, directors, employees, affiliates, successors or assigns (including the Surviving Corporation) resulting from or arising in connection with:

          (i) any misrepresentation by the Company contained in or made pursuant to this Merger Agreement or in any certificate, instrument or agreement delivered to MSCMG pursuant to or in connection with this Merger Agreement;

          (ii) any breach of warranty or any default in the performance of any covenant or obligation of the Company under or in connection with this Merger Agreement;

          (iii) any obligations and liabilities of the Company to be assumed by the Liquidating Trust pursuant to Section 6, including, without limitation, the Scheduled Liabilities;

          (iv) any Taxes for which the Liquidating Trust is liable under Section 6.11(a);

          (v) any pension, severance, health and other employee benefit, including severance or vacation pay, supplemental unemployment benefits or any similar benefit, that became payable to any employees of the Company in connection with a Shutdown (as hereinbelow defined) and any other costs, expenses or payments paid or payable by the Company in connection with the transactions contemplated by this Merger Agreement that would not otherwise have been paid or become payable but for the liquidation of the Company, the Merger or the transactions contemplated by this Merger Agreement. The term "Shutdown" means the closure or deemed closure of any plant or the discontinuance or deemed discontinuance of any department or business, in any case related to the Company or the Company Subsidiaries or their respective businesses or operations; and

          (vi) the employment, termination of employment or application for employment of any Employee of the Company prior to the Effective Time of the Merger or at any time in connection with Section 6.3(b)(viii); and

          (vii) all obligations and liabilities with respect to the termination of and withdrawal from the Plans, all obligations and responsibilities to provide retiree health coverage and continuation coverage and appropriate notices under COBRA, and all obligations and responsibilities under all severance and termination pay plans and programs.

     (c) MSCMG Damages shall only include actual liability or cost incurred and paid by MSCMG (or the Surviving Corporation as the successor in interest thereto) to a third party, and shall not include any claim for any diminution in the value of any assets of the Company or MSCMG or the Surviving Corporation, or any other damages, direct or indirect, other than in an actual cost or expense paid by MSCMG (or the Surviving Corporation as the successor in interest thereto) to a third party. Notwithstanding anything in this Agreement, under law or otherwise, the maximum liability of the Company (through the Liquidating Trust) to MSCMG (or the Surviving Corporation as the successor in interest thereto) for MSCMG Damages shall be limited as follows:

          (i) the Company shall not be liable for more than an amount equal to $1,000,000 in the aggregate for all claims for such MSCMG Damages (excluding, however, liabilities with respect to the non-payment of the Scheduled Liabilities which shall be satisfied by the Liquidating Trust and excluding any Taxes resulting from the sale or transfer to the Liquidating Trust of assets in connection with the liquidation of assets relating to the existing businesses of the Company) which liability shall be satisfied in full from funds deposited in escrow pursuant to the Escrow Agreement; and

          (ii) the obligation of the Company (through the Liquidating Trust) to indemnify MSCMG for, and to hold MSCMG harmless from, MSCMG Damages shall survive the Effective Time of the Merger until the first anniversary date of the Effective Time of the Merger, and no claim with respect to such MSCMG Damages under this Section 11.1 shall be valid unless asserted in writing prior to the expiration of such period, specifying in reasonable detail the basis for such MSCMG Damages, as provided in the Escrow Agreement.

     The right of MSCMG (or the Surviving Corporation as the successor in interest thereto) to be indemnified pursuant to this Section 11.1 up to the maximum amount of $1,000,000 in the aggregate (consisting of $500,000 held pursuant to the Escrow Agreement and $500,000 reserved by the Liquidating Trust in accordance with the provisions of Section 3.2) is the sole and exclusive right of MSCMG for any breach of this Agreement or any of the documents executed in connection herewith, or otherwise in connection with any of the transactions contemplated hereby, including without limitation the Merger, and neither MSCMG nor any of its affiliates shall have the right to assert any claim against the Company, any controlling person of the Company or any of the Company's affiliates, directors, officers, employees or stockholders, whether such claim is based on tort (including fraud), contract or otherwise, and whether arising under statute, common law or otherwise, arising out of this Agreement, the Merger or any of the transactions contemplated hereby or thereby, except for claims relating to the non-payment of the Scheduled Liabilities.

     In addition, no claim, whether such claim is based on tort (including fraud), contract or otherwise, and whether arising under statute, common law or otherwise, shall be asserted by the Company, MSCMG or any of their affiliates against the Trustees or the beneficiaries of the Liquidating Trust. No claim shall be asserted by the Company, MSCMG or any of their affiliates against the Liquidating Trust after the first anniversary date of the Effective Time of the Merger, or in excess of an aggregate of $1,000,000 (consisting of $500,000 held pursuant to the Escrow Agreement and $500,000 reserved by the Liquidating Trust in accordance with the provisions of Section 3.2), except for claims relating to the non-payment of the Scheduled Liabilities.

     SECTION 11.2. INDEMNIFICATION BY THE COMPANY.

     (a) MSCMG (through the Surviving Corporation) shall be liable for, shall indemnify the Company (or the Liquidating Trust as the successor in interest thereto) for, shall hold harmless, protect and defend the Company (or the Liquidating Trust as the successor in interest thereto) from and against, and shall reimburse the Company (or the Liquidating Trust as the successor in interest thereto) for, any and all Company Damages (as defined in Section 11.2(b)) in the manner and to the extent set forth in this Section 11.2, and subject in all cases to the limitation on the scope of MSCMG's obligation to indemnify set forth in Section 11.2(c).

     (b) The term "Company Damages" means any and all damages, losses, liabilities, obligations, penalties, excise taxes, income taxes, fines, actions, claims, litigation, demands, defenses, judgments, suits, proceedings, equitable relief, costs, sums paid in settlement of the foregoing, disbursements or expenses (including, without limitation, attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based in common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred by the Company, its officers, directors, employees, affiliates, successors or assigns (including the Liquidating Trust) resulting from or arising in connection with:

          (i) any misrepresentation by MSCMG contained in or made pursuant to this Merger Agreement or in any certificate, instrument or agreement delivered to the Company pursuant to or in connection with this Merger Agreement;

          (ii) any breach of warranty or any default in the performance of any covenant or obligation of MSCMG under or in connection with this Merger Agreement; and

          (iii) any Taxes for which the Surviving Corporation is liable under
     Section 6.11(e);

     (c) Company Damages shall only include actual liability or cost incurred and paid by the Company (or the Liquidating Trust as the successor in interest thereto) to a third party, and shall not include any claim for any diminution in the value of any assets of the Company or the Liquidating Trust, or any other damages, direct or indirect, other than in an actual cost or expense paid by the Company (or the Liquidating Trust as the successor in interest thereto) to a third party. Notwithstanding anything in this Agreement, under law or otherwise, the maximum liability of MSCMG (through the Surviving Corporation) to the Company (or the Liquidating Trust as the successor in interest thereto) for Company Damages shall be limited as follows:

          (i) MSCMG shall not be liable for more than an amount equal to $1,000,000 in the aggregate for all claims for such Company Damages; and

          (ii) the obligation of MSCMG (through the Surviving Corporation) to indemnify the Company for, and to hold the Company harmless from, Company Damages shall survive the Effective Time of the Merger until the first anniversary date of the Effective Time of the Merger, and no claim with respect to such Company Damages under this Section 11.2 shall be valid unless asserted in writing prior to the expiration of such period, specifying in reasonable detail the basis for such Company Damages.

The right of the Company (or the Liquidating Trust as the successor in interest thereto) to be indemnified up to the maximum amount of $1,000,000 pursuant to this Section 11.2 is the sole and exclusive right of the Company for any breach of this Agreement or any of the documents executed in connection herewith, or otherwise in connection with any of the transactions contemplated hereby, including without limitation the Merger, and neither the Company nor any of its affiliates shall have the right to assert any claim against MSCMG, any controlling person of MSCMG or any of MSCMG's affiliates, directors, officers, employees or stockholders, whether such claim is based on tort (including fraud), contract or otherwise, and whether arising under statute, common law or otherwise, arising out of this Agreement, the Merger or any of the transactions contemplated hereby or thereby. In addition, (i) no claim, whether such claim is based on tort (including fraud), contract or otherwise, and whether arising under statute, common law or otherwise, shall be asserted by the Company, the Liquidating Trust or any of their affiliates against MSCMG or the Surviving Corporation and (ii) no claim shall be asserted by the Company, the Liquidating Trust or any of their affiliates against MSCMG or the Surviving Corporation after the first anniversary date of the Effective Time of the Merger, in excess of the $1,000,000.

     SECTION 11.3. LEGAL PROCEEDINGS.

     (a) If any legal proceeding shall be instituted, or any claim or demand made, against an indemnified party or a party which proposes to assert that the provisions of this Article XI apply (the "Indemnified Party") such Indemnified Party shall give prompt notice of the claim to the party obliged or alleged to be so obliged so to indemnify such Indemnified Party (the "Indemnitor"). The omission so to notify such Indemnitor, however, shall not relieve such Indemnitor from any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that) the omission to notify materially prejudices the ability of the Indemnitor to assume the defense of such claim. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against such Indemnified Party, the Indemnitor shall have the right, upon giving written notice to the Indemnified Party, to participate in the defense of such claim and to elect to assume the defense against the claim, at its own expense, through the Indemnified Party's attorney or an attorney selected by the Indemnitor and approved by the Indemnified Party, which approval shall not be unreasonably withheld. If the Indemnitor fails to give prompt notice of such election, then the Indemnitor shall be deemed to have elected not to assume the defense of such claim and the Indemnified Party may defend against the claim with its own attorney.

     (b) If the Indemnitor so elects to participate in the defense of such claim or to assume the defense against a claim, then the Indemnified Party will cooperate and make available to the Indemnitor (and its representatives) all employees, information, books and records in its possession or under its control which are reasonably necessary or useful in connection with such defense; and if the Indemnitor shall have elected to assume the defense of a claim, then the Indemnitor shall have the sole right to compromise and settle in good faith any such claim. If the Indemnitor shall elect to defend or to agree in writing to compromise or to settle any such claim, then it shall be bound by any ultimate judgment or settlement as to the existence and amount of the claim, and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Merger Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder.

     (c) If the Indemnitor does not elect to assume, or is deemed to have elected not to assume, the defense of a claim then:

          (i) the Indemnified Party alone shall have the right to conduct such defense;

          (ii) the Indemnified Party shall have the right to compromise and to settle, in good faith, the claim without the prior consent of the Indemnitor; and

          (iii) if it is ultimately determined that the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Indemnitor that elected not to assume the defense, then such Indemnitor shall be bound by any ultimate judgment or settlement as to the existence and the amount of the claim and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Merger Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder.

                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.1. EXPENSES. Except as otherwise provided herein, MSCMG shall pay all of the expenses of the Company and MSCMG, in connection with the preparation and performance of the terms of this Merger Agreement and the transactions contemplated hereby (other than those incurred in association with the liquidation of the Company, which expenses shall be paid solely by the Company), including all fees and expenses of each party's investment bankers, counsel, accountants and actuaries. MSCMG shall pay up to $25,000 of the fees and expenses of the Company for investment bankers, counsel, accountants and actuaries in connection with the negotiation and preparation of any letters of intent between the parties related to the transactions contemplated hereby.

     SECTION 12.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) Except as provided below, the representations and warranties of the Company contained in
Article 4 and the representations and warranties of MSCMG contained in Article 5 shall terminate upon (i) the first anniversary date of the Effective Time of the Merger, or (ii) the termination of this Merger Agreement and abandonment of the Merger pursuant to the provisions of Section 10.1(a) or 10.1(d) (except for the agreements as to confidentiality contained in Section 6.4 and as to expenses contained in Section 12.1), and the parties hereto shall have no continuing obligations or liabilities with respect thereto.

     (b) If either MSCMG or the Company shall have the right to terminate this Merger Agreement and abandon the Merger pursuant to the provisions of Section 10.1(b) or Section 10.1(c), then the party which does not have the right so to terminate this Merger Agreement will use its reasonable efforts to cure the condition giving rise to such right. If such party is unable to cure the condition giving rise to such right, the other may exercise its right under
Section 10.1(b) or Section 10.1(c) to terminate the Merger Agreement and abandon the Merger, or may waive such right and proceed to consummate the Merger. In any such event, the representations, warranties, covenants and agreements (except for the agreements as to confidentiality contained in Section 6.4 and as to expenses contained in Section 12.1) of the parties shall terminate, and the parties hereto shall have no continuing obligations or liabilities with respect thereto, except as set forth in this Section 12.2(b).

     SECTION 12.3. GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

     SECTION 12.4. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally (as of such delivery) or sent by certified mail (as of two days after deposit in a United States post office), or sent by overnight courier service (as of two days after delivery to an internationally recognized courier service), or by telex, facsimile or telegraph (upon receipt), in any case, postage and charges prepaid,

     (a) if to MSCMG, addressed to:

       Muriel Siebert Capital Markets Group Inc.
       885 Third Avenue, Suite 1720
       New York, New York 10022
       Telephone: (212) 644-2418
       Facsimile: (212) 486-2784
       Attention: Muriel Siebert

     with a copy to:

       Whitman Breed Abbott & Morgan
       200 Park Avenue
       New York, New York 10166
       Telephone: (212) 351-3000
       Facsimile: (212) 351-3131
       Attention: Monte E. Wetzler, Esq.

     (b) if to the Company, addressed to:

        J. Michaels, Inc.
        182 Smith Street
        Brooklyn, New York 11201
        Telephone: (718) 852-6100
        Facsimile: (718) 858-0396
        Attention: James H. Michaels
     with a copy to:

         Moses & Singer LLP
        1301 Avenue of the Americas
        New York, NY 10019-6076
        Telephone: (212) 554-7800
        Facsimile: (212) 554-7700
        Attention: Irving Sitnick, Esq.

or such other address as shall be furnished in writing by either party to the other.

     SECTION 12.5. JURISDICTION; AGENT FOR SERVICE.

     (a) Legal proceedings commenced by the Company or MSCMG arising out of any of the transactions or obligations contemplated by this Merger Agreement shall be brought exclusively in the Federal courts or, in the absence of Federal jurisdiction, state courts, in either case in New York, New York. The Company and MSCMG irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of MSCMG and the Company irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any Federal or state court in New York, New York and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Company or MSCMG, as the case may be, in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company or MSCMG, as the case may be, therein described, or by appropriate proceedings under any applicable treaty or otherwise.

     (b) The Company consents to service of process in any suit, action or other proceeding arising out of this Merger Agreement or the subject matter hereof or any of the transactions contemplated hereby in such Federal or state courts by registered mail addressed to the Company at the address provided in Section 12.4 or to the Company's Agent (defined below). The Company hereby irrevocably designates and appoints Moses & Singer LLP, with offices on the date hereof at 1301 Avenue of the Americas, New York, New York 10019-6076 (herein referred to as the "Company's Agent"), as its attorney-in-fact to receive service of process in such action, suit or proceeding, it being agreed that service upon such attorney-in-fact shall constitute valid service upon the Company and its successors and assigns. The Company's submission to jurisdiction is made for the express benefit of MSCMG and its successors, subrogees and assigns. Nothing in this Section shall affect the right of MSCMG, or its successors, subrogees or assigns to serve legal process in any other manner permitted by law or shall affect the right of MSCMG or its successors, subrogees or assigns to bring any action or proceeding against the Company or its property in the courts of other jurisdictions. So long as this Merger Agreement shall be in effect, the Company shall maintain a duly appointed agent for the service of summonses and other legal processes in New York, New York and shall give MSCMG written notice prior to any change of the identity of or of the address for such agent.

     (c) MSCMG consents to service of process in any suit, action or other proceeding arising out of this Merger Agreement or the subject matter hereof or any of the transactions contemplated hereby in such Federal or state courts by registered mail addressed to MSCMG at the address provided in Section 12.4 or to MSCMG's Agent (defined below). MSCMG hereby irrevocably designates and appoints Whitman Breed Abbott & Morgan, with offices on the date hereof at 200 Park Avenue, New York, New York 10166 (herein referred to as "MSCMG's Agent"), as its attorney-in-fact to receive service of process in such action, suit or proceeding, it being agreed that service upon such attorney-in-fact shall constitute valid service upon MSCMG and its successors and assigns. MSCMG's submission to jurisdiction is made for the express benefit of the Company and its successors, subrogees and assigns. Nothing in this Section shall affect the right of the Company, or its successors, subrogees or assigns to serve legal process in any other manner permitted by law or shall affect the right of the Company or its successors, subrogees or assigns to bring any action or proceeding against MSCMG or its property in the courts of other jurisdictions. So long as this Merger Agreement shall be in effect, MSCMG shall maintain a duly appointed agent for the service of summonses and other legal processes in New York, New York and shall give the Company written notice prior to any change of the identity of or of the address for such agent.

     SECTION 12.6. PRESS RELEASES. MSCMG and the Company will consult and cooperate in the issuance, form, content and timing of any press releases issued in connection with the transactions contemplated by this Merger Agreement.

     SECTION 12.7. ASSIGNMENT; AMENDMENTS, WAIVERS.

     (a) Neither MSCMG nor the Company shall assign any of its rights or obligations under this Merger Agreement without the prior written consent of the other, except that the Company shall have the right to assign all of its rights together with but not separate from all of its obligations under this Agreement and the Escrow Agreement to the Liquidating Trust; provided that the Liquidating Trust shall have no right to further assign such rights or obligations which shall terminate upon the termination of the Liquidating Trust except as otherwise provided in this Agreement.

     (b) This Merger Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Merger Agreement.

     (c) No provision of this Merger Agreement may be amended, modified or waived except by written agreement duly executed by each of the parties. No waiver by either party of any breach of any provision hereof shall be deemed to be a continuing waiver thereof in the future or a waiver of any other provision hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     SECTION 12.8. ENTIRE AGREEMENT. This Merger Agreement represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

     SECTION 12.9. SEVERABILITY. If any term, provision, covenant or restriction of this Merger Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Merger Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Merger Agreement.

     SECTION 12.10. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Merger Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     SECTION 12.11. COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts which, taken together, shall constitute one and the same instrument, and this Merger Agreement shall become effective when one or more counterparts have been signed by each of the parties.

     IN WITNESS WHEREOF, this Merger Agreement has been duly executed by the parties hereto on the day and year first above written.

J. MICHAELS, INC.                                MURIEL SIEBERT CAPITAL MARKETS
                                                 GROUP INC.
By: /s/ JAMES H. MICHAELS                        By: /s/ MURIEL SIEBERT
- ---------------------------------------------    ---------------------------------------------
    Name: James H. Michaels                      Name: Muriel Siebert
    Title: President                             Title: President

                   AMENDMENT TO PLAN AND AGREEMENT OF MERGER

     AMENDMENT, made and entered into as of June 28, 1996 (this "Amendment"), to the PLAN AND AGREEMENT OF MERGER, dated as of April 24, 1996 (the "Merger Agreement"), by and between J. MICHAELS, INC., a New York corporation (the "Company"), and MURIEL SIEBERT CAPITAL MARKETS GROUP INC., a Delaware corporation wholly-owned by Muriel Siebert ("MSCMG").

                              W I T N E S S E T H:

     WHEREAS, the Company and MSCMG have entered into the Merger Agreement; and

     WHEREAS, the Company and MSCMG desire to amend the Merger Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Amendment to the Merger Agreement. Section 10.1(d) of the Merger Agreement shall be amended by deleting reference to "July 30, 1996" appearing in the third line thereof and substituting in its place "September 30, 1996."

     2. Approval of this Amendment. All authorizations, approvals and consents (including consents of the Boards of Directors) necessary for the execution and delivery by the Company and MSCMG of this Amendment have been given or made.

     3. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within such state.

     4. Status of the Merger Agreement. All other terms and conditions of the Merger Agreement shall remain in full force and effect, as amended hereby.

     5. Miscellaneous. (a) Headings. All headings in this Amendment are for convenience of reference only and are not intended to limit or affect the meaning of any provision hereof.

     (b) Counterparts. This Amendment may be executed in one or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by a duly authorized officer and to become effective as of the day and year first above written.

J. MICHAELS, INC.                                MURIEL SIEBERT CAPITAL MARKETS
                                                 GROUP INC.
By: /s/ JAMES H. MICHAELS                        By: /s/ MURIEL SIEBERT
- ---------------------------------------------    ---------------------------------------------
    Name: James H. Michaels                      Name: Muriel Siebert
    Title: President                             Title: President

                                    ANNEX B

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               J. MICHAELS, INC.
                            (A NEW YORK CORPORATION)

                       (UNDER SECTION 805 OF THE BUSINESS
                   CORPORATION LAW OF THE STATE OF NEW YORK)
                            ------------------------

     The undersigned, desiring to amend a certificate of incorporation under the provisions of the Business Corporation Law of the State of New York (hereinafter referred to as the "BCL"), hereby certifies as follows:

     FIRST. The name of the corporation is J. Michaels, Inc. (hereinafter referred to as the "Corporation"). The name under which the Corporation was originally formed is Michaels & Co., Inc.

     SECOND. The Certificate of Incorporation of the Corporation was filed by the New York Department of State on the 9th day of April, 1934.

     THIRD. Paragraph THIRD of the Restated Certificate of Incorporation of the Corporation, which sets forth the aggregate number and designations of shares of stock which the Corporation shall have the authority to issue, is hereby eliminated in its entirety and the following language is substituted in lieu thereof:

        "THIRD: The aggregate number of shares of stock which the Corporation shall have the authority to issue is forty nine million (49,000,000) shares, of one class only which shares shall be designated Common Stock, each such share having a par value of $0.01."

     FOURTH: The aforesaid amendment has been authorized by (i) the Board of Directors of the Corporation and (ii) the majority vote of the shareholders of the Corporation entitled to vote thereon taken at a meeting of said shareholders, respectively, all in accordance with Section 803(a) of the BCL.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed and subscribed in its name this __ day of September, 1996, and the statements contained herein are affirmed as true under the penalties of perjury.

                                          J. MICHAELS, INC.

                                          By
                                          --------------------------------------
                                            James H. Michaels
                                            President

                                          By
                                          --------------------------------------
                                            John Pagano
                                            Secretary

                                    ANNEX C

                       NEW YORK BUSINESS CORPORATION LAW
                         SHAREHOLDER'S RIGHT TO RECEIVE
                               PAYMENT FOR SHARES

     Sec. 623. PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES. -- (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of Section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other right under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening pre-emptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or in consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special procedure in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case for merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation, upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair market of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice laws and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

     (i) Shares required by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan or merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by L. 1986, Ch 117, Sec. 3.)

                                J. MICHAELS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 19, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints James H. Michaels or John Pagano, and each of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of J. Michaels, Inc., a New York corporation ("JMI"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of JMI to be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York 10017 on Thursday, September 19, 1996 at 10:00 a.m. (local time), or any adjournment thereof, with all the powers the undersigned would have if personally present, on the following matters:

1. APPROVAL AND ADOPTION OF THE PLAN AND AGREEMENT OF MERGER, DATED AS OF APRIL 24, 1996, AS AMENDED, BETWEEN JMI AND MURIEL SIEBERT CAPITAL MARKETS GROUP INC. ("MSCMG"), PROVIDING FOR THE MERGER OF MSCMG WITH AND INTO JMI ON THE TERMS AND CONDITIONS CONTAINED IN SUCH PLAN AND AGREEMENT OF MERGER AND, IN CONNECTION THEREWITH, AFTER A DISTRIBUTION CONCURRENTLY WITH THE CONSUMMATION OF THE MERGER WITH MSCMG, TO TRANSFER ALL OF JMI'S REMAINING ASSETS TO A LIQUIDATING TRUST PURSUANT TO THE PLAN AND AGREEMENT OF MERGER AND TO SELL SUCH ASSETS AND DISTRIBUTE THE PROCEEDS THEREOF TO THE SHAREHOLDERS OF JMI.

                    FOR |_|           AGAINST |_|           ABSTAIN |_|

2. IF THE PLAN AND AGREEMENT OF MERGER IS APPROVED AND ADOPTED, AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF JMI TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF JMI FROM 1,500,000 TO 49,000,000 SHARES AND CHANGE THE PAR VALUE OF THE COMMON STOCK OF JMI FROM $1.00 PAR VALUE PER SHARE TO $.01 PAR VALUE PER SHARE.

                    FOR |_|           AGAINST |_|           ABSTAIN |_|

     3. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3.

                                                 The undersigned hereby
                                                 acknowledges receipt of a copy
                                                 of the accompanying Notice of
                                                 Special Meeting of Shareholders
                                                 and Proxy Statement and hereby
                                                 revokes any Proxy or Proxies
                                                 heretofore given. You may
                                                 strike out the persons named as
                                                 proxies and designate a person
                                                 of your choice, and may send
                                                 this Proxy directly to such
                                                 person.

                                                 DATED:                   , 1996

                                                 -------------------------

                                                 Please complete, date and sign
                                                 exactly as your name appears
                                                 hereon. When signing as
                                                 attorney, administrator,
                                                 executor, guardian, trustee or
                                                 corporate official, please add
                                                 your title. If shares are held
                                                 jointly, each holder should
                                                 sign.